Exhibit 99.1

ELBIT IMAGING LTD.

CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2014

ELBIT IMAGING LTD.

CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of
Elbit Imaging Ltd.

We have audited the accompanying consolidated balance sheets of Elbit Imaging Ltd. and its subsidiaries (the "Company") as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, shareholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 2014. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the company and its subsidiaries as of December 31, 2014 and 2013, and the consolidated results of their operations, and their cash flows for each of the three years in the period ended December 31, 2014, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

As discussed in Note 17, claims have been filed against Group companies of which one petition have been applied to certify as class action suit, and one of which was certified as a class action.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel-Aviv, Israel March 29, 2015

ELBIT IMAGING LTD.
CONSOLIDATED BALANCE SHEETS

		December 31
		2 0 1 4	2 0 1 3	2 0 1 4
				Convenience
				translation
				(note 2D)
	Note	(in thousand NIS)		U.S.$'000

Current Assets
Cash and cash equivalents		323,182	311,181	83,102
Short-term deposits and investments	(4)	47,967	82,157	12,334
Trade accounts receivables		24,067	38,498	6,188
Other receivables	(5)	27,217	47,330	6,998
Inventories		2,803	22,315	721
Trading property	(6)	-	192,867	-
		425,236	694,348	109,343
Assets related to discontinued operation		63,466	-	16,319
		488,702	694,348	125,662
Non-Current Assets
Trading property	(6)	1,875,937	2,380,039	482,370
Deposits, loans and other long-term balances	(7)	27,226	47,782	7,001
Investments in associates and joint venture	(8,9)	349,537	333,440	89,878
Property, plant and equipment	(11)	919,911	1,108,835	236,542
		3,172,611	3,870,096	815,791
		3,661,313	4,564,444	941,453

The accompanying notes form an integral part of the financial statements.

ELBIT IMAGING LTD.
CONSOLIDATED BALANCE SHEETS (CONT.)

		December 31
		2 0 1 4	2 0 1 3	2 0 1 4
				Convenience
				translation
				(note 2D)
	Note	(in thousand NIS)		U.S.$'000

Current Liabilities
Short-term credits	(12)	207,193	4,464,373	53,277
Suppliers and service providers		22,288	43,680	5,731
Payables and other credit balances	(13)	99,162	286,424	25,496
		328,643	4,794,477	84,504
Liabilities related to discontinued operation		30,342	-	7,802
		358,985	4,794,477	92,306

Non-Current Liabilities
Borrowings	(14)	2,425,503	-	623,683
Other liabilities	(15)	92,377	93,466	23,754
Deferred taxes	(16)	71,211	85,131	18,311
		2,589,091	178,597	665,748

Commitments, Contingencies, Liens and Collaterals	(17)

Shareholders' Equity	(3A),(18)
Share capital and share premium		1,055,056	909,357	271,293
Reserves		(755,948)	(686,653)	(194,379)
Retained earnings		(67,129)	(1,086,820)	(17,264)
Treasury stock		-	(168,521)	-
Attributable to equity holders of the Company		231,979	(1,032,637)	59,650
Non-controlling interest		481,258	624,007	123,749
		713,237	(408,630)	183,399
		3,661,313	4,564,444	941,453

Doron Moshe Chief Financial Officer	Zvi Tropp Chairman of the audit committee	Ron Hadassi Chairman of the board and Acting Chief Executive Officer

Approved by the Board of Directors on: March 29, 2015

The accompanying notes form an integral part of the financial statements.

ELBIT IMAGING LTD.
CONSOLIDATED STATEMENTS OF INCOME

		Year ended December 31
		2 0 1 4	2 0 1 3	2 0 1 2	2 0 1 4
					Convenience translation (Note 2D)
	Note	(in thousand NIS)			U.S.$'000
		(Except for per-share data)

Revenues and gains

Revenues
Revenues from sale of commercial centers	(20A)	201,571	8,614	67,594	51,831
Revenues from Hotels operations and management	(20B)	197,007	202,791	206,746	50,658
Total revenues		398,578	211,405	274,340	102,489

Gains and other
Rental income from Commercial centers	(20A)	113,661	129,748	147,185	29,226
Gain from sale of investees		11,301	-	-	2,906
Gain from sale of real estate assets		-	-	53,875	-
Total gains		124,962	129,748	201,060	32,132

Total revenues and gains		523,540	341,153	475,400	134,621

Expenses and losses
Commercial centers	(20C)	291,864	124,737	213,367	75,049
Hotels operations and management	(20D)	173,918	179,137	186,760	44,721
General and administrative expenses	(20E)	39,785	60,643	48,771	10,230
Share in losses of associates, net	(8,9)	17,298	339,030	102,127	4,450
Financial expenses	(20F)	237,601	334,101	184,273	61,096
Financial income	(20G)	(6,317)	(3,930)	(28,303)	(1,624)
Change in fair value of financial instruments measured at fair value through profit and loss	(20H)	71,432	68,407	50,229	18,368
Financial gain from debt restructuring	(3)	(1,616,628)	-	-	(415,692)
Write-down, charges and other expenses, net	(20I)	531,042	840,034	302,093	136,550
		(260,005)	1,942,159	1,059,317	(66,852)

Profit (loss) before income taxes		783,545	(1,601,006)	(583,917)	201,473

Tax benefit	(16)	(2,287)	(30,937)	(9,212)	(588)

Profit (loss) from continuing operations		785,832	(1,570,069)	(574,705)	202,061

Profit (loss) from discontinued operations, net	(23)	(1,475)	5,059	90,721	(379)

Profit (loss) for the year		784,357	(1,565,010)	(483,984)	201,682

The accompanying notes form an integral part of the financial statements.

ELBIT IMAGING LTD.
CONSOLIDATED STATEMENTS OF INCOME (CONT.)

		Year ended December 31
		2 0 1 4	2 0 1 3	2 0 1 2	2 0 1 4
					Convenience translation (Note 2D)
	Note	(in thousand NIS)			U.S.$'000
		(Except for per-share data)

Attributable to:
Equity holders of the Company		1,008,999	(1,155,645)	(315,746)	259,447
Non-controlling interest		(224,642)	(409,365)	(168,238)	(57,765)
		784,357	(1,565,010)	(483,984)	201,682

Profit (loss) from continuing operations
Equity holders of the Company		1,010,619	(1,160,429)	(410,021)	259,861
Non-controlling interest		(224,787)	(409,640)	(164,684)	(57,800)
		785,832	(1,570,069)	(574,705)	202,061

Profit (loss) from discontinued operation, net
Equity holders of the Company		(1,620)	4,785	94,275	(415)
Non-controlling interest		145	274	(3,554)	36
		(1,475)	5,059	90,721	(379)

Earnings (loss) per share - (in NIS)	(20J)
Basic earnings (loss) per share:

From continuing operation		42.55	(932.15)	(329.51)	10.94
From discontinued operations		(0.06)	3.84	75.75	(0.02)
		42.49	(928.31)	(253.76)	10.92
Diluted earnings (loss) per share:
From continuing operation		42.55	(932.15)	(329.51)	10.94
From discontinued operations		(0.06)	3.84	75.75	(0.02)
		42.49	(928.31)	(253.76)	10.92

The accompanying notes form an integral part of the financial statements.

ELBIT IMAGING LTD.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year ended December 31
	2 0 1 4	2 0 1 3	2 0 1 2	2 0 1 4
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
	(Except for per-share data)

Profit (loss) for the year	784,357	(1,565,010)	(483,984)	201,682

Other comprehensive income to be reclassified to profit or loss in subsequent periods(**):

Exchange differences arising from translation of foreign operations	24,262	(267,861)	(56,586)	6,243
Gain (loss) from cash flow hedge	702	4,439	(12,088)	181
Gain (loss) from available for sale investments net of reclassification reserve to profit and lost	(11,329)	3,545	10,044	(2,913)
Loss on hedging instruments designated in hedges of the net assets of foreign operations	-	-	37,971	-
Reclassification adjustments relating to foreign operations disposed of in the year	-	-	(102,035)	-
	13,635	(259,877)	(122,694)	3,511

Items not to be reclassified to profit or loss in subsequent periods(*):
Adoption of the revaluation model -
Beginning of the year	-	-	372,728	-
Additions during the year	(79,393)	27,700	36,286	(20,415)
	(79,393)	27,700	409,014	(20,415)

Other comprehensive income (loss)	(65,758)	(232,177)	286,320	(16,904)

Comprehensive income (loss)	718,599	(1,797,187)	(197,664)	184,778

Attributable to:
Equity holders of the Company	958,878	(1,328,500)	(70,811)	246,562
Non-controlling interest	(240,279)	(468,687)	(126,853)	(61,784)
	718,599	(1,797,187)	(197,664)	184,778

(*)	All amounts are presented net of related tax.

The accompanying notes form an integral part of the financial statements.

ELBIT IMAGING LTD.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

	Share capital	Share premium	Other reserves(*)	Revaluation of property, plant and equipment	Stock-based compensation reserve	Foreign currency translation reserve	Retained earnings	Gross amount	Treasury stock	Attributable to shareholders of the company	Non- Controlling interest	Total shareholders' equity
	(in thousand NIS)

Balance - January 1, 2012	38,059	864,811	(223,676)	-	47,661	(429,117)	230,413	528,151	(168,521)	359,630	1,179,240	1,538,870
The effect of initial application of new standard (IFRS 11)	-	-	-	-	-	-	-	-	-	-	(9,033)	(9,033)
Loss for the year	-	-	-	-	-	-	(315,746)	(315,746)	-	(315,746)	(168,238)	(483,984)
Other comprehensive income (loss)	-	-	34,737	(**)190,690	-	(124,911)	(***)144,418	244,934	-	244,934	41,386	286,320
Transaction with non-controlling interest	-	-	(9,954)	-	-	-	-	(9,954)	-	(9,954)	12,583	2,629
Reclassification of a derivative (option) to equity following change in terms	-	-	7,193	-	-	-	-	7,193	-	7,193	-	7,193
Stock-based compensation expenses	-	-	-	-	2,174	399	-	2,573	-	2,573	44,540	47,113

Balance - December 31, 2012	38,059	864,811	(191,700)	190,690	49,835	(553,629)	59,085	457,151	(168,521)	288,630	1,100,478	1,389,108

(*)	Includes transactions with non-controlling interest reserve and hedging reserve.
(**)	Net of related tax expenses in the amount of NIS 61 million.
(***)	Net of related tax expenses in the amount of NIS 45 million.

The accompanying notes form an integral part of the financial statements.

ELBIT IMAGING LTD.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (CONT.)

	Share capital	Share premium	Other reserves(*)	Revaluation of property, plant and equipment	Stock-based compensation reserve	Foreign currency translation reserve	Retained earnings	Gross amount	Treasury stock	Attributable to shareholders of the company	Non- Controlling interest	Total shareholders' equity
	(in thousand NIS)

Balance - January 1, 2013	38,059	864,811	(191,700)	190,690	49,835	(553,629)	59,085	457,151	(168,521)	288,630	1,100,478	1,389,108
Loss for the year	-	-	-	-	-	-	(1,155,645)	(1,155,645)	-	(1,155,645)	(409,365)	(1,565,010)
Other comprehensive income (loss)	-	-	7,985	11,593	-	(202,257)	9,740	(172,939)	-	(172,939)	(59,323)	(232,262)
Transaction with non-controlling interest	-	-	1,853	-	-	-	-	1,853	-	1,853	1,106	2,959
Reclassification of a derivative (option) following change in terms	-	-	-	-	-	-	-	-	-	-	(11,819)	(11,819)
Exercise of options by employees	10	1,673	-	-	(1,683)	-	-	-	-	-	-	-
Expiration of options held by minority	-	4,804	-	-	-	-	-	4,804	-	4,804	(4,804)	-
Stock-based compensation expenses	-	-	-	-	660	-	-	660	-	660	7,734	8,394

Balance - December 31, 2013	38,069	871,288	(181,862)	202,283	48,812	(755,886)	(1,086,820)	(864,116)	(168,521)	(1,032,637)	624,007	(408,630)

(*)	Includes transactions with non-controlling interest reserve and hedging reserve.

The accompanying notes form an integral part of the financial statements.

ELBIT IMAGING LTD.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (CONT.)

	Share capital	Share premium	Other reserves(*)	Revaluation of property, plant and equipment	Stock-based compensation reserve	Foreign currency translation reserve	Retained earnings	Gross amount	Treasury stock	Attributable to shareholders of the company	Non- Controlling interest	Total shareholders' equity
	(in thousand NIS)

Balance - January 1, 2014	38,069	871,288	(181,862)	202,283	48,812	(755,886)	(1,086,820)	(864,116)	(168,521)	(1,032,637)	624,007	(408,630)
Profit (loss) for the year	-	-	-	-	-	-	1,008,999	1,008,999	-	1,008,999	(224,642)	784,357
Other comprehensive income (loss)	-	-	(10,789)	(71,734)	-	21,710	10,692	(50,121)	-	(50,121)	(15,637)	(65,758)
Issuance of shares	-	314,220	-	-	-	-	-	314,220	-	314,220	-	314,220
Stock based compensation expenses	-	-	-	-	715	-	-	715	-	715	4,321	5,036
Treasury stock and old stock cancellation	(38,069)	(130,452)	-	-	-	-	-	(168,521)	168,521	-	-	-
Transaction with non-controlling interest	-	-	(47,431)	-	-	-	-	(47,431)	-	(47,431)	131,443	84,012
Expiration and exercise of option	-	-	38,234	-	-	-	-	38,234	-	38,234	(38,234)	-

Balance - December 31, 2014	-	1,055,056	(201,848)	130,549	49,527	(734,176)	(67,129)	231,979	-	231,979	481,258	713,237

(*)	Includes transactions with non-controlling interest reserve and hedging reserve.

The accompanying notes form an integral part of the financial statements.

ELBIT IMAGING LTD.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (CONT.)

	Share capital	Share premium	Other reserves(*)	Revaluation of property, plant and equipment	Stock-based compensation reserve	Foreign currency translation reserve	Retained earnings	Gross amount	Treasury stock	Attributable to shareholders of the company	Non- Controlling interest	Total shareholders' equity
	(in thousand US $)

Balance - January 1, 2014	9,789	224,039	(46,763)	52,014	12,551	(194,365)	(279,460)	(222,195)	(43,332)	(265,527)	160,454	(105,073)
Profit (Loss) for the year	-	-	-	-	-	-	259,447	259,447	-	259,447	(57,765)	201,682
Other comprehensive income (loss)	-	-	(2,774)	(18,445)	-	5,582	2,749	(12,888)	-	(12,888)	(4,017)	(16,905)
Transaction with non-controlling interest	-	80,797	-	-	-	-	-	80,797	-	80,797	-	80,797
Reclassification of a derivative (option) following change in terms	-	-	-	-	184	-	-	184	-	184	1,111	1,295
Exercise of options by employees	(9,789)	(33,543)	-	-	-	-	-	(43,332)	43,332	-	-	-
Expiration of options held by minority	-	-	(12,194)	-	-	-	-	(12,194)	-	(12,194)	33,797	21,603
Stock-based compensation expenses	-	-	9,831	-	-	-	-	9,831	-	9,831	(9,831)	-
Balance - December 31, 2014	-	271,293	(51,900)	33,569	12,735	(188,783)	(17,264)	59,650	-	59,650	123,749	183,399

(*)	Includes transactions with non-controlling interest reserve and hedging reserve.

The accompanying notes form an integral part of the financial statements.

ELBIT IMAGING LTD.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year ended December 31
	2 0 1 4	2 0 1 3	2 0 1 2	2 0 1 4
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
	(Except for per-share data)

CASH FLOWS FROM OPERATING ACTIVITIES

Profit (loss) for the year from continued operations	785,832	(1,570,069)	(574,705)	202,061

Adjustments to profit (loss):
Tax benefit recognized in profit and loss	(2,287)	(30,937)	(9,212)	(588)
Finance expenses recognized in profit and loss	302,716	401,889	209,677	77,844
Financial gain from debt restructuring	(1,616,628)	-	-	(415,692)
Income tax paid in cash	(85)	(9,418)	-	(22)
Depreciation and amortization (including impairment)	582,745	828,297	349,806	149,844
Loss (Gain) from fair value adjustment of investment property	-	20,282	(4,117)	-
Loss (Profit) from realization of investments in associates and joint venture	(11,301)	17,863	(52,930)	(2,906)
Share in losses of associates, net	17,298	339,030	102,125	4,450
Profit from realization of assets and liabilities	1,328	(74)	-	341
Stock based compensation expenses	5,036	9,742	8,092	1,295
Other	(20,679)	(10,811)	2,568	(5,317)
Trade accounts receivables	5,538	(357)	(3,943)	1,424
Receivables and other debit balances	22,739	43,311	14,377	5,847
Inventories	198	(36)	(260)	51
Trading property and payment on account of trading property	214,171	(11,050)	(80,280)	55,071
Suppliers and service providers	(970)	(22,284)	(91,763)	(249)
Payables and other credit balances	(6,022)	(17,405)	(34,833)	(1,549)
Net cash provided by (used in) operating activities of continuing operations	279,629	(12,027)	(165,398)	71,905
Net cash provided by (used in) discontinued operating activities	1,506	(4,846)	(150,391)	388

Net cash provided by (used in) operating activities	281,135	(16,873)	(315,789)	72,293

The accompanying notes form an integral part of the financial statements.

ELBIT IMAGING LTD.
CONSOLIDATED STATEMENT OF CASH FLOWS (CONT.)

	Year ended December 31
	2 0 1 4	2 0 1 3	2 0 1 2	2 0 1 4
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
	(Except for per-share data)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property plant and equipment, investment property and other assets	(4,525)	(15,026)	(12,389)	(1,164)
Proceeds from realization of property plant and equipment	7,230	-	2,011	1,859
Proceeds from realization of investment property	-	37,600	-	-
Proceeds from realization of investments in subsidiaries	-	-	43,364	-
Proceeds from realization of investments in associates and joint venture	-	96,052	113,917	-
Investments in associates and other companies	(3,193)	(359)	(27,270)	(821)
Proceed from realization of long-term deposits and long-term loans	-	45,039	276,015	-
Investment in long-term deposits and long-term loans	(3,365)	-	-	(865)
Interest received in cash	3,730	7,550	37,542	959
Proceed from sale of available for sale marketable securities	-	57,625	154,943	-
Purchase of available for sale marketable securities	-	(6,831)	(82,239)	-
Short-term deposits and marketable securities, net and changes in restricted cash	47,186	140,204	79,649	12,134
Net cash provided by (used in) continued investing activities	47,063	361,854	585,543	12,102
Net cash provided by (used in) discontinued investing activities	(7,913)	(7,337)	869,968	(2,035)

Net cash provided by (used in) investing activities	39,150	354,517	1,455,511	10,067

The accompanying notes form an integral part of the financial statements.

ELBIT IMAGING LTD.
CONSOLIDATED STATEMENT OF CASH FLOWS (CONT.)

	Year ended December 31
	2 0 1 4	2 0 1 3	2 0 1 2	2 0 1 4
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
	(Except for per-share data)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from re-issuance of notes	-	75,772	58,080	-
Repurchase of notes and treasury stock	-	-	(184,342)	-
Interest paid in cash	(153,561)	(97,994)	(346,618)	(39,486)
Proceeds from long-term borrowings	42,715	3,412	51,377	10,984
Repayment of long-term borrowings	(247,709)	(423,861)	(692,976)	(63,695)
Proceeds from selling (purchasing) of derivatives	-	(8,136)	61,957	-
Proceeds from transactions with non-controlling interests, net	54,885	101	-	14,113
Proceed from short-term credit	7,152	-	193,713	1,839
Repayment of short-term credit	-	(85,962)	(242,247)	-
Net cash used in continued financing activities	(296,518)	(536,668)	(1,101,056)	(76,245)
Net cash provided by (used in) discontinued financing activities	2,000	(8,006)	(51,826)	514

Net cash used in financing activities	(294,518)	(544,674)	(1,152,882)	(75,731)

Increase (decrease) in cash and cash equivalents	25,767	(207,030)	(13,160)	6,629

Cash and cash equivalents at the beginning of the year	311,181	528,251	544,097	80,016

Cash and cash equivalents related to discontinued operations at the end of the year	(6,290)	-	-	(1,617)

Net effect on cash due to currency exchange rate changes	(7,476)	(10,040)	(2,686)	(1,926)

Cash and cash equivalents at the end of the year	323,182	311,181	528,251	83,102

The accompanying notes form an integral part of the financial statements.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1	-	GENERAL

A.
Elbit Imaging Ltd. ("the Company") was incorporated in Israel. The Company's registered office is at 5 Kinneret Street Bney-Brak, Israel. The Company's shares are registered for trade on the Tel Aviv Stock Exchange and in the United States on the NASDAQ Global Select Market.

B.	The Group engages, directly and through its investee companies, in Israel and abroad, mainly in the following areas:

•
Commercial centers - initiation, construction, and sale of commercial centers and other mixed-use property projects, predominantly in the retail sector, located in Central and Eastern Europe and in India. In certain circumstances and depending on market conditions, the Group operates and manages commercial centers prior to their sale.

•	Hotels - hotels operation and management.

•
Medical industries and devices - (a) research and development, production and marketing of magnetic resonance imaging guided focused ultrasound treatment equipment, and (b) development of stem cell population expansion technologies and stem cell therapy products for transplantation and regenerative medicine.

•	Residential projects - initiation, construction and sale of residential units or plots designated for residential located primarily in India.

•
Fashion apparel - distribution and marketing of fashion apparel and accessories in Israel. On October 27, 2014 Elbit Fashion signed a sale agreement (the "Agreement") with Fox-Wisel Ltd. ("Fox") with regards to the sale of the operation and business of "Mango" retail stores in Israel (See note 23). The transaction was closed on January, 5 2015. Accordingly, this operation is presented in these financial statements as discontinued operation.

C.	Financial position:

Following the closing of the Company's Plan of Arrangement (as mentioned in note 3A), the Company's separate financial statements include liabilities to bank Hapoalim and towards Series H and Series I notes, in the aggregate principal amount of approximately NIS 850 million. NIS 280 million (principal plus interest) will become due in the coming two years following the approval of these financial statements, out of which NIS 179 million will become due in February 2017 (see note 14 C 1).In addition, the Company has certain operational expenses for its ongoing operations.

The main anticipated sources included in the Company's projected cash flow are (i) cash and cash equivalents ( on its separate financial statements) of approximately NIS 124 million (ii) cash expected to be generated from the sale and/or refinance of the Company's Hotel's portfolio net of investments, in the amount of approximately NIS 165 million; and (iii) exercise of option by Novartis for the sale of investments in Gamida (see note 8 B) in the amount approximately NIS 132 million. It should be noted, that the projected cash flow is based on the Company's forward-looking plans, assumptions, estimations, predictions and evaluations which rely on the information known to the Company at the time of the approval of these financial statements (collectively, the "Assumptions"). The materialization, occurrence consummation and execution of the events and transactions and of the Assumptions on which the projected cash flow is based, including with respect to the proceeds and timing thereof, are not certain and are subject to factors beyond the Company's control as well as to the consents and approvals of third parties and certain risks factors. Therefore, delays in the realization of our assets and investments or realization at lower price than expected by us, as well as any other deviation from our Assumptions, could have an adverse effect on our cash flow and our ability to serve our indebtedness on a timely manner.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1	-	GENERAL (CONT.)

In light of the foregoing, the Company's board of directors is of the opinion that, the Company is a going concern and hence, the consolidated financial statements of the Company as of December 31, 2014 were prepared based on going concern assumption.

D.	Definitions:

The Company	-	Elbit Imaging

Group	-	The Company and its Investees

Investees	-	Subsidiaries, joint ventures and associates

PC	-
Plaza Centers N.V. Group, a material subsidiary operating mainly in the field of commercial centers and is traded in the Main Board of the London Stock Exchange, the Warsaw stock Exchange (“WSE”) and Tel Aviv Stock Exchange. As of December 31, 2014 the company holds 44.9% in plaza PC

Elbit Medical	-	Elbit Medical Technologies Ltd., a public Israeli company traded on the Tel Aviv Stock Exchange. As for December 31, 2014, the Company holds 82.71% of Elbit Medical on a fully diluted basis.

Related parties	-	As defined in International Accounting Standard ("IAS") no. 24 see note 21.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES

A.	Statement of compliance:

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRSs") as issued by the International Accounting Standards Board ("IASB").

B.	Basis for preparation:

The consolidated financial statements have been prepared on the historical cost basis except for (i) financial instruments measured at fair value; (ii) certain trading property measured at net realizable value (see note 2X.(1)a.); and (iii) certain property, plant and equipment (hotels) presented at the revaluation model (based on fair value) (see note 2X.(1) e). The principal accounting policies are set out below.

C.	Presentation of the income statements:

The Group operations are characterized by diverse activities. Accordingly, management believes that its income statements should be presented in the “Single - step form”. According to this form, all costs and expenses (including general and administrative and financial expenses) should be considered as continuously contributing to the generation of the overall revenues and gains. Management also believes that its operating expenses should be classified by function to: (i) those directly related to each revenue (including general and administrative expenses and selling and marketing expenses relating directly to each operation); and (ii) overhead expenses which serve the business as a whole and are to be determined as general and administrative expenses.

D.	Convenience translation:

The balance sheet as of December 31, 2014 and statement of income, statement of other comprehensive income, statement of changes in shareholders' equity and statement of cash flows for the year then ended have been translated into U.S. Dollar using the representative exchange rate as of that date ($1= NIS 3.889). Such translation was made solely for the convenience of the U.S. readers. The dollar amounts so presented in these financial statements should not be construed as representing amounts receivable or payable in dollars or convertible into dollars but only a convenience translation of reported NIS amounts into U.S. Dollar, unless otherwise indicated. The convenience translation supplementary financial data is unaudited and is not presented in accordance with IFRSs.

E.	Operating cycle:

Due to the lingering real estate and financing crisis in CEE, in which the Group's majority of commercial centers are located, commencing 2008 the Group is lacking sufficient historical experience of realizing its commercial centers into cash or cash equivalents. Accordingly, the Group is unable to clearly identify its actual operating cycle with respect to trading property. As such, the Group's operating cycle relating to trading property and corresponding borrowings is 12 months. As a result, trading property and borrowings associated therewith are presented as non–current assets and non-current liabilities, respectively.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

F.	Basis for consolidation:

(i)	Assessment of control

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company ("Subsidiaries"). Control is achieved where the Company:

•	Has the power over the investee;

•	Is exposed, or has rights, to variable returns from its involvement with the investee; and

•	Has the ability to use its power to affect its returns.

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of profit or loss and other comprehensive income from the date the Company gains control until the date when the Company ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group's accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

As for de facto control see X (2) c below.

(ii)	Changes in the Group's ownership interests in existing subsidiaries

Changes in the Group's ownership interests in subsidiaries that do not result in the Group losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Group's interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company.

When the Group loses control of a subsidiary, a gain or loss is recognized in profit or loss and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. All amounts previously recognized in other comprehensive income in relation to that subsidiary are accounted for as if the Group had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as specified/permitted by applicable IFRSs). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the cost on initial recognition of an investment in an associate.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

G.	Investments in associates and joint ventures:

An associate is an entity over which the Group has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the joint arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control.

The results and assets and liabilities of associates or joint ventures are incorporated in these consolidated financial statements using the equity method of accounting. Under the equity method, an investment in an associate or a joint venture is initially recognized in the consolidated statement of financial position at cost and adjusted thereafter to recognize the Group’s share of the profit or loss and other comprehensive income of the associate or joint venture. When the Group’s share of losses of an associate or a joint venture exceeds the Group’s interest in that associate or joint venture (which includes any long-term interests that, in substance, form part of the Group’s net investment in the associate or joint venture), the Group discontinues recognizing its share of further losses. Additional losses are recognized only to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of the associate or joint venture.

An investment in an associate or a joint venture is accounted for using the equity method from the date on which the investee becomes an associate or a joint venture. On acquisition of the investment in an associate or a joint venture, any excess of the cost of the investment over the Group’s share of the net fair value of the identifiable assets and liabilities of the investee is recognized as goodwill, which is included within the carrying amount of the investment.

In circumstances where the Group's interest in an investee company is in the form of mixed securities (such as ordinary shares, preferred shares or other senior securities, or loans), the Group records equity losses in excess of the Group's investment in the ordinary shares of the investee based on the priority liquidation mechanism, that is, allocating the loss to the other components in reverse order to the their seniority in liquidation.

Where necessary, adjustments are made to the financial statements of associates to adjust their accounting policies with those of the Company.

The requirements of IAS 39 are applied to determine whether it is necessary to recognize any impairment loss with respect to the Group’s investment in an associate or a joint venture. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 Impairment of Assets as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs to sell) with its carrying amount. Any impairment loss recognized forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognized in accordance with IAS 36 to the extent that the recoverable amount of the investment subsequently increases.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

H.	Foreign currency:

(i)	Foreign currency transactions:

The financial statements of each individual entity of the Group are presented based on its functional currency. Transactions in currencies other than each individual entity's functional currency (foreign currency) are translated into that entity's functional currency based on the foreign exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated to the functional currency using the foreign exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the historical exchange rate prevailing at the date of the transaction. Non-monetary assets and liabilities carried at fair value that are denominated at foreign currency are translated at the exchange rates prevailing at the date when the fair value was determined.

Exchange rate differences as a result of the above are recognized in statement of income, except for: (i) exchange rate differences capitalized to qualified assets (see note 2 T); (ii) exchange rate differences charged to foreign currency translation reserve (see (ii) below); and (iii) exchange rate differences on available for sale financial instruments (iv) exchange rate differences charge to revaluation of property plant and equipment carried at fair value (see note 2 L)

(ii)	Financial statements of foreign operations:

For the purpose of the consolidated financial statements, the assets and liabilities of foreign operations (the functional currency of each is the currency of the primary economic environment in which it operates) are translated to New Israeli Shekels ("NIS") which is the functional currency and the presentation currency of the Company, based on the foreign exchange rates prevailing at the balance sheet date. The revenues and expenses of foreign operations are translated to the functional currency of the Company based on exchange rates as at the date of each transaction or for sake of practicality using average exchange rates for the period. Goodwill and fair value adjustments arising from the acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at closing rates.

Foreign exchange rate differences arising from translation of foreign operations are recognized directly to foreign currency translation reserve within other comprehensive income.

Exchange rate differences attributable to monetary items receivable from or payable to a foreign operation for which settlement is neither planned nor likely to occur, which form part of the net investment in a foreign operation are also included in the foreign currency translation reserve.

Income taxes relating to such exchange rate differences are also included in the foreign currency translation reserve within shareholders’ equity.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

H.	Foreign currency (Cont.):

(ii)	Financial statements of foreign operations (Cont.):

On the disposal of a foreign operation (i.e. a disposal of the Group's entire interest in a foreign operation, or a disposal involving loss of control over a subsidiary that includes a foreign operation, a disposal involving loss of joint control over a jointly controlled entity that includes a foreign operation, or a disposal involving loss of significant influence over an associate that includes a foreign operation), all of the exchange differences accumulated in the equity reserve in respect of that operation attributable to the owners of the Company are reclassified to profit or loss.

In the case of a partial disposal that does not result in loss of control by the Group over a subsidiary that includes a foreign operation, the proportionate share of accumulated exchange differences are re-attributed to non-controlling interests and are not recognized in profit or loss. For all other partial disposals (i.e. reductions in the Group's ownership interest in associates or jointly controlled entities that do not result in the Group losing significant influence or joint control), the proportionate share of the accumulated exchange differences is reclassified to profit or loss.

(iii)	Rates of exchange of NIS, in effect, in relation to foreign currency (in NIS) are as follows:

	December 31
	2 0 1 4	2 0 1 3

U.S. Dollar ($)	3.889	3.471
EURO (€)	4.725	4.782
Romanian New Lei (RON)	1.0541	1.066
Indian Rupee (INR)	0.0614	0.056

Scope of change in the exchange rate, in effect, of the NIS in relation to the foreign currencies (%):

	December 31
	2 0 1 4	2 0 1 3	2 0 1 2

U.S. Dollar ($)	12	(7)	(2)
EURO (€)	(1)	(3)	(0.5)
Romanian New Lei (RON)	(1)	(4)	(3)
Indian Rupee (INR)	10	(18)	(5)

I.	Cash and cash equivalents:

Cash equivalents include unrestricted readily convertible to a known amount of cash, maturity period of which, as at the date of investments therein, does not exceed three months.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

J.	Financial assets:

Financial assets of the Group are classified into the following specified categories: (i) financial assets at fair value through profit or loss ("FVTPL");(ii) available for sale ("AFS") financial assets; and (iii) loans and receivables. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

Financial assets are initially measured at fair value, plus transaction costs except for those financial assets classified as fair value through profit or loss, for which, transaction costs are immediately recognized in profit and loss at initial recognition.

Financial assets at FVTPL

The Group's financial assets at this category consist of: (i) marketable securities held for trading (an identified portfolio of financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking); (ii) derivative that is not designated as a hedging instrument; Financial assets at FVTPL are stated at fair value, with any gain or loss recognized in profit or loss. The net gain or loss recognized in profit or loss incorporates any dividend or interest earned on the financial asset. Fair value is determined in the manner described in note 24D.

Available for sale ("AFS") financial assets

Listed shares held by the Group that are traded in an active market are classified as AFS and are stated at fair value. Fair value is determined in the manner described in note 24D. Gains and losses arising from changes in fair value are recognized directly in the investments revaluation reserve within the other comprehensive income. Where the investment is disposed of or is determined to be impaired, the cumulative gain or loss previously recognized in the investments revaluation reserve is included in profit or loss for the period.

Loans and receivables

The Group's financial assets at this category consist of trade receivables, deposits in banks, and financial institutions, loans, and other receivables that have fixed or determinable payments that are not quoted in an active market. Loans and receivables are measured at amortized cost using the effective interest method less any impairment. Interest income is recognized by applying the effective interest rate, except for short-term receivables where the recognition of interest is considered immaterial.

Impairment of financial assets

Financial assets, other than those at FVTPL, are examined for impairment at each balance sheet date. Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows from the asset have been impacted.

The carrying amount of financial asset carried at amortized cost is reduced through the use of an allowance account. When a trade receivable is uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit and loss.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

K.	Trading property and prepayment:

Real estate properties for future sale (inventory) are classified as trading properties and are stated at the lower of cost and net realizable value. The Group's trading properties are divided to three different classes (operational, under development and undeveloped) and the following present the different methods to determine the net realizable value:

1.	Net realizable value for operating trading property is the estimated selling price in the ordinary course of business less estimated costs necessary to execute the sale.

2.
Net realizable value of trading property, which as per management judgment, will not be developed in the foreseeable future, is determined based on the fair value of each asset as-is, using either the comparable method or based on the residual value whereby all the items used in such valuation as mentioned below (i.e.: selling price and estimated cost for completion and executing the sale) are discounted in the applicable discount rate and are excluding developer's profit.

3.
Until December 31, 2012 net realizable value for trading property under construction or development or that is intended by management for development was estimated according to selling price in the ordinary course of business less the estimated costs to completion and the estimated costs necessary to execute the sale (including borrowing cost) whereby all such items were taken undiscounted. However, in December 31, 2013 and 2014, as a result of the difficulties to properly estimate the timing and the probability to execute the development of certain projects as per Group's business plans, the net realizable value of these projects was determined based on the residual method. See also note 2 X (1)a.

Costs of trading properties include costs directly associated with their purchase (including payments for the acquisitions of leasehold rights, borrowing cost, wages and stock-based compensation expenses) and all subsequent direct expenditures for the development and construction of such properties. Advance payments on account of trading property are recorded at their cost price and classified as trading property only after the purchase.

Cost of trading property is determined mainly on the basis of specific identification of their individual costs (other than non-specific borrowing costs capitalized to the cost of trading property).

As for borrowing costs capitalized to trading property - see note 2T.

As for write down of trading property - see note 2X (1) a.

As for the operating cycle of trading property - see note 2E.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

L.	Property plant and equipment:

(i)
The Group's hotels are presented in the consolidated balance sheets according to the revaluation model. The Increase in the hotels' valuation was initially recorded in other comprehensive income under "revaluation of property, plant and equipment" reserve.

Revaluations are carried out on a regular basis (generally each half year). A change in the value of the hotels resulting from revaluation or from exchange rate differences is attributable to other comprehensive income (any revaluation reserve is net of applicable deferred taxes).

The reserve derived from the revaluation of the hotels is transferred to retained earnings over the period for which the hotels are used by the Group. The transferred amounts equal the difference between the depreciation charge based on the revalued carrying amounts of the hotels and the depreciation charge based on the hotels' original cost. When a revaluated hotel is sold, the remaining amount in the revaluation reserve with respect to the same hotel (including any tax expenses) is directly transferred to retained earnings.

Other property plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Improvements and renovations are charged to cost of assets. Maintenance and repair costs are charged to the statement of income as incurred.

(ii)
Depreciation is calculated by the straight-line method over the assets estimated useful lives. Leasehold improvements are amortized over the estimated useful period of use not exceeding the lease period (including the period of renewal options that the Group intends to exercise).

Annual depreciation rates are as follows:

%

Hotels	1-4
Other buildings	2.0 - 2.5
Building operating systems	7.0 (average)
Others (*)	6.0 - 33.0

(*)	Consists mainly motor vehicles, office furniture and equipment, machinery and equipment, electronic equipment, computers and peripheral equipment.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

M.	Income taxes:

Income tax expense represents the sum of the tax currently payable and deferred tax.

Current taxes

Tax currently payable is based on taxable profit for the year. Taxable profit differs from profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are non-taxable or deductible for tax purposes. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted as of the balance sheet date.

Deferred taxes

Deferred taxes are calculated in respect of all temporary differences, including (i) differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit; and (ii) tax losses and deductions that may be carried forward for future years or carried backwards for previous years.

Deferred taxes are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The calculation of deferred tax liabilities does not include taxes that would have arisen in the event of a realization of investments in certain investee companies or upon receiving their retained earnings as dividends, since it is management's policy not to realize these investees nor to declare dividend out of their retained earnings, or other form of profit distributions, in the foreseeable future, in a manner which entails additional substantial tax burden on the Group. For certain other Group's investee companies, which management’s intention is to realize or to distribute their retained earnings as taxable dividend, tax liabilities (current and deferred) are recorded.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is to be settled or the asset is to be realized, based on tax rates and laws that have been enacted or substantively enacted as of the balance sheet date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax asset is recorded to the extent that it is probable that it would be realized against future taxable profits. The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered in the future.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Current and deferred taxes are recognized as an expense or income in profit or loss, except when they relate to items credited or debited directly to equity or in other comprehensive income, in which case the tax effect is also recognized directly in equity or in other comprehensive income;

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

N.	Impairment of tangible assets (including investments in associates):

At each balance sheet date, the Group reviews the carrying amounts of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit the asset is part of.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market estimations of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted. If the estimated recoverable amount of an asset (or cash-generating unit) is lower than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit and loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, which is no higher than the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior periods. A reversal of an impairment loss is recognized immediately in profit and loss.

O.	Financial liabilities and equity instruments issued by the Group:

Equity instruments

An equity instrument is any contract that represents a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments are recorded at the proceeds received, net of direct issuance costs.

Treasury stocks

Company's shares held by the Group (“dormant shares"), are presented at cost and deducted from shareholders equity of the Company according to the "treasury stock" method. The sale of treasury stock or the issuance of Company’s shares to third parties are recorded based on the fair value of the assets or cash received in consideration thereof or the fair market value of shares issued, as applicable. Income taxes resulting from sale of treasury stock (if any) are charged directly to the shareholders' equity. No gain or loss is recognized on the purchase, sale or issuance of treasury shares.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

O.	Financial liabilities and equity instruments issued by the Group (Cont.):

Financial liabilities

Financial liabilities of the Group are classified as either financial liabilities at fair value through profit and loss ("FVTPL") or other financial liabilities.

(i)	Financial liabilities at FVTPL

Financial liabilities of the Group at this category consist of derivatives that are not designated or effective as hedging instruments and financial liabilities designated at initial recognition to FVTPL if such designation at that date eliminates or significantly reduces a measurement of recognition inconsistency that would otherwise arise ("accounting mismatch"). The designation is not revoked even if the instrument giving rise to an accounting mismatch is derecognized. . As of December 31, 2014 there are no financial liabilities which are measured at FVTPL while as of December 31, 2013 this category included mainly PC's notes.

Financial liabilities at FVTPL are stated at fair value as of the balance sheet date, with any gain or loss from change in the fair value recognized in profit and loss.

(ii)	Other financial liabilities

Other financial liabilities of the Group consist of short-term credits, current maturities of long-term borrowing suppliers and service providers, borrowings and other payables, which are initially measured at fair value, net of transaction costs.  Other financial liabilities are subsequently measured at amortized cost using the effective interest method, unless recognition of interest is immaterial.

The Company has Consumer Price Index ("CPI")-linked financial liabilities that are not measured at fair value through profit or loss. For these liabilities, the Company determines the effective interest rate as a real rate plus linkage differences according to the actual changes in the CPI through each balance sheet date. Rate of decrease in the Israeli CPI in 2014 was -0.1% (2013- increase of 1.9%; 2012 - increase of 1.4%).

Buyback of notes

The Group derecognizes a financial liability from its statement of financial position when repurchasing its notes. The difference between the carrying amount of the notes repurchased at the repurchase date and the consideration paid is recognized in profit or loss.

For the accounting treatment of modification of debt see note 3 A and B

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

P.	Derivative financial instruments and hedge accounting:

The Group enters into a variety of derivative financial instruments, some of which are intended to mitigate its exposure to interest rate and foreign exchange rate risks, including interest rate swaps and cross currency swaps. Further details of derivative financial instruments are disclosed in note 24.

Derivatives are initially recognized at fair value at the date the derivative contract is entered into and are subsequently re-measured at their fair value each balance sheet date. The resulting gain or loss from a derivative is immediately recognized in profit and loss unless the derivative is designated and effective as a hedging instrument, in which event the timing of the recognition in profit or loss depends on the nature of the hedge relationship. The Group designates certain derivatives as cash flow hedges. A derivative is presented as a non-current asset or a non-current liability if the remaining maturity of the derivative is more than 12 months and as a current asset or a current liability if the remaining maturity of the derivative is less than 12 months.

Hedge accounting

The Group designates certain hedging instruments, which include derivatives in respect of exposure to interest, at cash flow hedges. At the inception of the hedge relationship the Group documents the relationships between the hedging instrument and the hedged item, along with its risk-management objectives and its strategy for undertaking various hedge transactions. Furthermore, at the inception of the hedge and on an ongoing basis, the Group documents whether the hedging instrument used in a hedging relationship is highly effective in offsetting changes in cash flows of the hedged item. Movements in the hedging reserve in equity are detailed in the statement of other comprehensive income ("OCI").

▪	Cash flow hedge

The effective portion of changes in the fair value of derivatives is deferred in OCI. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss. Amounts deferred in OCI are recycled in profit or loss in the periods when the hedged item is recognized in profit or loss. Hedge accounting is discontinued when the Group revokes the hedging relationship, the hedging instrument expires or is sold, terminated, or exercised, or no longer qualifies for hedge accounting. Any cumulative gain or loss deferred in OCI at that time remains in OCI and is recognized in profit or loss when the forecasted transaction is ultimately recognized in profit or loss. When a forecasted transaction is no longer expected to occur, the cumulative gain or loss that was deferred in OCI is recognized immediately in profit or loss.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Q.	Provisions and Contingent Assets:

Provisions - Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is more likely than not (probable) that the Group will be required to settle the obligation, and a reliable estimate can be measured with respect to the amount of the obligation. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation as of the balance sheet date, taking into account the risks and uncertainties associated with the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the result of the discounted expected cash flows, as long as the effect of discounting is material.

Contingent assets - When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

R.	Share-based payments:

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instrument at the grant date. The Fair value is measured using the Black and Scholes ("B&S") model except for capped-Stock Appreciation Rights ("SAR") for which the Group is using the binomial model. The expected life used in the B&S model has been adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioral considerations. The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis for each award over the vesting period, based on the Group’s estimate of shares that will eventually vest.

Modifications to share-based transaction arrangements are recognized if the effects of modifications increase the total fair value of the share-based payment transaction or are otherwise beneficial to the employee. The incremental fair value granted is the difference between the fair value of the modified equity instrument and that of the original equity instrument, both estimated as at the date of the modification. If the modification occurs during the vesting period, the incremental fair value granted is recognized for services received over the period from the modification date until the date when the modified equity instruments vest, in addition to the amount based on the grant date fair value of the original equity instruments, which is recognized over the remainder of the original vesting period. If the modification occurs after vesting date, the incremental fair value granted is recognized immediately, unless additional vesting is required.

In cases where the exercise price is not established at the grant date, management determines the exercise price based on its understanding of the mechanism by which that price is to be determined.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

S.	Revenue recognition:

(i)
General - The Group recognizes revenue and gains when the amount of revenue, or gain, can be reliably measured, it is probable that future economic benefits will flow to the entity and specific criteria have been met for each of the Group’s activities as described below. The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and specifics of each arrangement.

Rental income from commercial centers - Revenues from leasing of property and management fees, as well as rental income relating to the operations of commercial centers are measured at the fair value of the consideration received or receivable. The lease incentives granted are recognized as an integral part of the total rental income, over the term of the lease.

The leases generally provide for rent escalations throughout the lease term. For these leases, the rental income is recognized on a straight line basis so as to produce a constant periodic rent over the term of the lease. Accordingly, accrued rental income recognized on a straight line basis, represents unbilled rent receivables that the Group will receive only if the tenant makes all rent payments required through the expiration of the initial term of the lease.

The leases may also provide for contingent rent based on a percentage of the lessee’s gross sales or contingent rent indexed to further increases in the Consumer Price Index (CPI). For contingent rentals that are based on a percentage of the lessee’s gross sales, the Group recognizes contingent rental income when the change in the factor on which the contingent lease payment is based, actually occurs. Rental income for lease escalations that are indexed to future increases in the CPI, are recognized once the changes in the index have occurred.

(ii)	Revenues from hotel operations are recognized upon performance of service.

(iii)	Revenues and Gains from sales of real estate assets (including hotels), property, plant and equipment and trading properties are recognized when all the following conditions are satisfied:

a.	the Group has transferred to the buyer the significant risks and rewards of ownership of the asset sold;

b.	the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the asset sold;

c.	the amount of income can be measured reliably;

d.
it is probable that the economic benefits associated with the transaction will flow to the Group (including the fact that the buyer's initial and continuing investment is adequate to demonstrate commitment to pay);

e	the costs incurred or to be incurred in respect of the transaction can be measured reliably; and

f.	there are no significant acts that the Group is obliged to complete according to the sale agreement.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

S.	Revenue recognition (cont.):

(iii)	(Cont.)

For the Group, these conditions are usually fulfilled upon the closing of a binding sale contract.

For sale transactions with some degree of continuing involvement assuming all the above criteria are met (for example, in a form of a guarantee to the buyer), income recognized at the date of sale is reduced by the estimated exposure to loss measured at fair value related to the continuing involvement.

(iv)	Revenues from the sale of goods in the retail industry are recognized upon delivery.

T.	Capitalization of borrowing costs:

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets are capitalized to the cost of those assets. A qualifying asset is an asset that necessarily takes a substantial period of time to get it ready for its intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization. Non-specific borrowing costs are capitalized to qualified assets not financed by specific borrowing, by using a rate constituting a weighted average of the costs in respect of the Group's borrowings not specifically capitalized. All other borrowing costs are recognized in profit or loss in the period in which they are incurred. Borrowing costs qualified for capitalization include mainly: Interest expenses (including consumer price index linkage), amortization of cost of raising debt and foreign exchange on borrowing to the extent that they are considered as an adjustment to interest costs. The borrowing costs eligible for capitalization also include the net cash cost of swap and IRS transactions which are measured at FVTPL and which are related to notes measured also at FVTPL.

Capitalization of borrowing costs to qualifying assets commences when the Group starts the activities for the preparation of the asset for its intended use or sale and continues, generally, until the completion of substantially all the activities necessary to prepare the asset for its designated use or sale (i.e. when the commercial center is ready for lease).

In certain cases, the Group ceases to capitalize borrowing cost if management decides that the asset can no longer be defined as a "qualifying asset". In other circumstances, capitalization is suspended for certain time periods, generally where the efforts to develop a project are significantly diminished due to inter-alia lack of external finance, or ongoing difficulties in obtaining permits. The conclusions whether an asset is qualified for capitalization or not, or whether capitalization is to be suspended, are also dependent on management plans with regard to the specific asset, such as the ability to raise bank loans, find anchors and local market conditions that support or postpone the construction of the project.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

U.	Earning (loss) per share:

The Company presents basic and diluted earnings (loss) per share with respect to continued and discontinued operation. Basic earnings per share is computed by dividing income (loss) attributable to holders of ordinary shares of the Company, by the weighted average number of the outstanding ordinary shares during the period. In the computation of diluted earnings per share, the Company adjusts its income (loss) attributable to its ordinary shareholders for its share in income (loss) of investees by multiplying their diluted earnings per share by the Company's interest in the investees including its holding in dilutive potential ordinary shares of the investees. In addition, the Company adjusts the weighted average outstanding ordinary shares for the effects of all the dilutive potential ordinary shares of the Company. On August, 2014 the company executed reverse stock split of its ordinary shares, therefore the earnings (loss) per share for previous periods was retrospectively adjusted. See also note 18.

V.	Statement of cash flows:

Investments in, and payments on account of, trading property are included as cash flow from operating activities. Interest and dividend received from deposits and investments are included as cash flow from investing activities. Dividend paid to the Company's shareholders, interest paid on the Group's borrowings (including interest capitalized to qualifying assets) and cash flows arising from changes in ownership interests in a subsidiary that do not result in a loss of control are included as cash flow from financing activities.

W.	Discontinued operation

A discontinued operation is a component of the Group’s business, the operations and cash flows of which can be clearly distinguished from the rest of the Group and which:

1.	represents a separate major line of business or geographical area of operations;

2.	is part of a single co-ordinated plan to dispose of a separate major line of business or geographical area of operations; or

3.	is a subsidiary acquired exclusively with a view to re-sale.

Classification as a discontinued operation occurs on disposal or when the operation meets the criteria to be classified as held-for-sale, if earlier.

When an operation is classified as a discontinued operation, the comparative statement of comprehensive income and cash flow is re-presented as if the operation had been discontinued from the start of the comparative year.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

X.	Critical judgment in applying accounting policies and use of estimates:

In the application of the Group’s accounting policies, management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis, and revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods. In addition, in the process of applying the Group's accounting policies, management makes various judgments, apart from those involving estimations, that can significantly affect the amounts recognized in the financial statements.

The followings are the critical judgments and key sources of estimation that management has made while applying the Group’s accounting policies and that have the most significant effect on the amounts recognized in these financial statements.

(1)	Use of estimates

a.	write down of trading properties

The recognition of a write down to the Group's trading properties is subject to a considerable degree of judgment and estimates, the results of which, when applied under different principles, conditions and assumptions, are likely to result in materially different results and could have a material adverse effect on the Group's consolidated financial statements.

This valuation becomes increasingly difficult as it relates to estimates and assumptions for projects in the preliminary stage of development in addition to current economic uncertainty and the lack of transactions in the real estate market in the CEE and India for same or similar properties.

Management is responsible for determining the net realizable value of the Group’s trading properties. In determining net realizable value of the vast majority of trading properties, management utilizes the services of an independent third party recognized as a specialist in valuation of properties. Independent valuation reports for the Group's trading properties as of December 31 2014 and 2013 were prepared by Cushman & Wakefield.

On an annual basis, the Group reviews the valuation methodologies utilized by the independent third party valuator service for each property. The main features included in each valuation are:

1.	Operating trading properties (mainly commercial centers)

The net realizable value of operating commercial centres includes the rental income from current leases and assumptions in respect of additional rental income from future leases in the light of current market conditions. The net realizable value also reflects, on a similar basis, any cash outflows that could be expected in respect of the property. The Group uses assumptions that are mainly based on market conditions existing at the reporting date.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

X.	Critical judgment in applying accounting policies and use of estimates: (Cont.)

(1)	Use of estimates (Cont.)

a.	write down of trading properties (Cont.)

1.	Operating trading properties (mainly commercial centers) (Cont.)

The principal assumptions underlying management’s estimation of net realizable values for operating commercial centres are those related to the receipt of contractual rentals, expected future market rentals, void periods, maintenance requirements and appropriate discount rates. These valuations are regularly compared to actual market yield data and actual transactions made by the Group and those reported by the market, if available. Expected future rentals are determined on the basis of current market rentals for similar properties in the same location and condition.

2.	Undeveloped trading properties

The vast majority of the Group's undeveloped real estate assets are lands which are designated for development of commercial centers and residential units.

The net realizable value for an undeveloped project is determined based on the Group business plans for the specific project as of the balance sheet date. Some of the Group's lands are designated for future development in the foreseeable future. Other undeveloped lands are in early planning stage or are planned to be sold at their current status.

A considerable degree of Judgment is required in order to determine whether a specific real estate project can be developed in the foreseeable future or not. The most significant factors in such decision are: market condition in the surrounding area of the project, availability of  bank financing for the development, competition  in the area, zoning and building permits to the Project, the liquidity of the Group and its ability to invest equity into the project, the ability of the Group to enforce the joint development agreement on its partners in our Joint venture project (mainly residential project in India),  the scale of the project and the ability of the Group to execute it and others. As explained below, the status of the project, as determined by management in each reporting period, also determines the net realizable value which will be used in the preparation of the financial statements. Therefore a change in each of the factors mentioned below may lead to a change in the status of a project (from project designated for future development to project in hold) and may  cause an additional write down which was not recognized  in these financial statement;

As for accounting policies in respect of the measurement of net realizable value for undeveloped trading property – see note L above.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

X.	Critical judgment in applying accounting policies and use of estimates: (Cont.)

(1)	Use of estimates (Cont.)

a.	write down of trading properties (Cont.)

2.	Undeveloped trading properties (Cont.)

2.1	Critical assumptions under the residual method

The Group's trading properties which are designated by management for development in the foreseeable future are usually measured using the residual method. Estimations of fair value under the residual method involve in general, critical estimations and takes into account special assumptions in the valuations, many of which are difficult to predict, in respect of the future operational cash flows expected to be generated from the real-estate asset, yield rate which will be applied for each real estate asset, estimate of developer's profit and time line to commencement of the construction of the project. Actual results could be significantly different than the estimates and could have a material effect on the financial results.

Determination of the operational cash flow expected to be generated from the real estate asset is based on reasonable and supportable assumptions as well as on historical results adjusted to reflect the Group's best estimate of future market and economic conditions that management believes will exist during the remaining useful life of the assets. Such determination is subject to significant uncertainties. In preparing these projections, the Group takes assumptions the major of which relate to market share of the real estate asset, benchmark operating figures such as occupancy rates, rental and management fees rates (in respect of commercial centers), selling price of apartments (in respect of residential units), the expected schedule  to complete the real estate assets under construction, costs to complete the establishment of the real estate asset, expected operational expenses and others. In addition the process of construction is long, and subject to approvals and authorization from local authorities. It may occur that building permits will expire and will cause the Group additional preparations and costs, and can cause construction to be delayed or abandoned.

The yield rate reflects economic environment risks, current market assessments regarding the time value of money, industry risks as a whole and risks specific to each asset, and it also reflects the return that investors would require if they were to choose an investment that would generate cash flows of amounts, timing and risk profile equivalent to those that the Group expects to derive from the assets. Such rate is generally estimated from the rate implied in current market transactions for similar assets, or where such transactions do not exist, based on external appraisers.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

X.	Critical judgment in applying accounting policies and use of estimates (Cont.):

(1)	Use of estimates (Cont.)

a.	write down of trading properties (Cont.)

2.	Undeveloped trading properties (Cont.)

2.2	Critical assumptions under the comparable method

The Group's trading property which is not designated by management for development in the foreseeable future are usually measured using the comparable method or the residual method (for details regarding the residual method see 2.1 above). Valuation by comparison is essentially objective, in that it is based on an analysis of the price achieved for sites with broadly similar development characteristics. Valuation by comparison is generally used if evidence of actual sales can be found and analysed on a common unit basis, such as site area, developable area or habitable room.

Where comparable development cannot be identified in the immediate area of the subject site or when sales information is not clearly available through common channels of information (internet, newspapers, trade journals, periodic, market research) it is necessary to look further out for suitable comparable and to make necessary adjustments to the price in order to account for dissimilarities between the comparable development and the subject site. Such adjustments include, but not limited to:

•
Adjustment in respect of the time of the transaction. Market conditions at the time of the sales transaction of a comparable property may differ from those on the valuation date of the property being valued. Factors that impact market conditions include rapidly appreciating or depreciating property values, changes in tax laws, building restrictions or moratoriums, fluctuations in supply and demand, or any combination or forces working in concert to alter market conditions from one date to another.

•
Adjustment in respect of asking price and condition of payment. The special motivations of the parties to the transaction in many situations can affect the prices paid and even render some transactions as non-market. Examples of special conditions of sale include a higher price paid by a buyer because the parcel has synergistic, or marriage, value; a lower price paid because a seller was in a hurry to conclude the sale; a financial, business, or family relationship between the parties involved in the transaction, unusual tax considerations; lack of exposure of the property in the (open) market; or the prospect of lengthy litigation proceedings.

•
Adjustment in respect of size, shape and surface area. Where the physical characteristics of a comparable property vary from those of the subject property, each of the differences is considered, and the adjustment is made for the impact of each of these differences on value.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

X.	Critical judgment in applying accounting policies and use of estimates (Cont.):

(1)	Use of estimates (Cont.)

a.	write down of trading properties (Cont.)

2.	Undeveloped trading properties (Cont.)

2.2	Critical assumptions under the comparable method (Cont.)

•
Adjustment in respect of location. The locations of the comparable sale properties and the subject property are compared to ascertain whether location and the immediate environs are influencing the prices paid. The better location a property is located in the more it is worth per square meter; and conversely the worse location a property is in the less it is worth per square meter. An adjustment is made to reflect such differences based on the valuator's professional experience. Extreme location differences may indicate that a transaction is not truly comparable and are disqualified.

b.	Litigation and other contingent liabilities

The Group is involved in litigation, tax assessments and other contingent liabilities in substantial amounts including class actions (see note 17B). The Group recognizes a provision for such litigation when it is probable that the Group will be required to settle the obligation, and the amount of the obligation can be reliably estimated. The Group evaluates the probability and outcome of these litigations based on, among other factors, legal opinion and consultation and past experience. The outcome of such contingent liabilities may differ materially from management's estimation. The Group periodically evaluates these estimations and makes appropriate adjustments to the provisions recorded in the consolidated financial statements. In addition, as facts concerning contingencies become known, the Group reassesses its position and makes appropriate adjustments to the consolidated financial statements. In rare circumstances, mainly with respect to class actions, when the case is unique, complicated and involves prolong and uncommon proceedings, the Group cannot reliably estimate the outcome of said case.

c.	Accounting for income taxes

The calculation of the Group's tax liabilities involves uncertainties in the application and/or interpretation of complex tax laws, tax regulations and tax treaties, in respect of various jurisdictions in which the Group operates and which vary from time to time. In addition, tax authorities may interpret certain tax issues in a manner other than that which the Group has adopted. Should such contrary interpretive principles be adopted upon adjudication of such cases, the tax burden of the Group may be significantly increased. In calculating its deferred taxes, the Group is required to evaluate (i) the probability of the realization of its deferred income tax assets against future taxable income and (ii) the anticipated tax rates in which its deferred taxes would be utilized.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

X.	Critical judgment in applying accounting policies and use of estimates (Cont.):

(1)	Use of estimates (Cont.)

d.	Potential penalties, guarantees issued and expired building permits

Penalties and guaranties are part of the on-going construction activities of the Group, and result from obligations the Group has towards third parties, such as banks and municipalities. The Group’s management is required to provide estimations regarding risks evolving from such potential guarantees or penalties that the Group may have to settle. In addition, the Group's operations in the construction area are subject to valid authorizations and building permits from local authorities. Under certain circumstances the Group is required to determine whether the building permits it obtains have not yet expired. It may occur that building permits have expired which might impose on the Group additional costs and expenses, or delays and even abandon project under construction.

e.	Fair value of hotels

The fair value of the Group's operational hotels is determined based upon the discounted cash flows ("DCF") approach, The assumptions underlying the model, as well as the ability to support them by means of objective and reasonable market benchmarks, so they can be viewed as assumptions that market participants may have used, are significant in determining the fair value of the hotels. The predominant assumptions that may cause substantial changes in the fair value are: the capitalization rate, exit yield rate, the expected net operating income of the hotel (which is mainly affected by the expected average room rate and the occupancy rate as well as the level of operational expenses of the hotels) the level of refurbishments reserve and the capital expenditures that need to be invested in the hotel. The fair value of the Group's hotels is performed by and independent appraisals with a local knowledgeable in the hotels business.

(2)	Critical judgment in applying accounting policies

a.	Classification of trading property as current/non-current asset

The Company classifies its assets and liabilities as current or non-current based on the operating cycle of each of its operations (generally 12 months). Careful consideration is required with respect to assets and liabilities associated with the Group's operations of commercial centers and trading property, where by their nature the operating cycle is more than 12 months. These assets and liabilities are classified as current only if their operating cycle is clearly identifiable. In accordance with guidance set out in IAS 1 if the Company cannot clearly identify the actual operating cycle of a specific operation, then the assets and liabilities of that operation are classified as non-current. The Company's determination of its inability to clearly identify the actual operating cycle is a matter of judgment. A different conclusion can materially affect the classification of current assets and current liabilities. See also note 2 E.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

X.	Critical judgment in applying accounting policies and use of estimates (Cont.):

(2)	Critical judgment in applying accounting policies (Cont.):

b.	Classification of operating commercial centers as trading property rather than investment property

Management classified operating commercial centers as trading property rather than investment property even though the Group currently earning rental income from these properties. PC's business model is to sale the shopping centers in the ordinary course of its business. An operational commercial center becomes attractive to potential buyers when its occupancy reaches at least 95%. Based on PC's historical experience, this threshold ensures that it will gain the best price for these projects.

The lingering real estate and financing crisis in CEE over the last five years has forced PC's management to revise its approach in order to accomplish its business model (i.e., to sell its operational commercial centers) by expanding the time period in which operational commercial centers are sold. Specifically, said objective change in economic environment dictated PC to apply the criterion of "ready for intended use" by lengthening the period required to reach the defined occupancy threshold, before the operational commercial center is indeed ready for its intended use (that is, prepared for sale). Accordingly, any rentals obtained during that interim period are incidental to the sale of PC's commercial centers and constitute part of the activities required to bring them to their intended use.

Consequently, in the interim period from completion of construction until the commercial center is sold, PC has been maintaining and operating its completed shopping centers, and during that interim period the commercial centers are classified as trading property.

c.	De facto Control

As for December 31, 2014, the Company holds approximately 44.9% of PC share capital; DK holds approx. 26.3% of PC share capital and the rest is widely spread by the public. The Company's management is of the opinion that based on the absolute size of its holdings, the relative size of the other shareholdings and due to the fact that PC's directors are appointed by normal majority of PC's General Meeting, it has a sufficiently dominant voting interest to meet the power criterion, therefore the Company has de facto control over PC.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Y.	New accounting standards and interpretation issued that are not yet effective:

The following are new accounting standards, amendments to standards and clarifications which are applicable, or are expected to be applicable, to the Group, and which have not yet become effective:

•	IFRS 9, Financial Instruments

IFRS 9 issued in November 2009 introduced new requirements for the classification and measurement of financial assets. IFRS 9 was subsequently amended in October 2010 to include requirements for the classification and measurement of financial liabilities and for derecognition, and in November 2013 to include the new requirements for general hedge accounting. Another revised version of IFRS 9 was issued in July 2014 mainly to include a) impairment requirements for financial assets and b) limited amendments to the classification and measurement requirements by introducing a ‘fair value through other comprehensive income’ (FVTOCI) measurement category for certain simple debt instruments.

Key requirements of IFRS 9:

All recognized financial assets that are within the scope of IAS 39 Financial Instruments: Recognition and Measurement are required to be subsequently measured at amortized cost or fair value. Specifically, debt investments that are held within a business model whose objective is to collect the contractual cash flows, and that have contractual cash flows that are solely payments of principal and interest on the principal outstanding are generally measured at the end of subsequent accounting periods. Debt instruments that are held within a business model whose objective is achieved both by collecting contractual cash flows and selling financial assets, and that have contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding, are measured at FVTOCI. All other debt investments and equity investments are measured at their fair value at the end of subsequent accounting periods. In addition, under IFRS 9, entities may make an irrevocable election to present subsequent changes in the fair value of an equity investment (that is not held for trading) in other comprehensive income, with only dividend income generally recognized in profit or loss.

With regard to the measurement of financial liabilities designated as at fair value through profit or loss, IFRS 9 requires that the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability is presented in other comprehensive income, unless the recognition of the effects of changes in the liability's credit risk in other comprehensive income would create or enlarge an accounting mismatch in profit or loss. Changes in fair value attributable to a financial liability's credit risk are not subsequently reclassified to profit or loss. Under IAS 39, the entire amount of the change in the fair value of the financial liability designated as fair value through profit or loss is presented in profit or loss.

In relation to the impairment of financial assets, IFRS 9 requires an expected credit loss model, as opposed to an incurred credit loss model under IAS 39. The expected credit loss model requires an entity to account for expected credit losses and changes in those expected credit losses at each reporting date to reflect changes in credit risk since initial recognition. In other words, it is no longer necessary for a credit event to have occurred before credit losses are recognized.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Y.	New accounting standards and interpretation issued that are not yet effective (Cont.):

•	IFRS 9, Financial Instruments (Cont.)

Key requirements of IFRS 9 (Cont.):

The new general hedge accounting requirements retain the three types of hedge accounting mechanisms currently available in IAS 39. Under IFRS 9, greater flexibility has been introduced to the types of transactions eligible for hedge accounting, specifically broadening the types of instruments that qualify for hedging instruments and the types of risk components of non-financial items that are eligible for hedge accounting. In addition, the effectiveness test has been overhauled and replaced with the principle of an ‘economic relationship’. Retrospective assessment of hedge effectiveness is also no longer required. Enhanced disclosure requirements about an entity’s risk management activities have also been introduced.

At this stage, the management of the Company is unable to assess the effect of implementing the standard on its financial condition and results of operations.

•	IFRS 15, Revenue from Contracts with Customers

In May 2014, IFRS 15 was issued which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. IFRS 15 will supersede the current revenue recognition guidance including IAS 18 Revenue, IAS 11 Construction Contracts and the related Interpretations when it becomes effective.

The core principle of IFRS 15 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Specifically, the Standard introduces a 5-step approach to revenue recognition:

Step 1: Identify the contract(s) with a customer
Step 2: Identify the performance obligations in the contract
Step 3: Determine the transaction price
Step 4: Allocate the transaction price to the performance obligations in the contract
Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

Under IFRS 15, an entity recognizes revenue when (or as) a performance obligation is satisfied, i.e. when ‘control’ of the goods or services underlying the particular performance obligation is transferred to the customer. Far more prescriptive guidance has been added in IFRS 15 to deal with specific scenarios. Furthermore, extensive disclosures are required by IFRS 15.

The directors of the Company anticipate that the application of IFRS 15 in the future may have a material impact on the amounts reported and disclosures made in the Group's consolidated financial statements. However, it is not practicable to provide a reasonable estimate of the effect of IFRS 15 until the Group performs a detailed review.

•	Amendments to IFRS 8

The amendments to IFRS 8 (i) require an entity to disclose the judgments made by management in applying the aggregation criteria to operating segments, including a description of the operating segments aggregated and the economic indicators assessed in determining whether the operating segments have ‘similar economic characteristics’; and (ii) clarify that a reconciliation of the total of the reportable segments’ assets to the entity’s assets should only be provided if the segment assets are regularly provided to the chief operating decision-maker.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3	-	PLANS OF ARRANGEMENT

A.	The Company's plan of arrangement

During 2013, the Company's Board of Directors resolved to suspend all payments to its unsecured creditors and to negotiate with its unsecured creditors on a restructuring plan for the unsecured financial debts. On October 17, 2013 the Company's unsecured financial creditors approved a Plan of Arrangement (the –“Arrangement”)(as adjusted from time to time) and on January 1, 2014, the Israeli District Court approved the Arrangement. The closing of the Arrangement took place on February 20, 2014. As for an appeal submitted to the Israeli Supreme Court against the approval of the Arrangement- see note 17B (4). Below are the general terms of the Arrangement:

(a)	Extinguishment of the Company unsecured financial debts

In consideration of the extinguishment of the Company's unsecured financial debts (i.e.: Series A-G notes, series 1 note and the Company's debts to Bank Leumi), the Company issued at the closing of the Arrangement the following instruments:

*
508,027,457 new ordinary shares, representing immediately following such exchange 95% of its outstanding share capital on a fully diluted basis, excluding existing options to purchase up to 1,729,251 ordinary shares granted to the Company's and the Company's affiliates’ employees and office holders prior to the Arrangement.

*	Two series of new notes in the aggregate principal amount of NIS 666 million. For more details regarding the terms of these notes see note 14 E.

The new Shares and the new notes were allocated among the various unsecured financial creditors in proportion to the outstanding balance (principal, interest and CPI linkage) under each obligation as of the closing of the Arrangement. The new Shares are listed for trading on both the Tel Aviv Stock Exchange and the NASDAQ Stock Market, and the new notes are listed for trading on the Tel Aviv Stock Exchange.

(b)	Eastgate warrant

At the closing of the Arrangement Eastgate Property LLC ("Eastgate") which used to hold a warrant to purchase up to 3.3% of the Company's fully diluted share capital exercised the warrant for 1,924,215  ordinary shares (which represent 0.35% of the Company's share capital following the issuance of shares to the unsecured financial creditors).

(c)	Amendments to the Company's Articles of Association

Pursuant to the terms of the Arrangement, the Company amended its Articles of Association such that it includes the following Articles:

Special tender offer
In the event a person is required to conduct a "Special Tender Offer" pursuant to the provisions of the Companies Law as a result of an acquisition of Ordinary Shares that will cause that person to become a holder of 25% or more of the voting rights at a general meeting of shareholders (a "baal dvukat shlita"), that person shall offer to acquire Ordinary Shares representing at least 10% of the voting rights in the Company in such Special Tender Offer, provided, however, that the minimum required to be acquired pursuant to the Companies Law (currently 5%) shall remain unchanged. To remove doubt, if offerees holding more than 5% of the voting rights in the Company accepted the Special Tender Offer, the Offeror shall be obligated to purchase from such offerees the lower of (i) the number of Ordinary Shares representing the amount of the voting rights in the Company for which the Offeror tendered, or (ii) the number of Ordinary Shares with respect to which offerees have accepted the Special Tender Offer.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3	-	PLANS OF ARRANGEMENT (CONT.)

A.	The Company's plan of arrangement (Cont.)

(c)	Amendments to the Company's Articles of Association (cont.)

Special approval for new fields of business
A decision by the Company to engage in a new field of business which is material to the Company, in which neither the Company nor any of its subsidiaries is engaged and which new field of business is not complementary to the business of the Company or its subsidiaries, shall require the unanimous approval of all of the members of the Company's board of directors present and lawfully entitled to vote at the relevant meeting.

(d)	Elbit Medical

The corporate organs of the Company, as appointed after the closing of the Arrangement, will be assigned the task of examining the issue of realization of the Company's shares in Elbit Medical.

(e)	Additional provisions

The Company, its office holders, the Noteholders and the other unsecured financial creditors, the trustees for the Noteholders and shareholders and their respective affiliates and representatives are being released from any and all claims the grounds of which preceded the effectiveness of the Arrangement, including all claims related to the Notes and the management of the Company and all companies under its control, other than claims related to acts or omissions that were criminal, willful or fraudulent (the "Waiver"). Accordingly, the applicable pending legal proceedings against the Company, its office holders or its controlling shareholder are being dismissed. Mr. Zisser who serves as the Company's CEO and Executive President and member of the Board, is not included in the Waiver provided to the Company's other officers and directors (with respect to any and all of its capacities and positions in the Company), without derogating from any right, including his existing rights of indemnification and insurance coverage, except that all legal proceedings pending against him and/or his affiliates will be dismissed. Notwithstanding the aforementioned, in the event a claim will be made against one of the released parties by any person (a "Plaintiff") for any cause of action, including a cause of action included under the Waiver, the defendant ("Defendant") will not be precluded by virtue of the Waiver from filing a counter-claim against the Plaintiff and/or a third-party claim against any other person (including the released parties) (the "Third Party"), without prejudicing the Third Party's right under the Waiver against the Plaintiff. Notwithstanding the aforementioned, the Company will not be allowed to file third-party claims against any of the released parties.

(f)	Tax ruling

On July 11, 2013, the Company received a tax ruling from the Israeli Tax Authority ("ITA") as to the tax, if any, that would be applicable to the Company and the unsecured financial creditors as a result of the Arrangement. The ruling generally provides that, upon the closing of the Arrangement, the Company's unsecured financial creditors will be deemed to have sold their debt (first accrued interest and then outstanding principal) in consideration for the new notes and Shares issued in the Arrangement, which shall be valued at the respective closing prices thereof on the TASE on the first trading day following the closing. The Arrangement will be treated as a tax event for the Company, as well, namely, as financial income or forgiveness of debt in the amount of the difference between the amount of the Unsecured Financial Debt and the value of the new notes and Shares as aforesaid. The resulting gain may be offset against net operating losses, capital losses and impaired investments in subsidiaries. As a result of the closing of the Arrangement the Company recorded a gain for tax purposes in its financial statements. The Company does not expect any material tax liability as a result of such profit as it was offset against carried forward losses and impaired investments in subsidiaries.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3	-	PLANS OF ARRANGEMENT (CONT.)

A.	The Company's plan of arrangement (Cont.)

(g)	Purported restructuring accounting

The accounting consequences as a result of the consummation of the restructuring on the Company's debt and equity are as follows:

(1)
In accordance with IAS 39, the exchange of existing debt instruments with substantially different terms is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability.

(2)	For each existing notes series, the terms had been examined and found to be substantially different and accordingly are to be extinguished with new debt and equity instruments issued.

(3)
As described in 1 (a) above as part of the Arrangement and following the settlement with Bank Leumi (see note 14 C (2)), the Company issued new ordinary shares and two series of new notes to its unsecured financial creditors. These new ordinary shares and new notes were recognized using their fair value at the date of issuance.

(4)
The difference between the sum of the fair value of the new ordinary shares and the fair value of the new notes to the carrying amount of the all the Company's unsecured financial debts (as determined in the Plan of Arrangement ) was recognized in profit and loss for year ending December 31, 2014. Below is calculation of the profit which was recognized:

NIS in thousand

Fair value of new ordinary shares	304,816
Fair value of new notes	549,866
Total fair Value of new securities	854,682
Carrying amount of unsecured financial creditors extinguished net of expenses	2,465,111
Profit from debt restructuring	1,610,429

Accordingly, the increase in the company's shareholding equity amounted to NIS 1.9 billion.

Regarding collateral see note 17 D (2)

B.	PC's plan of arrangement ("PC's Arrangement")

On November 14, 2013, PC announced that its board of directors has concluded that PC will withhold payment on the upcoming maturities of its bonds and approach its creditors with a restructuring plan. PC's restructuring plan deals with PC's unsecured debt (i.e., outstanding debt under the Israeli Series A and B Notes and the Polish Notes) (“Unsecured Debt”) The restructuring plan was approved on June 26, 2014 by the vast majority of the creditors, and subsequently approved by the Court on July 9, 2014. PC has submitted a right issuance prospectus on October 16, 2014.  The right issuance process was completed with effect of November 30, 2014, after all conditions precedent were fulfilled, and the first payment to Notes holders was performed on January 7, 2015.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3	-	PLANS OF ARRANGEMENT (CONT.)

B.	PC's plan of arrangement ("PC's Arrangement") (Cont.)

The following are the material terms of Pc's Arrangement:

•
Each principal payment under the notes due in the years 2013, 2014 and 2015 pursuant to the original terms of the notes shall be deferred by exactly four and a half years and each principal payment due pursuant to the original terms of the notes in subsequent years (i.e., 2016 and 2017) will be deferred by exactly one year.

•
In the event that PC does not succeed in prepaying an aggregate amount of at least NIS 434 million of the principal of the notes, excluding linkage differentials before 1 December 2016, then all principal payments under the notes deferred in accordance with above, shall be advanced by one year (i.e., shall become due one year earlier).

•
Accrued interest on the Unsecured Debt up and until December 31, 2013 was added to the principal of the notes. Accordingly, PC issued additional NIS 5.5 million par value notes to series A holders and NIS 13.3 million par value notes to series B holders and PLN 2.8 million (NIS 3.4 million) par value to Polish investors. The accrued interest will be paid together with the principal.

•	Following January 1, 2014 (“Effective Date”), interest payments will be paid on their due dates. PC paid to the holders of the Unsecured Debt an amount of EUR 13.8 million of 2014 interest payments.

•	As from January 1, 2014, the annual interest rate of the Unsecured Debt shall be increased by 1.5%.

•	PC, its directors and officers and its controlling shareholder are fully released from claims.

•
The net cash flow received by PC following an exit or raising new Financial indebtedness (except if taken for the purpose of purchase, investment or development of real estate asset) or refinancing of Real estate Asset's after the full repayment of the asset’s related debt that was realized or in respect of a loan paid in case of debt recycling (and in case where the exit occurred in the subsidiary – amounts required to repay liabilities to the creditors of that subsidiary) and direct expenses in respect of the asset (any sale and tax costs, as incurred) , will be used for repayment of the accumulated interest till that date in all of the series (in case of an exit which is not one of the four shopping centers only 50% of the interest) and 75% of the remaining cash (following the interest payment) will be used for an early repayment of the close principal payments for each of the series (A, B, Polish) each in accordance with its relative share in the deferred debt. Such prepayment will be real repayment and not in bond purchase.

•
An injection of EUR 20 million into PC at a price per-share of EUR 0.0675, (“Equity Contribution) was executed by PC in the form of Rights Offering to its shareholders. As part of PC's injection, The Company's subsidiary, Elbit Ultrasound (Luxembourg) BV/ S. a' r. l ("EUL") entered into a Back Stop Agreement (the “Back Stop Agreement”) with various affiliates of Davidson Kempner Capital Management LP (“DK” ”),( a related party of the Company), pursuant to which DK undertook to purchase under the Rights Offering, in lieu of EUL, a portion to be determined by EUL, provided that such portion shall not be less than the higher of EUR 3 million or the Additional Purchase Amount (the “Back Stop Undertaking”)and shall not exceed EUR 10 million or result in DK and its affiliates directly or indirectly holding shares representing 30% or more of the total voting rights in Plaza, all subject to the terms and conditions therein. Consequently EUL has purchased 122,847,376 new ordinary shares of PC for the total amount of approximately Euro 8.3 million (NIS 39 million) and DK purchased 163,803,197 new ordinary shares of PC for an additional amount of Euro 11.05 million (NIS 52 million).

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3	-	PLANS OF ARRANGEMENT (CONT.)

B.	PC's plan of arrangement ("PC's Arrangement") (Cont.)

•
PC issued to the holders of Unsecured Debt 13.21% of PC's shares (post Equity Contribution) for payment of par value of shares. Such issuances of shares were distributed among the holders of Unsecured Debt pro rata to the relative share of each relevant creditor in the Deferred Debt ("Deferred Debt Ratio").

•
Following the Rights Offering and associated placing of shares and the issuance of new ordinary shares to PC's bondholders under the restructuring plan, EUL holds 44.9% in PC and DK holds approximately 26.3% of the outstanding shares of Plaza and approximately 14.3% of the outstanding shares the Company.

Purported restructuring accounting

The accounting consequences as a result of the consummation of the restructuring on PC's debt and equity are as follows:

1.
In accordance with IAS 39, the exchange of existing debt instruments with substantially different terms is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability.

2.	For each existing notes series, the terms had been examined and found to be substantially different and accordingly are to be extinguished with new debt and equity instruments issued.

3.
The difference between the sum of the fair value of the new ordinary shares issued to PC's unsecured creditors and the fair value of the notes as for December 10, 2014 to the carrying amount of PC's notes as for December 9, 2014 was recognized in profit and loss for the year ending December 31, 2014. Below a calculation of the profit which was recognized:

Carrying amount recognized (de-recognized)
Items de-recognized
Total Israeli notes at fair value through profit or loss	(551,224)
Total Israeli notes at amortized costs	(260,680)
Total Polish notes	(68,152)
Old accrued interest due notes at amortized cost as of December 9, 2014	(28,805)
Total amounts de-recognized	(908,861)

Items added
Fair value of new bonds (*,**)	803,924
New accrued interest due notes at amortized cost as of December 9, 2014	59,596
Value of new shares issued to bondholders	29,075
Total amounts recognized	892,595
Gain recorded at December 10, 2014	16,266

(*)
In respect of Israeli bonds, market quote of December 10, 2014 was inclusive of accrued interest due to the year 2014, therefore, and in order to reach a quote of the principal only, accrued interest in the amount of NIS 16.5 million and NIS 37 million was deducted from the fair value derived by the quote of notes A, and B, respectively.

(**)	Fair value of Polish notes (untraded) was determined using the known effective interest rates determined for Israeli notes, and the value of the Polish notes was derived from it.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3	-	PLANS OF ARRANGEMENT (CONT.)

B.	PC's plan of arrangement ("PC's Arrangement") (Cont.)

Following the conclusion of the restructuring plan, all PC's non-current maturities of interest bearing loans were reclassifies to long term, unless covenant breach is still valid, and no waiver obtained.

As for additional details of the new notes see note 14 F.

As for main collaterals and commitments see note 17 D (3).

As for financial covenants of the new notes see note 17 E (5)

NOTE 4	-	SHORT-TERM DEPOSITS AND INVESTMENTS

A.	Composition:

	December 31	December 31
	2 0 1 4	2 0 1 4	2 0 1 3
	Interest
	rate
	%	(In thousand NIS)
	(Except for per-share data)

Deposits at banks and financial institutions:
U.S. Dollar	-	5,675	3,589
EURO (i)	See (i) below	24,719	30,111
Other restricted deposits		2,915	109
		33,309	33,809

Marketable securities held for trading:
Shares and bonds		6,773	13,973
		6,773	13,973

Available for sale financial assets (ii)		4,702	34,375

Derivative measured at FVTPL (iii)		3,183	-
		47,967	82,157

(i)
An amount of NIS 18 million and NIS 30 million as of December 31, 2014 and 2013, respectively, is restricted due to bank facility agreements signed to finance commercial centers projects in Eastern Europe. These amounts carry an annual interest rate of mainly Overnight rates. Additional NIS 6 million is a secured deposit due to hedging activities through sell of currency options, and carrying no interest.

(ii)
As of December 31, 2013: The balance mainly includes NIS 29.5 million representing 1.7 million shares of Park Plaza Hotels Limited which were sold during 2014 for a net consideration of GBP 6.0 million (approximately NIS 35 million);

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4	-	SHORT-TERM DEPOSITS AND INVESTMENTS (CONT.)

A.	Composition: (cont.)

(iii)
As part of the sale transactions with Park Plaza for the sale of the UK hotels (in December 2010) and the Dutch hotels (in March 2012) the Company has been allotted with 1.7 million shares of Park Plaza. In accordance with the term of the agreements Park Plaza will pay to the Company, subject to certain condition and exception as detailed in the sale agreement, the difference between the agreed price (GBP 5 per share for 1 million shares allotted under the UK transaction and EUR 5 per share for 700,000 shares allotted under the Dutch transaction) and the market price on December 31, 2015 for the UK transaction and March 31, 2016 for the Dutch Transaction.

The balance as of December 31, 2014 and 2013 includes an amount of NIS 3 million and NIS 15.4 million (which was classified to long term see note7 A) respectively, with regard to the said transactions. The decrease is attributed to the increase in park plaza quote share. As for the sale of Park Plaza's shares – see ii above).

B.	For Liens - see note 17D.

NOTE 5	-	OTHER RECEIVABLES

Composition:

	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

Income taxes	5,537	5,087
Governmental institutions	7,785	12,512
Loans to partner in project	2,641	2,041
Advance to suppliers	2,029	4,638
Receivable due to sale of investment (i)	1,162	11,237
Prepaid expenses	3,205	6,272
Other	4,858	5,543
	27,217	47,330

(i)	The balance represent an amount due to PC in respect of the sale of its her investment of Uj udvar project in Hungary in December 2013.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6	-	TRADING PROPERTY

A.	Composition:

	December 31
	2 0 1 4	2 0 1 3(*)
	(In thousand NIS)

Balance as of January 1	2,572,906	3,387,941
Acquisition and construction costs (1)	54,205	18,238
Disposal during the year (2)	(224,412)	(8,903)
Capitalized borrowing costs (3)	-	31,132
Write-down to net realizable value (see B below and Note 21J)	(527,552)	(677,403)
Foreign currency translation adjustments	790	(178,099)
Balance as of December 31	1,875,937	2,572,906

(1)	Including NIS 42 million acquired following the termination of the BAS joint venture (see C below for more details).

(2)	As for disposition of trading properties in 2014 see C below

(3)
Regarding accounting policy of capitalizing borrowing costs see note 2 T. The Group temporarily suspended capitalization of borrowing costs starting July 1, 2013, following temporary suspension of active development of the majority of its trading properties.

Presentation of trading property in the balance sheet:

	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

Current assets (*)	-	192,867
Non-current assets	1,875,937	2,380,039
Total	1,875,937	2,572,906

(*)
As of December 31, 2013, the Koregaon Park commercial centre was the only trading property presented as current assets due to the existence of a sale and purchase agreement on the trading property.  Following the continuous delay in the selling process all the trading properties including Koregaon are presented as non-current assets.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6	-	TRADING PROPERTY (CONT.)

B.	Additional information:

	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

Accumulated write-down to net realizable value	2,072,425	1,544,873

Composition of trading property per stages of development:

	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

Operating trading properties (*)	809,228	1,071,402
Projects designated for development	897,715	1,180,474
Projects not designated for development	168,994	321,030
Total	1,875,937	2,572,906

(*)	As for the classification of operational commercial centers as trading property- see note 2 X (2) b.

Composition of trading property distinguished between freehold and leasehold rights:

	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

Freehold	1,232,706	1,475,416
Leasehold	643,231	1,097,490
	1,875,937	2,572,906

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6	-	TRADING PROPERTY (CONT.)

B.	Additional information: (cont.)

Write down trading properties per project:

	Year ended
	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)
Project name (City, Country)

Operational:
Kragujevac (Kragujevac, Serbia)	16,040	3,574
Koregaon Park (Pune, India) (See description below)	47,525	74,146
Zgorzelec (Zgorzelec, Poland)	18,275	9,580
Liberec (Liberec, Czech Republic)	9,827	55,100
	91,667	142,400
Non-Operational:
Iasi (Iasi, Romania)	20,221	7,529
Chennai (Kadavantara, India)	28,988	96,140
Belgrade Plaza (Belgrade, Serbia)	11,812	139,662
Helios Plaza (Athens, Greece)	51,168	58,436
Sportstar Plaza Visnjicka (Belgrade, Serbia)	827	40,551
Lodz Plaza (Lodz, Poland)	5,134	33,386
Casaradio (Bucharest, Romania) (See 5 below)	217,265	30,005
Constanta (Constanta, Romania)	17,898	23,667
Ciuc (Ciuc, Romania)	17,147	20,988
Timisoara (Timisoara, Romania)	9,577	26,074
Roztoky (Prague, Czech Republic)	-	18,490
Kielce (Kielce, Poland)	(1,526)	3,940
BAS (S Romania)	27,269	-
Others	30,105	36,135
	435,885	535,003
	527,552	677,403

The 2013 write downs were caused mainly by the following factors:

•
During 2013 the Group has determined that the vast majority of its trading properties will not be developed in the foreseeable future. Therefore the net realizable values for these projects were measured based on the residual method or on the comparable method .In previous years these projects were measured on undiscounted value. This change in the status of the project in addition to other economic factors caused a significant write down to the Group trading property.

The 2014 write downs were caused mainly by the following factors:

•	There were significant decreases in Net Realizable Values of certain projects below the carrying amount due to deteriorating market condition in certain countries in which the Group operates.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6	-	TRADING PROPERTY (CONT.)

B.	Additional information: (cont.)

Write down trading properties per project (cont.):

The 2014 write downs were caused mainly by the following factors (cont.):

•
Also affecting the valuations (in respect of plots under development) are delays in the execution and commencement of construction of projects by the Company, increase in the risks inherited with the Company's developments projects which cause an increase in the discounts rate and the exit yields of the undeveloped projects.  In certain cases, changes were performed to schemes of projects (e.g Casaradio, see C below) which triggered additional significant impairments.

•
In the operational projects (Koregaon Park in India and Zgorzelec in Poland) impairment was performed due to delays in executing a sale transaction for the project  and that current transaction is in lower prices (in case of Koregaon Park), and also a decrease in the performance of both commercial centres.

•	The disposal, or contracted disposal, of certain properties at a selling price below their carrying amount triggered write down of these properties to their contractual selling price (see C below).

C.	Additional information in respect of PC's trading property:

Casaradio

1.	General

One of PC's most significant projects under development is the Casaradio project in Bucharest, Romania. The Casaradio Project cost in the Group's financial statements as of December 31, 2014 amount to NIS 548 million (2013 - NIS 788 million). The 2014 impairment is attributed to the change of scheme of the project, mainly by not including a residential component.

PC purchased the plot for this large scale project in 2007, after signing a Public Private Partnership Agreement (“PPP”) and holds 75% of the shareholding in the SPV that holds the asset ("SPV").The remaining 25% are held by the Romanian authorities (15%) and another third party (10%).  As part of the PPP, the SPV has leased the plot for a period of 49 years. In addition the SPV has committed to construct a Public Authority Building (“PAB”) measuring approximately 11,000 square meters for the Romania Government at its own cost. Large scale demolition, design and foundation works were performed on the construction site until 2010, when current construction and development were put on hold (refer to point 2 below).

2.	Obtaining of the Detailed Urban Plan (“PUD“) permit

The SPV obtained the PUD related to this project in September 2012. Furthermore, on December 13, 2012, the Court waived a claim submitted by certain plaintiffs and rejected the litigation aiming to cancel the approval of the Zonal Urban Plan (“PUZ”) related to the Project. The court decision is irrevocable.

As the PUD is based on the PUZ, the risk that the PUD would be cancelled as a result of the cancellation of the PUZ was removed from the date when the PUZ was cleared in court on December 13, 2012.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6	-	TRADING PROPERTY (CONT.)

C.	Additional information in respect of PC's trading property: (Cont.)

Casaradio (Cont.)

3.	Discussions with Authorities on deferral of construction time table

Following the Court decision, the SPV has no restrictions for submitting a request for building permits and commence development of its project.

However, in view of the financial crisis, and in order to ensure a construction process that will be adjusted to current market conditions, the SPV started preliminary discussions with the authorities (which are both shareholders of the SPV and a party to the PPP) regarding the future development of the project.

The SPV also officially notified the Romanian authorities its wish to renegotiate the existing PPP contract on items such as time table, structure and milestones (e.g. the construction of the Public Authority Building (“PAB”), whose estimated costs are provisioned for in these financial statement – refer to point 4 below).

PC estimates that although there is no formal obligation from the Romanian authorities to renegotiate the PPP agreement, such obligation is expressly provided for the situation when extraordinary economic circumstances arise.

PC’s management believes that an agreement should be reached with the Authorities regarding the future development of the project (PC management cannot assess at this stage the timing of reaching such agreement).

4.	Provision in respect of PAB

As mentioned in point 1 above, when PC entered into an agreement to acquire 75% interest in the SPV it assumed a commitment to construct the PAB at its own costs for the benefit of the Romanian government. Consequently, PC had recorded a provision in the amount of Euro 17.1 million (NIS 80.8 million) in respect of the construction of the PAB.  PC has utilized the amount of NIS 7 million out of this provision, but in the last 3 years have made no change in the provision, in view of significant changes that might be implemented to the project, mainly with the timing of the construction, and the construction specifications depending upon the outcome of the negotiations with the Authorities. PC's management believes that the current level of provision is an appropriate estimate in the circumstances. Upon reaching concrete agreements with Authorities, PC will be able to update the provision. The 2014 impairment of Casaradio project is attributed to the change of scheme of the project, mainly by excluding a residential component.

5.
As of December 31, 2013 the Casaradio cost of the project included two non-operative gas turbines with a total carrying amount of NIS 14 million (after write down). These turbines were purchased in the past with the purpose of supplying energy to the completed project due to lack of sufficient energy infrastructure capabilities in Bucharest at the time. Following an improvement in the energy infrastructure in recent years the turbines became redundant and efforts were made to dispose of them. In the course of 2013 the turbines were written down (NIS 30 million) to their net realizable values based on most recent offering prices received from potential buyers. In March 2014 PC disposed of the turbines for a total consideration of NIS 12 million.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6	-	TRADING PROPERTY (CONT.)

C.	Additional information in respect of PC's trading property: (Cont.)

Termination of Joint venture agreement in Romania

In June 2014, PC terminated, following a mutual agreement, its joint venture agreement with an Israeli based Company (“Aura”).  The seven assets companies held by the joint venture were spilled between PC’s 50.1% subsidiary (“Plaza Bas”) and Aura, where Aura received a full control over three of the asset companies, and Plaza Bas received full control over the remaining four asset companies The carrying amount of the assets received by Plaza Bas valued at EUR 9 million (NIS 42 million) and Plaza BAS assumed two bank facilities with principal of EUR 9.7 million (NIS 46 million).

In addition, Aura paid an amount of EUR 0.6 million (NIS 3 million) to PC as part of the joint venture termination.  PC has performed internal valuation of the assets and liabilities it obtained in full following the termination, and as a result recorded a loss of EUR 4.1 million (NIS 19 million) from this transaction.

Sale of Kragujevac Plaza in Serbia

Effective beginning September 2014, PC completed the disposal of its commercial center, Kragujevac Plaza in Serbia for approximately Euro 38.6 million (NIS 181 million).

Following the repayment of related bank loan of approximately Euro 28.2 million (NIS 132 million), Plaza received net cash from the disposal of approximately Euro 10.4 million (NIS 49 million). Restricted cash linked to the bank debt and other working capital balances of approximately Euro 2 million (approximately NIS 9.4 million) were also released following the transaction. As a result of the transaction a loss of Euro 0.6 million (approximately NIS 2.8 million was recorded in the profit and loss of for the year ended December 31, 2014.

Disposal of plots in Romania

During 2014 PC completed the selling of two plots in in Romania (Targu Mures, and Hunedoara) to a third party developers for a total consideration of EUR 4.7 million (approximately NIS 22 million).  No profit or loss was recorded as a result of these transactions.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6	-	TRADING PROPERTY (CONT.)

C.	Additional information in respect of trading property: (Cont.) (*)

The following table summarizes general information regarding the Group's significant trading property projects.

			As of December 31, 2014
Project	Location	Purchase / transaction date	Rate of ownership by PC (%)	Nature of rights	Carrying amount December 31, 2014 (MNIS)	December 31, 2013 (MNIS)
Operational
Suwalki Plaza	Poland	Jun-06	100	Ownership	187.3	187.1
Zgorzelec Plaza	Poland	Dec-06	100	Ownership	63.8	81.8
Torun Plaza	Poland	Feb-07	100	Ownership	324.4	325.4
Kragujevac Plaza	Serbia	Oct - 07	100	Lease for 99 years	N/A	199.9
Koregaon Park	India	Oct-06	100	Ownership	159.7	192.7
Liberec Plaza	Czech Republic	Jun-06	100	Ownership	74.2	84.6
Undeveloped lands designated for development
Casa Radio	Romania	Feb-07	75	Leasing for 49 years	548.5	787.9
Timisoara Plaza	Romania	Mar-07	100	Ownership	42.1	51.6
Lodz – plaza	Poland	Sep-09	100	Perpetual usufruct	35	37.8
Belgrade Plaza	Serbia	Aug-07	100	Ownership	64.7	77.5
Sport-Star Plaza	Serbia	Dec-07	100	Ownership	89.3	90.9
Chennai	India	Dec-07	80	Ownership	118.5	134.7
Undeveloped lands not designated for development
Lodz residential	Poland	Sep-01	100	Ownership/ Perpetual usufruct	22.7	27.5
Kielce Plaza	Poland	Jan-08	100	Perpetual usufruct	16.5	20.3
Lesnzo Plaza	Poland	Jun-08	100	Perpetual usufruct	3.8	8.1
Miercurea Csiki Plaza	Romania	Jul-07	100	Ownership	9.5	26.8
Iasi Plaza	Romania	Jul-07	100	Ownership	34.5	55.5
Slatina Plaza	Romania	Aug-07	100	Ownership	5.2	8.1
Constanta Plaza	Romania	July-09	100	Ownership	11.8	30.1
Targu Mures Plaza	Romania	Mar-08	100	Ownership	N/A	16.7
Hunedoara Plaza	Romania	Feb-08	100	Ownership	N/A	11.5
Shumen Plaza	Bulgaria	Nov-07	100	Ownership	4.7	10
Arena Plaza Extension	Hungary	Nov-05	100	Land use rights	16.7	16.9
Helios Plaza	Greece	May-02	100	Ownership	20.8	73.2
Other small plots, grouped					22.2	16.3
					1,875.9	2,572.9

(*)       Trading properties held by joint venture companies (see Note 9)

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6	-	TRADING PROPERTY (CONT.)

D.	Additional information in respect of trading property in India:

The following information relates to trading property held by Elbit-Plaza India Real Estate Holding Limited ("EPI"), the total amount of which as of December 31, 2014 amounts to NIS 118 million. EPI is jointly controlled by the Company and PC (see note 10D). As for additional information in respect of the Bangalore Project- see note 9 A.

Chennai, India

In December 2007, EPI executed agreements for the establishment of a special purpose vehicle (“Chennai Project SPV”) together with one of the leading real estate developers in Chennai (“Local Partner”). Subject to the fulfillment of certain conditions, the Chennai Project SPV undertook to acquire the ownership and development rights in and up to 135 acres of land situated in the Sipcot Hi-Tech Park in the Siruseri District of Chennai, India.  Due to changes in market conditions, EPI and Chennai Project SPV later decided to limit the extent of the project to 83.4 acres.

Under these agreements, EPI holds 80% of the equity and voting rights in the Chennai Project SPV, while the Local Partner will retain the remaining 20%. The project land is to be acquired by the SPV in stages subject to such land complying with certain regulatory requirements and the due diligence requirements of EPI. Through December 31, 2014 the Chennai Project SPV has completed the purchase of approximately 74.3 acres out of the total 83.4 acres for consideration of a total of INR 2,367 million (NIS 145 million) (EPI share). In addition, as of December 31, 2014, EPI paid advances in the amount of INR 564 million (NIS 35 million) in order to secure acquisition of an additional 8.4 acres.

The parties have entered into a shareholders' agreement in respect of the management of the Chennai Project SPV, which provides, among other matters, for a five member board of directors, with one member appointed by the Seller for so long as it maintains a 10% holding in the Chennai Project SPV and four members appointed by EPI. The shareholders' agreement also includes pre-emptive rights and certain restrictions pertaining to transferring of securities in the Chennai Project SPV. Profit distributions declared by the Chennai Project SPV will be distributed in accordance with the parties' proportionate shareholdings, subject to EPI's entitlement to receive certain preferential payments out of the Chennai Project SPV’s cash flow, as determined in the agreements.

EPI intends to make certain changes in the project's implementation plan, and in this respect the Chennai Project SPV signed a memorandum of understanding with a local developer for the joint development of the project (“JD Transaction” and “MOU”, respectively). On the basis of the MOU, the parties to the JD Transaction have finalized the terms and conditions of the definitive Joint Development Agreement, and they intend to execute the JD Transaction upon fulfillment of a certain condition precedent. In accordance with the provisions of the JD Agreement, certain percentage from the sales of the villas and the plotted land will be allocated to the Chennai SPV. If the parties fail to execute the JD Transaction prior to 30 June 2015, then Chennai Project SPV shall have to reimburse to the local developer the initial deposit and certain expenses in the aggregate amount of INR 75 million (NIS 4.5 million).

On 12 December 2014, the Local Partner filed a request with the Chennai court for a stay order against; inter alia, the directors of the Chennai Project SPV, ordering them not to make any disposition with respect to the land property. A temporary stay order was granted by the court, and immediately thereafter, EPI filed a request for a removal of the stay order. The court set a date for a hearing on this case on the 15th of April 2015.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6	-	TRADING PROPERTY (CONT.)

D.	Additional information in respect of trading property in India (Cont.):

Chennai, India (Cont.)

On December 31, 2014 and 2013 a valuation was prepared by, an independent appraiser who valued the asset. In 2013 the valuation was performed on 84 acres, while in 2014 it was performed on 75 acres which are the actual land plots held by the SPV.

Since the Group intends to establish Joint Development agreement in order to develop the land, we find the residual approach more suitable for the valuation of the project. However, since there is uncertainty with the Group ability to develop the project in the foreseeable future, the Group measured the net realizable value of the project on discounted basis. Accordingly a write-down of the advances paid to the seller and to the cost of the land, in a total amount of NIS 132 million was recorded in the Company's 2013 profit and loss account. In 2014 an additional write down was recorded in a total amount of NIS 29 million.

E.
As of December 31, 2014 the Group pledged trading property in the amount of NIS 808 million in order to secure borrowings provided to the Group by financial institutions in the total amount of NIS 666 million. See also note 17 D.

F.	Significant estimates:

The significant assumptions used in measuring the net realizable values of trading properties (on the basis of weighted averages) as of December 31, 2014 and 2013 are presented below:

	2 0 1 4	2 0 1 3

Estimated rental prices per sqm per month (in EURO)
Romania	8.5-27	14-29
Czech Republic	3.5-30	16
Serbia	15-22.5	14
Latvia	5-30	13
Poland	5-42	7
Greece	13	14
Hungary	4-14	N/A
India	9	1.2

Average risk adjusted yield used (in percentage)
Romania	7-9	7-8
Czech Republic	8.75	8.35
Serbia	8.5-9	9
Latvia	8	8
Poland	7.75-9	8.75
Greece	9.25	9.25
Hungary	8.5	N/A
India	--	--

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6	-	TRADING PROPERTY (CONT.)

The following tables provide a sensitivity analysis on the value of PC's certain trading properties (in millions of NIS) assuming the following changes in key inputs used in the valuations:

Operating Property	Exit Yield
	-50bps	-25bps	0	+25bps	+50bps
Polish operating shopping centers	771	746	722	700	679

Plots in CEE	Exit Yield					Rent					Construction Cost					Delay in construction commencement date (months)
	0	+15bps	+25bps	+40bps	+50bps	+10%	+5%	-	-5%	-10%	+10%	+5%	-	-5%	-10%	0	+6	+12	+18	+24
Lodz Plaza	31	32	33	34	35	55	45	35	25	15	11	23	35	47	59	20	23	28	30	35
Casa Radio	462	483	504	526	549	684	617	549	481	413	358	453	549	644	739	415	440	479	506	549
Belgrade Plaza	55	57	59	62	64	95	79	64	49	34	28	46	64	83	101	42	46	53	57	64
Timisoara Plaza	36	37	39	40	42	59	51	42	34	25	21	31	42	53	64	29	32	36	38	42
Belgrade Plaza Visnjicka	74	77	81	85	89	106	98	89	80	72	63	76	89	102	116	72	76	80	84	89

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7	-	DEPOSITS, LOANS AND OTHER LONG-TERM BALANCES

A.	Composition:

	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

Deposits at banks and financial institutions (i)	20,054	20,807
Derivative measured at FVTPL (see note 4 (iii))	-	15,480
Deferred tax	4,349	1,000
Loans to associates	-	3,711
Others	2,823	6,784
	27,226	47,782

(i)
December 31, 2013 and 2014: Comprised mainly of NIS 5.2 million linked to the EURO and bearing annual interest rate of 0.28% per annum and a deposit used as collateral of project in Tiberias, Israel the sum of approximately NIS 14 million.

B.	Liens - see note 17D.

NOTE 8	-	INVESTMENTS IN ASSOCIATES

A.	InSightec Ltd. ("InSightec"):

(1)
InSightec Ltd. was incorporated in the State of Israel and is engaged in the development, manufacturing and marketing of medical treatment systems, based on a unique technological platform, which combines the use of a focused ultrasound beam and a magnetic resonance imaging guided focused ultrasound treatment equipment ("MRgFUS technology") intended for the treatment of non-invasive tumors in the human body. As for December 31, 2014 the Group holds, through Elbit Medical, 36% of InSightec's voting and equity rights (30% on a fully diluted basis). Yet, due to the fact that the Group invested in preferred shares and regular shares which are subordinated to the share granted in the last round of investment, the Group share in InSightec loss is 41.5%.

Substantially all of InSightec's current sales are derived from a few applications of InSightec's products. Other applications of InSightec's technology are in the early stages and there can be no assurance that these applications will be successful. InSightec is continuing research and development for additional applications for such products.

(2)	For the loss of control over InSightec during 2012 see note 23.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8	-	INVESTMENTS IN ASSOCIATES (CONT.)

A.	InSightec Ltd. ("InSightec") (Cont.):

(3)	Agreement for investment of between $50 and $62.5 million in InSightec by York and other investors

On June 29, 2014, InSightec has entered into a Series D Preferred Share Purchase Agreement with York Global Finance II S.à r.l. (an affiliate of York Capital Management which is a related party of the Company) (“York”), pursuant to which York and certain Subsequent Investors (as defined below), invested US$59 million in InSightec (the "Transaction").

The main terms of the Transaction are as follows:

(i)
On June 26, 2014 York has invested US$37.5 million in InSightec in consideration for 19,332,212 Series D Preferred Shares of InSightec which represented approximately 15% of the share capital of InSightec on a fully diluted basis,

(iv)
On September 14, 2014, Shanghai GEOC Hengtong Investment Limited Partnership and Fortune China Limited (jointly: the "GEOC") invested additional US$ 12.5 million in InSightec in consideration for 6,444,404 Series D preferred shares of InSightec, which represented approximately 5% of the share capital of InSightec on a fully diluted basis.

(v)
On December 16, 2014 part of InSightec's existing shareholders, York  and Mr. Moris Ferre ( InSightec's chairman of the board)  invested additional US$ 9 million in InSightec for the consideration for 4,639,971 Series D preferred shares of InSightec which represent approximately 3.3% of the share capital of InSightec on a fully diluted basis. After this investment York holds 16% of the share capital of InSightec on a fully diluted basis.

(vi)
In addition, by the end of May 31, 2015, Elbit Medical has the right to invest up to an additional US$3.5 million in InSightec.York has the option to purchase additional Series D Preferred Shares not purchased by the Elbit Medical up to a total investment in the round of US$62.5 million.

(vii)	The Transaction reflects a pre money valuation of InSightec of US$ 200 million (on a fully diluted and as-converted basis).

(viii)
In the event that InSightec's aggregate revenues for 2014 and 2015 as reflected in its annual audited financial statements for such years will be less than $60 million, the Series D price per share will be adjusted proportionately and the investors in the round shall be issued additional Series D Preferred Shares, provided, however, that the price per share shall not be reduced by more than 8%.

(ix)
As part of the Investment Agreement, the parties have agreed to changes in the Security Holders Agreement among InSightec shareholders, including increasing the maximum number of directors to 11, of which Elbit Medical will be entitled to appoint two persons as long as its hold in the aggregate 12.5% or more of InSightec share capital.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8	-	INVESTMENTS IN ASSOCIATES (CONT.)

B.	Gamida Cell Ltd. ("Gamida"):

Gamida is engaged in the development of stem cell therapeutics based on its proprietary technologies for stem cells expansion. As of December 31, 2014, the Group holds, through Elbit Medical 26% in Gamida's voting and equity rights (approximately 25% on a fully diluted basis) and the rights to appoint 20% of the board members.

On September 1, 2014, Gamida and vast majority of Gamida’s shareholders (including Elbit Medical), completed the execution of the Option and Investment Agreements (the "Agreements") with Novartis Pharma AG (Novartis).

The Option is exercisable, for a limited period of time, following Gamida achieving certain milestones relating to the development of NiCord (the "Product"). Gamida estimates that these milestones will be met during 2015. In any event, the Option, if not exercised, will expire in first half of 2016. Upon exercising the Option, Novartis would pay other shareholders in Gamida (the Sellers) cash payments of approximately $165 million, in accordance with the terms of the Agreements. In addition, the Sellers will be entitled to potential future payments which can reach a total of $435 million, depending on certain development and regulatory milestones and on sales of Gamida's products.

C.	Aggregate information of associates:

	Year ended
	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

The Group’s share of loss from continuing operations	(38,018)	(22,393)

The Group’s share of total comprehensive income	(38,018)	(22,393)

Aggregate carrying amount of the Group’s interests in these associates	129,093	147,582

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9	-	INVESTMENTS IN JOINT VENTURES

A.	Investment in Bangalore, India:

Amended framework agreement (March 2008)

In March, 2008 EPI entered into an amended and reinstated share subscription and framework agreement (the "Amended Framework Agreement"), with a third party (the "Partner"), and a wholly owned Indian subsidiary of EPI which was designated for this purpose ("SPV"), to acquire, through the SPV, up to 440 acres of land in Bangalore, India (the "Project") in certain phases as set forth in the Amended Framework Agreement. As of December 31, 2014, the Partner has surrendered land transfer deeds in favor of the SPV to an escrow agent nominated by the parties for approximately 54 acres for a total aggregate consideration of approximately INR 2,843 million (NIS 174 million). Upon the actual transfer of title of such 54 acres, the Partner will be entitled to receive 50% of the shareholdings in the SPV. In addition, the SPV has paid to the Partner advances of approximately INR 2,536 million (NIS 156 million) on account of future acquisitions by the SPV of a further 51.6 acres

New Framework Agreement (July 2010)

In July, 2010, a new set of arrangements was entered into between, EPI, the SPV and the Partner (the "New Framework Agreement"). In accordance with this agreement:

EPI will remain the holder of 100% of the shareholdings and the voting rights in the SPV. The scope of the Project will be decreased to 165 acres. The net proceeds from the Project will be distributed in a manner by which the Group's share will be approximately 70% until such time that EPI’s investment in the amount of INR 5,780 million (approximately NIS 355 million) (“EPI’s Investment”) plus an internal return rate of 20% per annum calculated from September 30, 2009 ("IRR") is paid to the SPV (the "Discharge Date"). Following the Discharge Date, EPI will not be entitled to receive any additional profits from the Project and it will transfer to the Partner the entire shareholdings in the SPV for no consideration. In addition, the Partner has a call option, subject to applicable law and regulations, to acquire the entire shareholdings of the SPV, at any time, in consideration for EPI’s Investment plus the IRR calculated on the relevant date of acquisition.

The New Framework Agreement will enter into full force and effect upon execution of certain ancillary agreements as set forth therein. As of December 31, 2014 these ancillary agreements were not yet executed

Planning Status

As for December 31, 2014 and 2013 due to the fact that the New Framework Agreement was not enter into effect (as mentioned above) and due to uncertainty to develop the project in the foreseeable future with the partner according to the New Framework Agreement, the Group measured the net realizable value of the project according to the comparable method. As a result On December 31, 2013, the SPV has write down trading properties and advances on account of trading properties in the amount of Group recorded NIS 263 million. According to 2014 valuation the Group reversed a write down in an amount of NIS 10 million. The write down and the reverse write down were included in the Company's profit and loss account for 2013 and 2014 as share in losses of associates.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9	-	INVESTMENTS IN JOINT VENTURES (CONT.)

A.	Investment in Bangalore, India: (Cont.)

Name of joint venture	Principal activity	Place of incorporation and principal place of activity	Proportion of ownership interest and voting rights held

Aayas Trade Services Private Limited	Purchase and Development of Residential property	India	50%	50%

The above joint venture is accounted for using the equity method in these consolidated financial statements.

Summarized financial information

Summarized financial information in respect of the Group’s material joint venture is set out below. The summarized financial information below represents amounts shown in the joint venture’s financial statements prepared in accordance with IFRSs.

	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

Aayas Trade Services Private Limited
Current assets	654	576
Non-current assets	267,302	225,120
Current liabilities	(1,344)	(65)
Non-current liabilities	(3,080)	(1,406)
The above amounts of assets and liabilities include the following:
Cash and cash equivalents	20	302

Aayas Trade Services Private Limited summarized financial information

	Year ended
	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

Profit (loss) from continuing operations	20,434	(388,288)

Profit (loss) for the year	20,434	(388,288)

Total comprehensive loss for the year	20,434	(388,288)

Depreciation amortization and impairment	20,692	(388,107)

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9	-	INVESTMENTS IN JOINT VENTURES (CONT.)

A.	Investment in Bangalore, India: (Cont.)

Reconciliation of the above summarized financial information to the carrying amount of the interest in the joint venture recognized in the consolidated financial statements:

	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

Net assets of the joint venture	263,532	224,225
Proportion of the Group’s ownership interest in the joint venture	50%	50%
Carrying amount of the Group’s interest in the joint venture	131,766	112,112

B.	Investment in joint venture held in Kochi, India:

In September 2006, the Company together with an Indian corporation wholly  owned by certain unrelated third parties (the "Third Parties Shareholder") entered into a transaction (as amended in January 2007), comprising of a land purchase agreement and a share subscription agreement ("Project SPV"), for the purchase of a land located in Kochi, India. In accordance with the terms of the land purchase agreement, the Project SPV acquired 13 acres ("Property A") for a total consideration of INR 1,495 million (NIS 84 million) payable subject to fulfillment of certain obligations and conditions by the seller in respect of the land including obtaining all permissions required for construction thereon and making good and marketable title with regard to Property A and others ("Conditions Precedent"), out of which an advance of app. 48% of the total purchase price was paid to the seller by the Project SPV in consideration for the transfer of title in Property A to the Project SPV. The land purchase agreement further provides that additional 28 acres ("Property B") would be included in a Joint Development Agreement ("JDA") between the seller and the Project SPV according to which the Project SPV will be entitled to 60% of the undivided share which is corresponding to 60% of the constructed area on Property B without any consideration and the seller will be entitled to receive 40% of the constructed area which will be built by the Project SPV on Property B. The agreement also provides that if the seller fails to comply with the aforementioned conditions precedent by an agreed date, the Project SPV and the Company shall have the right to terminate the agreement.

Under the share subscription agreement, the Company will be allotted 50% shareholding and voting rights in the Project SPV, subject to obtainment of certain regulatory provisions in respect of the land and securing of sanctioned plans for the project, which as of December 31, 2014 have not been obtained.

As of December 31, 2014 due to the uncertainly of the Group ability to develop the project in the foreseeable future the Group measured the fair value of the project according to the comparable model. As a result the SPV recorded NIS 2.3 million impairment expenses. Such impairment was included in the Company's profit and loss for 2014, as share in losses of associates.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9	-	INVESTMENTS IN JOINT VENTURES (CONT.)

C.	Aggregate information of joint ventures that are not individually material:

	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

The Group’s share of profit (loss) from continuing operations	10,503	(75,562)

The Group’s share of total comprehensive income	10,503	(75,562)

Aggregate carrying amount of the Group’s interests in these joint ventures	88,678	89,635

NOTE 10	-	ADDITIONAL INFORMATION AS TO INVESTMENTS IN MATERIAL SUBSIDIARIES AND CHANGES THEREOF

A.	Elbit Medical Technologies:

Elbit Medical Technologies Ltd., is an Israeli company traded on the TASE ("Elbit Medical") which holds the medical business of the Group through the holdings of two portfolio companies: InSightec (30% holding on  a fully diluted basis) and Gamida (25% holding on a fully diluted basis). For additional information in respect of Gamida and InSightec - see note 8 A and B.

On July 4, 2013 Elbit Medical issued 37,055,200 ordinary shares and 92,638,000 options for the total consideration on NIS 5 million.

As for December 31 2014, the Company holds 82.71% of Elbit Medical (88% on a fully diluted basis).

B.	Plaza Center N.V. ("PC"):

(1)
PC conducts its activities in the field of establishing, selling and operating (until their sale) shopping centers, as well as other mixed use projects (retail, office, residential) in Central and Eastern Europe, and India. As of December 31, 2014 the Group holds 44.9% in PC's voting and equity rights (42.74% on a fully diluted basis). As for PC’s plan of arrangement see note 3 B.

(2)	PC’s non-controlling interest details (the amounts disclosed below do not reflect the elimination of intragroup transactions):

Place of incorporation	Proportion of ownership interests and voting rights held by non-controlling interests		Loss allocated to non-controlling interests		Accumulated non-controlling interests
	December 31		December 31		December 31
	2 0 1 4	2 0 1 3	2 0 1 4	2 0 1 3	2 0 1 4	2 0 1 3
			NIS'000	NIS'000	NIS'000	NIS'000

Netherland	55.1%	37.48%	(215,918)	(389,998)	382,013	504,894

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10	-	ADDITIONAL INFORMATION AS TO INVESTMENTS IN SUBSIDIARIES AND CHANGES THEREOF (CONT.)

B.	Plaza Center N.V. ("PC") (Cont.):

(3)	PC’s summarized financial information (The summarized financial information below represents amounts before intragroup eliminations):

	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

Current assets	253,540	400,202
Non-current assets	1,979,285	2,400,872
Current liabilities	(251,676)	(1,793,495)
Non-current liabilities	(1,386,002)	(1,812)
Equity attributable to owners of the Company	213,134	500,873
Non-controlling interests	382,013	504,894

	Year ended
	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

Revenue	315,232	129,629
Expenses	(880,722)	(1,176,037)
Profit (loss) for the year from continuing operations	(565,490)	(1,046,408)
Profit (loss) for the year from discontinuing operations	-	312
Profit (loss) for the year	(565,490)	(1,046,096)

Profit (loss) attributable to owners of the Company	(349,572)	(656,098)
Profit (loss) attributable to the non-controlling interests	(215,918)	(389,998)
Profit (loss) for the year	(565,490)	(1,046,096)

Other comprehensive income attributable to owners of the Company	4,733	(44,080)
Other comprehensive income attributable to the non-controlling interests	2,123	(58,819)
Other comprehensive income for the year	6,856	(102,899)

Total comprehensive income attributable to owners of the Company	(344,839)	(700,178)
Total comprehensive income attributable to the non-controlling interests	(213,795)	(448,817)
Total comprehensive income for the year	(558,634)	(1,148,995)

Net cash inflow (outflow) from operating activities	162,587	29,238
Net cash inflow (outflow) from investing activities	7,702	243,405
Net cash inflow (outflow) from financing activities	(134,868)	(318,646)
Net cash inflow (outflow)	30,856	(44,214)

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN SUBSIDIARIES AND CHANGES THEREOF (CONT.)

B.	Plaza Center N.V. ("PC") (Cont.):

(4)
As mentioned in note 3 B following the closing of PC’s equity contribution in December 2014, the company holds 44.9% in PC’s shares compared to 62% before. As a result, the Company recorded a gain  which was recorded directly to the company shareholder equity as a reserve from transaction with non-controlling interest in the equity holders of the Company according to the following calculation:

The company’s share in PC's equity before the equity contribution:	226,810
Consideration paid by the Company:	39,803
The Company shares in PC's equity after the equity contribution:	(216,483)
Total reserve:	50,130
.
(5)
Pursuant to PC's restructuring PC shall not make any dividend distributions, unless (i) at least 75% of the Unpaid Principal Balance of the Notes (NIS 939 million) has been repaid and the Coverage Ratio on the last Examination Date prior to such Distribution is not less than 150% following such distribution, or (ii) a Majority of the Plan Creditors consents to the proposed distribution.

Notwithstanding the aforesaid, in the event an additional capital injection occurs, then one year following the date of the additional capital injection, no restrictions other than those under the applicable law shall apply to dividend distributions in an aggregate amount up to 50% of such additional capital injection.

(6)	Pursuant to PC's restructuring plan, PC will assign 75% of the net proceeds received from the sale or refinancing of any of its assets to early repayment of the Unsecured Debt.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN SUBSIDIARIES AND CHANGES THEREOF (CONT.)

C.	BEA Hotels N.V. ("BH"):

Bea Hotels N.V ("BH") is indirect wholly owned subsidiary of the Company. BH, holds the rights in the following hotels:

(1)	100% of the voting and equity rights in a company that holds and operates the Radisson Astrid and Park Inn hotels in Antwerp, Belgium,

(2)
Approximately 77% of SC Bucuresti Turism S.A. ("BUTU") which owns the Radisson hotel complex known as the "Radisson Blu" in Bucharest, Romania and which shares are traded on RASDAQ market. At the extraordinary general meeting of BUTU, that took place on February 18, 2015, it was resolved, amongst other things, that BUTU will not take the necessary legal actions for the shares issued by it to be admitted for trading on a regulated market or to be listed on an alternate trading system. BH voted in favor of the above resolution.

To the best knowledge of the Company, according to Romanian law, as a result of the aforementioned resolution BUTU's shares will be delisted and the shareholders of BUTU who have not voted in favor of the aforementioned resolution will be entitled to withdraw from BUTU, in consideration for a price to be paid by BUTU as determined by an independent certified expert in accordance with the provisions of the Romanian law and regulations.

Place of incorporation	Proportion of ownership interests and voting rights held by non-controlling interests		Profit (loss) allocated to non-controlling interests		Accumulated non-controlling interests
	December 31		December 31		December 31
	2014	2013	2014	2013	2014	2013
			NIS'000	NIS'000	NIS'000	NIS'000

Romania	23.17%	23.17%	(1,278)	728	63,724	83,894

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN SUBSIDIARIES AND CHANGES THEREOF (CONT.)

C.	BEA Hotels N.V. ("BH") (Cont.):

Bucaresti’s summarized financial information (The summarized financial information below represents amounts before intragroup eliminations).

	December 31
	2 0 1 4	2 0 1 3
	(in thousand NIS)

Current assets	67,815	41,910
Non-current assets	671,682	806,820
Current liabilities	(38,404)	(330,266)
Non-current liabilities	(357,422)	(83,464)
Equity attributable to owners of the Company	(279,947)	(351,106)
Non-controlling interests	(63,724)	(83,894)

	Year ended December 31
	2 0 1 4	2 0 1 3
	(in thousand NIS)

Revenue	124,471	128,431
Expenses	(129,989)	(138,255)
Profit (loss) for the year	(5,518)	(9,824)

Profit (loss) attributable to owners of the Company	(4,240)	(10,552)
Profit (loss) attributable to the non-controlling interests	(1,278)	728
Profit (loss) for the year	(5,518)	(9,824)

Other comprehensive income attributable to owners of the Company	(61,042)	12,985
Other comprehensive income attributable to the non-controlling interests	(18,351)	3,916
Other comprehensive income for the year	(79,393)	16,901

Total comprehensive income attributable to owners of the Company	(65,282)	2,443
Total comprehensive income attributable to the non-controlling interests	(19,629)	4,644
Total comprehensive income for the year	(84,911)	7,087

Net cash inflow (outflow) from operating activities	15,639	7,672
Net cash inflow (outflow) from investing activities	(1,227)	(8,270)
Net cash inflow (outflow) from financing activities	11,055	9,686
Net cash inflow (outflow)	24,924	8,595

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN SUBSIDIARIES AND CHANGES THEREOF (CONT.)

D.	Elbit- Plaza India Real Estate Holding Ltd. ("EPI"):

In August 2008, the Company has entered into a joint venture agreement with PC (the “EPI Agreement”), under which, inter alia, PC was allotted 47.5% of the shares of the Company's subsidiary Elbit Plaza India Real Estate Holdings Limited (“EPI”) which holds plots in Bangalore and Chennai, India (see note 6D and 9A). The remaining 5% equity rights are held by the Company's former Executive Vice Chairman (VC) of the Board The VC Shares shall not be entitled to receive any distributions or payment  from the EPI until the Group's investments (principal and interest calculated in accordance with a mechanism provided for in the agreement) in EPI have been fully repaid. The Company and PC each have the right to appoint 50% of the board members of EPI. As of the time of the execution date of the EPI Agreement, the Kochi Island was (and still is) held though an SPV other than EPI It was agreed that the 50% of the holding rights in the Kochi Island project will be held in favor of PC by the Company.

E.	Elbit Fashion

Elbit Fashion Ltd. is wholly owned subsidiary of the Company and was the franchisee of the MANGO™ in Israel. Elbit Fashion operated 28 retail stores in Israel. As for the sale of MANGO activity in January 5, 2015 see note 23.

F.	Varcode

The Company was guaranteed a $250,000 bridge loan that was extended by a third party (“Lender”) to Varcode Ltd. (“Varcode”) (a 56% former subsidiary of the Company) the due date of which was August 30, 2013. Under the loan agreement the Lender was granted an option (the "Option") exercisable only upon failure of Varcode to repay the loan, to buy from Varcode’s shareholders 100% of Varcode's share capital in consideration for an amount which equals the outstanding balance of the loan, such that upon exercise of the Option the loan shall be deemed to have been repaid in full without any remaining liability to Varcode. In June 2014, as Varcode failed to repay the $250,000 bridge loan the lender has exercised his option to buy from Varcode’s shareholders 100% of Varcode's share capital.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11	-	PROPERTY, PLANT AND EQUIPMENT

A.	Composition:

	December 31, 2014
	Real estate
	Hotels at revaluation model (*)		At cost model
	Operating	Under construction	Other	Other fixed assets	Total
	(in thousand NIS)

Cost:
Balance as of January 1	1,024,785	20,676	27,723	126,533	1,199,717
Adjustment of Depreciation and amortization balance as of December 31 2014	(40,560)	(1,976)	-	-	(42,536)
Additions during the year	3,289	-	-	8,065	11,354
Revaluation of hotels during the year	(94,010)	-	-	-	(94,010)
Disposals during the year	(1,812)	-	-	(26,484)	(28,296)
Classified to discontinued operations	-	-	-	(70,478)	(70,478)
Foreign currency translation adjustments	(11,494)	-	(349)	288	(11,555)
Balance as of December 31	880,198	18,700	27,374	37,924	964,196

Accumulated depreciation:
Balance as of January 1	-	692	5,381	59,456	65,529
Adjustment to cost as of December 31 2014 due to revaluation model	(38,670)	(795)	-	-	(39,465)
Additions during the year	39,948	103	403	10,965	51,419
Disposals during the year	(1,095)	-	-	(5,392)	(6,487)
Classified to discontinued operations			-	(40,494)	(40,494)
Foreign currency translation adjustments	(183)	-	(66)	(280)	(529)
Balance as of December 31	-	-	5,718	24,255	29,973

Provision for impairment:
Balance as of January 1	-	-	6,594	18,759	25,353
Adjustment to cost as of December 31 2014 due to revaluation model	(1,890)	(1,181)	-	-	(3,071)
Impairment loss recognized	1,899	1,181	3,322	-	6,402
Disposals during the year	-	-	-	(13,062)	(13,062)
Classified to discontinued operations	-	-	-	(1,500)	(1,500)
Foreign currency translation adjustments	(9)	-	(94)	293	190
Balance as of December 31	-	-	9,822	4,490	14,312
Net book value	880,198	18,700	11,834	9,179	919,911

(*)	Had the Group continued to present the hotels based on the cost model, their net book value as of December 31, 2014 would have been NIS 550 million.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 11	-	PROPERTY, PLANT AND EQUIPMENT (CONT.)

A.	Composition (Cont.):

	December 31, 2013
	Real estate
	Hotels at revaluation model (*)		At cost model
	Operating	Under construction	Other	Other fixed assets	Total
	(in thousand NIS)
Cost:
Balance as of January 1	1,104,142	57,200	29,939	117,803	1,309,084
Adjustment of Depreciation and amortization balance as of December 31 2013	(79,435)	(36,610)	-	-	(116,045)
Additions during the year	12,332	86	(1,372)	7,850	18,896
Revaluation of hotels during the year	37,640	-	-	-	37,640
Disposals during the year	(448)	-	-	(8,690)	(9,138)
Foreign currency translation adjustments	(49,446)	-	(844)	9,570	(40,720)
Balance as of December 31	1,024,785	20,676	27,723	126,533	1,199,717

Accumulated depreciation:
Balance as of January 1	39,519	-	5,708	56,068	101,295
Adjustment to cost as of December 31 2013 due to revaluation model	(79,435)	-	-	-	(79,435)
Additions during the year	42,006	-	511	11,245	53,762
Disposals during the year	(353)	-	-	(5,282)	(5,635)
Foreign currency translation adjustments	(1,737)	-	(146)	(2,575)	(4,458)
Balance as of December 31	-	-	6,073	59,456	65,529

Provision for impairment:
Balance as of January 1	-	-	6,785	20,024	26,809
Adjustment to cost as of December 31 2013 due to revaluation model	-	(36,610)	-	-	(36,610)
Impairment loss recognized	-	36,610	-	-	36,610
Foreign currency translation adjustments	-	-	(191)	(1,265)	(1,456)
Balance as of December 31	-	-	6,594	18,759	25,353
Net book value	1,024,785	20,676	15,056	48,318	1,108,835

(*)	Had the Group continued to present the hotels based on the cost model, their net book value as of December 31, 2013 would have been NIS 578 million.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11	-	PROPERTY, PLANT AND EQUIPMENT (CONT.)

B.	Composition of real estate assets included in property plant and equipment distinguished between freehold and leasehold rights:

	December 31
	2 0 1 4	2 0 1 3
	(in thousand NIS)

Freehold rights	880,198	1,024,785
Leasehold rights	18,700	20,676
Net book value	898,898	1,045,461

C.	Annual depreciation rates - see note 2 L (ii).

D.
As of December 31, 2014 the Group pledged property plant and equipment in the amount of NIS 880 million in order to secure borrowings provided to the Group by financial institutions, mainly with respect to the hotels. See also note 14 C.

E.
Within the framework of a lease agreement with the Israeli Land Authority ("ILA") in respect of plot located in, Tiberias Israel, the Company has undertaken to finalize the construction in July 2013. Within the framework of the lease agreement the Company has provided the ILA with two bank guarantees which as of December 31, 2014 amounted to NIS 14 million in order to secure the Company's undertakings under the lease agreement. In accordance with the lease agreement, in case of non-compliance with its terms the contract can be canceled.

F.	Description of valuation techniques used and key inputs to valuation of hotels:

Operating Hotels
Valuation technique	Significant unobservable Inputs	Range (weighted average)
	Average daily rate	€65 - €119.5
DCF method	Capitalization rate and exit yield	7% - 8.25%
	Discount rate	9%-10%

•
IFRS 13 standard requires to categories fair value valuations according to Levels 1 to 3 based on the degree to which the significant inputs of fair value are observable Under IFRS 13, Level 3 is related to fair value measurements derived from valuation techniques that include significant inputs for the asset or liability that are not based on observable market data (unobservable inputs).Due to mentioned above, hotels which are measured at the DCF approach are categorized as Level 3.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 12	-	SHORT-TERM CREDITS AND BORROWING RELATING TO TRADING PROPERTY

A.	Composition short-term credits:

	December 31
	2 0 1 4		2 0 1 3
	Interest rate
	%	(in thousand NIS)

U.S. Dollar	-	-	912
EURO	Euribor+6%	53,378	434
		53,378	1,346
Current maturities (*)		153,815	4,463,027
		207,193	4,464,373

(*)
The Balance as of December 31, 2013 is comprised of bank loans and notes that are presented as short-term liabilities due to failure of the Company and PC to pay its loans and notes on a timely basis which also caused certain subsidiaries of the Company and PC to non- compliance with financial covenants included in such loan agreements, or to cross default of certain loan– see note 3. following the completion of the Company's and PC's Plan of Arrangements the financial liabilities are presented in accordance with the original payment date ( except for certain loans from banks in the total amount of NIS 149 million that PC is still in a breach of covenants - see 17 E

B.	Liens and financial covenants - see note 17D and 17E respectively.

NOTE 13	-	PAYABLES AND OTHER CREDIT BALANCES

	December 31
	2 0 1 4	2 0 1 3
	(in thousand NIS)

Income taxes	2,096	714
Other governmental institutions	13,522	19,394
Wages and fringe benefits	16,505	16,387
Accrued interest payable (i)	11,047	167,862
Derivative measured at fair value through profit and loss - see note 15 (ii)	2,030	6,945
Derivative that are designated and effective as hedging - see note 15 (iii)	-	6,723
Loan from third parties	-	7,160
Income in advance (ii)	47,911	29,854
Accrued expenses, commissions and others	6,051	31,385
	99,162	286,424

(i)
As of December 31, 2013, the increase in accrued interest payable is due to the cessation of interest payment by the Company and PC, as part of the purported restructuring (See note 3). At the closing of the Company's Arrangement the accrued interest was extinguished into share capital, and new notes of the Company. At the closing of PC Arrangement PC paid part of the accrued interest in cash and part was converted into PC's notes and shares issued by PC - see note3 B.

(ii)
Represents advances in respect of selling of Koreagon Park shopping centre in the total amount of EUR 4 million (NIS 18 million) - see note 251.  In addition, an amount of EUR 2 million (NIS 9 million) was received as an advance payment for a potential selling of the PC's plot in Ias, Romania.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14	-	BORROWINGS

A.	Composition:

	December 31
	2 0 1 4	2 0 1 3
	(in thousand NIS)
At amortized cost:
Loans from banks and financial institutions (see C below)	1,237,781	1,423,378
Notes issued by the Company (see D below)	-	2,094,707
New notes issued by the Company (see E below)	572,079	-
Notes issued by PC (see F below)	769,458	337,774
Convertible notes issued by the Company ( see D Below)	-	106,328
	2,579,318	3,962,187
At fair value through profit and loss:
Notes issued by PC (see F below)	-	453,166
Notes re-issued by the Company (see D below)	-	47,674
	-	500,840
Total borrowings	2,579,318	4,463,027
Less - current maturities (see note 12)	(153,815)	(4,463,027)
	2,425,503	-

B.	Linkage basis and interest rates:

	December 31, 2014
	Interest rates
	%	(in thousand NIS)

NIS	Israeli CPI + 6+6.9	1,279,044
EURO	Euribor + 1. 5-5.5	562,615
EURO	Libor + 4. 6	387,632
U.S. Dollar	Libor + 5.1	183,287
PLN	Wibor + 6	62,492
INR	Base rate + 3.25	104,249
		2,579,318

C.	The following table provides breakdown of the Group's loans from banks and financial institutions:

	December 31
	2 0 1 4	2 0 1 3
	(in thousand NIS)

Loans provided to the Company See (1) and (2)	183,287	216,938
Loans provided to PC (mainly with respect to trading property)	666,862	838,448
Loans provided to Group Companies in the hotels segment (3)	387,632	367,992
	1,237,781	1,423,378

For collaterals and financial covenants see also note 17 D and E.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 14	-	BORROWINGS (CONT.)

C.	Breakdown of the Group's loans from banks and financial institutions (Cont.):

(1)	Bank Hapoalim Refinancing Agreement.

In February 20, 2014, the Company entered into a new financing agreement with the Bank Hapoalim (the "Bank") in the amount of $48 million, replacing the previous agreement. The general terms of the agreement are set below:

1.	Maturity Date: The loan principal will be repaid in a single installment at February 20, 2017.

2.
Interest: The loan bears interest of LIBOR + 3.8% (to be paid on a quarterly basis) per annum plus an additional 1.3% which shall accrue and be paid in a single installment on the maturity date of the loan principal. The Company's Shares: The Company issued to the Bank 16,594,036 ordinary shares of the Company, which constitutes 3% of the Company's paid-up and issued capital.

3.	Balance of Contractual Interest: The balance of the contractual interest that the Company owed the Bank at the closing of the refinancing agreements has been added to the loan principal.

4.
Credit for Default Interest: At the closing of the refinancing agreement the Bank credited the Company for any and all default interest collected or accrued thereby from the date on which the loan was accelerated by the Bank.

5.	As for collaterals and covenants see note 17 D and E

6.	Prepayment at the Company's Discretion: The Company shall be entitled to prepay the loan without prepayment fines or fees provided that such prepayment will be made on the interest payment date only.

7.
Mandatory Prepayment: If and in the event that the Company shall prepay its debt to the Noteholders, in whole or any part thereof, from the Company's internal sources (i.e., other than from a raising of capital and/or alternative debt), then the Company shall prepay the Bank an amount equal to the amount paid to the Noteholders on such date multiplied by the ratio between the Company's debt to the Bank and the Company's total debt to the Bank and to the Noteholders as of such date.

8.
Prepayment in the Case of a Distribution: In the case of a distribution as defined in the Israeli Companies Law, including payment of a dividend in any manner to the Company's shareholders, the Company shall prepay the Bank an amount equal to the amount paid to the shareholders on such date multiplied by the ratio between the Company's debt to the Bank and the total debt of the Company to the Bank and to the Noteholders as of such date.

9.
In accordance with the provision of IAS 39, the exchange of existing debt instruments with substantially different terms is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. Accordingly the loan and the new shares were accounted in there fair value as of the closing date and therefore the effective interest rate is 7.54%. There was no material impact on the Company profit and loss.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14	-	BORROWINGS (CONT.)

C.	Breakdown of the Group's loans from banks and financial institutions (Cont.):

(2)	Settlement agreement with Bank Leumi

In March 2013, the Company received a letter from Bank Leumi ("Bank Leumi") demanding repayment within ten days of the outstanding balance of approximately $14.1 million (approximately NIS 49 million) due primarily under the loans made by Bank Leumi to the Company (the "Loans"). Bank Leumi also claimed that it has certain pledges registered in its favor and therefore it is a secured creditor and should not be included in the Company's plan of Arrangement to its unsecured financial creditors.

In July, 2014 the Company and Bank Leumi entered into a settlement agreement. Under the settlement, Bank Leumi received ownership of all marketable securities held in the Company’s accounts at Bank Leumi having a fair value of approximately NIS 8.7 million (based on their quoted market price). The Company's net debt (after offset of the aforementioned marketable securities) to Bank Leumi in the amount of approximately NIS 38 million was cancelled in exchange for 7,404,119 ordinary shares, NIS 6.5 million aggregate principal amount of Series H notes and NIS 3.2 million  aggregate principal amount of Series I notes of the Company. The settlement also includes a mutual waiver of claims by the Company and Bank Leumi.

(3)	Refinancing agreement in the Radisson Blu hotel in Bucharest, Romania

On September 22, 2014 Bucuresti as borrower, the Company as a guarantor, certain other subsidiaries of the Company as additional obligors and a leading international European bank, as lender (“Lender”), have entered into an amendment to the facilities agreement for a second  drawdown of approximately Euro 9 million (“Tranche B Facility”). The proceeds of the Tranche B Facility were used in their entirety to repay shareholders loans of BUTU to the Company. The Tranche B Facility bears the same interest rate as the Loan and is secured by the same collateral securing the entire Loan (including, inter-alia, the Company's corporate guarantees).

D.	Extinguishment of the Company's notes

The Company's series A-G notes and series 1 convertible note was extinguished into share capital and two series of new notes as part of the consummation of the Company's Plan of arrangement on February 20, 2014. For additional information see note 3A.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14	-	BORROWINGS (CONT.)

E.	Issuance of new notes by the Company

As part of the company plan of arrangement as described in note 3 A on February 20, 2014 two new series of notes were issued by the Company:

The first series of new notes ("Series H") is in the aggregate principal amount of NIS 448 million, repayable in a single payment at May 31, 2018. The second series of new notes ("Series I") is in the aggregate principal amount of NIS 218 million, repayable in a single payment at December 1, 2019. Both series of the new notes are bearing interest at the rate of 6% per annum and are linked to the Israeli consumer price index. Interest on the first series of new notes will be payable in cash on a semi-annual basis, while interest on the second series of new notes will be accrued to the principal and will be payable on the final maturity date.

In addition, the new notes include mandatory prepayment provisions in the event the Company pays a cash dividend or makes any other distribution, such that the Company is obligated to prepay an amount equal to the amount distributed by the Company, in the following order: (i) first, towards all unpaid amounts under the Series H, and (ii) secondly, towards all unpaid amounts under Series I.

The Company notes as for 31.12.2014:

	Effective interest rate	interest rate	Principal final maturity	Adjusted par value	Carrying amounts as at December 31 2014
	%	%		(in thousand NIS)

Series H notes	8.47	CPI+6	2018	446,518	402,475
Series I notes	12.8	CPI+6	2019	217,279	155,495
Accumulated interest on Series I notes				14,109	14,109
				677,906	572,079

For collaterals see note 17 D (2).

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14	-	BORROWINGS (CONT.)

F.	PC's notes

Following PC plan of arrangement as described in note 3 B, PC present all its bonds at amortized cost.  Therefore, as of December 31, 2014, there are no more notes measured at fair value through profit or loss.

The following table present PC's notes as of December 31, 2014:

	Effective interest rate	Contractual interest rate	Principal final maturity (*)	Adjusted par value (**)	Carrying amounts as at December 31 2014
	%	%		(in thousand NIS)

Series A Notes	12.6	CPI+6	2019	293,435	251,618
Series B Notes	15.2	CPI+6.9	2018	574,204	455,348
Polish Notes	13.8	6%+ 6M WIBOR	2017	71,294	62,492
				938,933	769,458

(*)
Pursuant to PC's plan of arrangement, PC will assign 75% of the net proceeds received from the sale or refinancing of any of its assets to early repayment of the Unsecured Debt therefore, principal payment is subject to the 75% mandatory prepayment.  Also, if until December 1, 2016 PC manages to repay NIS 434 million of the Unsecured Debt, then the remaining principal payments shall be deferred for an additional year.

(**)
Following the disposal of several asset by PC (see notes 6 C), PC has repaid to Bondholders a total net amount of EUR 12.1 million (NIS 57 million), representing 75% of the total proceeds obtained from asset disposal.  PC also repaid all outstanding net interest accrued on the Notes in the amount of EUR 13.8 million (NIS 65 million).

As of December 31, 2014, PC holds through its wholly owned subsidiary adjusted par value of NIS 18.6 million bonds in series B notes.

G.	Liens and financial covenants - see note 17 D and 17 E.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15	-	OTHER LONG TERM LIABILITIES

Composition:

	December 31
	2 0 1 4	2 0 1 3
	(in thousand NIS)

Liability in respect of construction services (i)	80,211	81,184
Retirement benefit obligation (see B below)	2,172	7,980
Derivative measured at fair value through profit and loss (ii)	4,002	-
Derivative that are designated and effective as hedging (iii)	5,820	-
Other	172	4,302
	92,377	93,466

(i)	With respect to PC undertaking to construct an office building for the Government of Romania at the Casaradio project - see note 6 C.

(ii)
In respect of Torun project loan. The project company pays fixed interest rate of 1% and receives three months Euribor on a quarterly basis, until December 31, 2017. Regarding pledges in respect of derivative activity see note 17 D(6). An amount of NIS 1 million classified a long term derivative and amount of NIS1.5 million classified as short term derivative.

(iii)
An amount of NIS 5.8 million Interest Rate Swap transaction entered into by Bucharesti (see note 24 C) in which it will pay fixed interest rate of  1.4% and receives three months Euribor on a quarterly basis starting on January 1, 2013 and ending on June 30, 2016.

As of December 31, 2013, the underlying loan was reclassified as short-term due to cross default as described in note 12 and accordingly, the related derivative was also classified as short term.

NOTE 16	-	INCOME TAXES

A.	Composition:

	Year ended December 31
	2 0 1 4	2 0 1 3	2 0 1 2
	(in thousand NIS)

Current	205	1,426	7,276
Deferred	(2,492)	(29,726)	(20,444)
In respect of prior years	-	(2,637)	3,956
	(2,287)	(30,937)	(9,212)

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16	-	INCOME TAXES (CONT.)

B.	Principle tax laws applicable to the major Group companies in their country of residence:

(1)	Israel

a.	Corporate tax rate applicable to companies in Israel in 2014 is 26.5% (in 2013 and 2012 - 25%)

In December 2011, new legislative amendments came into force according to which:

(1)	Planned reductions in corporate tax rates for the years 2012-2016 were fully cancelled.

(2)	Increase of the corporate tax rate in 2012 to 25%.

In May 2013, new legislative amendments came into force according to which an increase of the corporate tax in 2014 to 26.5%.

b.	As from January 1, 2003, certain statutory provisions came into force and effect, concerning, among other things, the tax reform in Israel in respect of the following:

(1)	(i)
Taxation of profits of foreign companies considered as Controlled Foreign Companies ("CFC"), if all the following conditions are met: (i) its shares or its rights on it are not listed in a stock exchange, however if they are partly listed, then less than 30% of the shares or of the rights of the company were offered to the public (ii) majority of revenues thereof are passive, as same is defined by law, or majority of profits thereof derive from passive revenues; (iii) the tax rate applying to the passive profits thereof in their country of residence does not exceed 20%; and (iv) more than 50% of the means of control therein are held, directly or indirectly, by Israeli residents. In accordance with the statutory provisions, a controlling shareholder in those companies having unpaid profits, as defined by law, is deemed to have been distributed as a dividend representing its respective share in such profits ("Deemed Dividend").

(ii)	Taxation of a dividend received in Israel, out of profits generated or accrued abroad, as well as a dividend originating abroad.

A Deemed Dividend and/or the distribution of dividends, as stated, will be subject to a tax rate of 25%, less withholding taxes which would have been paid abroad in respect of such dividend, had it in fact been distributed. Each Israeli asses see has the right to elect, at its sole discretion, to be assessed according to the Israeli corporate tax rate less taxes payable abroad in respect of these profits (including under certain circumstances taxes payable by a company held by the distributing company), as the case may be.

(2)
Capital gain from the realization of assets which were acquired subsequent to January 1, 2003 will be taxed at a rate of 25%. Capital gain for assets which were acquired before January 1, 2003, will be taxed at a rate of 25% for the portion of the gain relating to the period subsequent to this date up to the realization date and corporate tax rate for the portion of the gain relating to the period from the acquisition date up to January 1, 2003.

(3)	Method of loss offsetting - regarding business losses, capital losses, passive losses, marketable securities losses and CFC losses.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16	-	INCOME TAXES (CONT.)

B.	Principle tax laws applicable to the major Group companies in their country of residence (Cont.):

(2)	The Netherlands

a.
Companies resident in the Netherlands are subject to corporate income tax at the general rate of 25%. The first Euro 200,000 of profits is taxed at a rate of 20%. Tax losses may be carried backwards for one year and carried forward for nine years.

b.
Under the participation exemption rules, income (including dividends and capital gains) derived by Netherlands companies in respect of qualifying investments in the nominal paid up share capital of resident or nonresident investee companies, is exempt from Netherlands corporate income tax provided the conditions as set under these rules have been satisfied. Such conditions require, among others, a minimum percentage ownership interest in the investee company and require the investee company to satisfy at least one of the following tests:

(i)	Motive Test, the investee company is not held as passive investment;

(ii)	Tax Test, the investee company is taxed locally at an effective rate of at least 10% (calculated based on Dutch tax accounting standards);

(iii)	Asset Test, the investee company owns (directly and indirectly) less than 50% low taxed passive assets.

c.
Dividend distributions from a Netherlands company to qualifying Israeli corporate shareholders holding at least 25% of the shares of such Netherlands company is subject to withholding tax at a rate of 5% provided certain compliance related formalities have been satisfied.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16	-	INCOME TAXES (CONT.)

C.	Effective tax rate:

The following is reconciliation between the income tax expenses computed on the pretax income at the ordinary tax rates applicable for the Company ("the theoretical tax") and the tax amount included in the consolidated statement of operations:

	Year ended December 31
	2 0 1 4	2 0 1 3	2 0 1 2
	(in thousand NIS)
Profit (loss) before income taxes	783,545	(1,601,006)	(583,917)

Israeli company's statutory tax rate (%)	26.5	25	25

The theoretical tax	207,639	(400,252)	(145,979)
Differences in tax burden in respect of:
Exempt income, net of unrecognized expenses	79,018	43,023	(22,226)
Prior-year losses for which deferred taxes had not previously been recorded, including utilization	(468,683)	(5,820)	6,420
Losses and other timing differences for which deferred taxes had not been recorded	94,931	121,426	39,572
The effect of different measurement principles applied for the financial statements and those applied for income tax purposes (including exchange differences)	32,447	(10,520)	41,648
Differences in tax rates on income of foreign subsidiaries	43,663	140,071	43,153
The Group's share in results of associated companies	5,272	84,758	26,143
Taxes for prior years	-	(2,652)	3,956
Other differences, net	3,426	(971)	(1,899)
	(2,287)	(30,937)	(9,212)

D.	Carry forward losses and deductions:

As of December 31, 2014 the Group companies had accumulated tax losses and deductions amounting to NIS 1,441 million, which may be utilized in the coming years against taxable income at rates ranging from 12.5% to 35% depending on the country of residence.  The realization of the carry-forward losses is subject to taxable income available in those periods when these losses are deductible.

Tax laws in respect of certain Group subsidiaries operating outside of Israel have set a time limitation on the utilization of losses. Accordingly, the right to utilize carry-forward losses in the amount of NIS 1,441 million, against taxable income, will gradually expire over the following years:

December 31
2 0 1 4
(in thousand NIS)
2015	113,201
2016	32,113
2017	51,012
2018	76,853
2019 and thereafter	1,167,795
1,440,974

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16	-	INCOME TAXES (CONT.)

E.	Deferred income taxes:

(1)	Composition:

	Year ended December 31, 2014
	Balance as of January 1, 2014	Charge to profit and loss account	Charged to revaluation reserve	Foreign currency translation adjustments	out of consolidation/ Discontinued operations	Balance as of December 31, 2014
	(In thousand NIS)

Differences between book value of property, plant and equipment and value for income tax purposes	(109,504)	12,463	15,088	492	-	(81,461)
Timing differences - income and expenses	(43,939)	9,335	-	376	-	(34,228)
Carry forward tax losses and deductions	69,312	(19,306)	-	(179)	(1,000)	48,827
Net deferred taxes	(84,131)	2,492	15,088	689	(1,000)	(66,862)

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16	-	INCOME TAXES (CONT.)

E.	Deferred income taxes (Cont.):

(1)	Composition (Cont.):

	Year ended December 31, 2013
	Balance as of January 1, 2013	Charge to profit and loss account	Charged to foreign currency translation reserve	Foreign currency translation adjustments	out of consolidation/ Discontinued operations	Balance as of December 31, 2013
	(In thousand NIS)

Differences between book value of property, plant and equipment and value for income tax purposes	(108,990)	1,777	(5,161)	3,170	(300)	(109,504)
Timing differences - income and expenses	(99,174)	54,532	(665)	1,368	-	(43,939)
Carry forward tax losses and deductions	95,539	(25,583)	-	(644)	-	69,312
Net deferred taxes	(112,625)	30,726	(5,826)	3,894	(300)	(84,131)

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16	-	INCOME TAXES (CONT.)

E.	Deferred income taxes (Cont.):

(2)	The deferred taxes are presented as follow:

	December 31
	2 0 1 4	2 0 1 3
	(in thousand NIS)

Long-term liabilities	(71,211)	(85,131)
Long-term receivables	4,349	1,000
	(66,862)	(84,131)

(3)	The Group did not record deferred tax assets in respect of the following items:

	December 31
	2 0 1 4	2 0 1 3
	(in thousand NIS)

Accelerated depreciation differences in respect of property plant and equipment and investment property	3,257	6,377
Timing differences - income and expenses	234,691	91,659
Carry forward tax losses and deductions	138,823	588,263
	376,771	686,299

F.	Final tax assessments:

The Company, Elscint and certain Israeli subsidiaries have received final tax assessments, through 2009. Certain foreign group companies have received final tax assessments while others have not been assessed since incorporation.

G.
The total accumulated current and deferred taxes expenses, which were charged directly to the shareholders' equity, as of December 31, 2014, 2013, and 2012 is NIS 32 million, NIS 47 million and NIS 42 million, respectively.

H.	With respect to settlement agreement with the Israeli Tax Authority with regards to corporate income tax assessments for the years 2004-2009 see note 18 B (5).

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS

A.	Commitments:

(1)	Hotels' management fees

The Group SPV's entered into management agreements with Rezidor for the managements of the Group's hotels in Belgium and the Radisson Blu hotel complex in Romania.

Under the respective management agreements signed with Rezidor, the SPV's undertook to pay Rezidor certain agreed upon fees which are calculated as a percentage from the respective hotel’s revenue as well as a certain agreed upon percentage from the gross operating profit of each such hotel. In addition, the SPV's also undertook to participate in certain portions of the expenses incurred by Rezidor in the course of performance of their obligations (mainly marketing and advertising expenses), up to a certain percentage of the room revenues.

Upon the termination of the Belgium hotels management agreements by the Group , the SPV will be  obliged to pay to Rezidor an amount equal to the  fees(as determined in the agreement)  paid to the Rezidor  in the 12 months period preceding such termination. A termination of the Radisson Blu Bucharest Hotel management agreement can be done only in limited circumstances as set forth in the agreement.

(2)	Letter of Undertaking with the trustees

ON March 19, 2013 the Company has entered into letter of undertaking with the trustees of series C-G and 1. According to the Letter of undertaking the  Company undertook that during the Interim Period it and the entities under its control (excluding Plaza Centers N.V. (“Plaza”) (the “Controlled Entities”)), will not: (i) either directly or indirectly, make any payments and/or engage in any transactions with the former Controlling Shareholder and/or entities under the control of the former Controlling Shareholder and/or Mr. Mordechay Zisser’s relatives (collectively, “Former Related Parties”) (but excluding D&O insurance and/or indemnification undertakings, to the extent these will be duly provided to all officers of the respective entity under applicable law); (ii) dispose and/or undertake to dispose of any material asset of the Company and/or the Controlled Entities, and will not provide any guarantee and/or security of any kind, to secure the Company’s or any third party’s debt, without providing the trustees a 14-day prior written notice accompanied by all relevant information (“Advance Notice”); (iii) carry out any activity and/or enter into any transaction which is not in the Company’s and/or the Controlled Entities’ (as the case may be) ordinary course of business, unless it provides the trustees with Advance Notice; (iv) acquire and/or sell and/or pledge any of the Company’s securities, unless it provides Advance Notice; (v) deposit any cash or cash equivalent (including any securities) with any financial institution that is a creditor of the Company (“Financial Creditors”) and/or any of the Controlled Entities, or with a bank account in any of the banks to whom the Company’s and/or any of its Controlled Entities’ aggregate debt exceeds an amount of NIS 5 million , but excluding any deposits of any proceeds made by the Company’s subsidiaries in the framework of such subsidiaries’ on-going activity in the ordinary course; (vi) in the case of the Company, announce and/or distribute any dividends and/or other distributions of any kind, to any of its shareholders, (vii) change or amend any term under its existing credit and/or funding facilities with any of its financial creditors; and (viii) enter into new investments, including any purchase of new assets and/or additional rights in existing assets (except for certain specific activities agreed-upon under the Letter of Undertaking), unless it provides Advance Notice. In addition, each of the Company and the Controlled Entities agreed during the Interim Period to notify the trustees and the representatives of actual or threatened litigation or claims against the Company and/or any of its Controlled Entities that exceeds or would reasonably be expected to exceed NIS 2.5 million.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

A.	Commitments (Cont.):

(2)	Letter of Undertaking with the trustees (Cont.)

In addition, during the Interim Period, the Company and its Controlled Entities will not make any payments to their respective creditors nor will any of them undertake any obligations to do so unless the Company provides the trustees with Advance Notice, except for the following:

(i)	The making of payments and undertakings in the ordinary course of business, other than to Former Related Parties and financial creditors, subject to certain thresholds and exclusions;

(ii)	The advance of working capital to the Company’s subsidiaries in India and the United States, subject to a certain threshold; and

(iii)
Payments to secured creditors that is due and payable in accordance with the terms thereof, provided that the source of the funds used for the repayment of such secured debt was generated from the secured assets.

The Company further undertook that neither the Company nor any of its Controlled Entities will settle any of their respective debt towards other entities included in the Elbit Group, except for the settlement of debts owed to the Company by any such entities included in the Elbit Group or for the settlement of any of Plaza’s debts to any third party.

Mr. Mordechay Zisser and the entities owned and/or controlled by him (the “Former Controlling Shareholder”) have agreed that, during the Interim Period, they will not dispose of the securities of the Company and/or the Controlled Entities held, directly or indirectly, by the Controlling Shareholder. In addition, there may not be any change in the Controlling Shareholder’s holdings (directly or indirectly) in any of the Company’s securities, provided that such undertaking will not apply in case of any conflict between this undertaking and any previous undertaking of the former Controlling Shareholder towards Bank Hapoalim B.M., if and to the extent any such other undertaking exists. In accordance with the Company's plan of arrangement, the letter of undertaking was expired upon the completion of the restructuring and the election of the new Board. See note 3 A.

(3)	As for commitments to related parties, see note 21.

(4)	In relation to commitments deriving from lease agreement with Israel Land Authority, see note 11 E.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

B.	Claims:

Certain legal claims have been filed against the Group's companies, including a claim that have been applied to certify as class actions suits.

In the opinion of the managements of the Group, which is based, inter alia, on legal opinions as to the probability of the claims, including the applications for their approval as class actions, appropriate provisions have been included in the financial statements (including provisions in respect of discontinued operation), with respect to the exposure involved in such claims.

In the opinion of the managements of the Group's companies, the amount of the additional exposure as of December 31, 2014, in respect of claims their chances to be realized are not remote, amounts to approximately NIS 24 million, excluding class actions. Said amount does not include interest. In respect to motions to certify a claim as class actions, for which the Group has additional exposure in excess of the aforesaid (due to the fact that the exact amount of the claim was not stated in the claim), see items B1.

Following are the Group's material claims as of December 31, 2014:

(1)	The Company - application for 1999 class action

In November 1999, a number of institutional and other investors (the "Plaintiffs"), holding shares in Elscint Ltd.( a subsidiary of the Company which was merged into the Company ("Elscint")   instituted a claim against the Company, Elscint, the Company's former controlling shareholders, past and present  officers in the said companies and others. Together with the claim a motion was filed to certify the claim as a class action on behalf of everyone who was a shareholder in Elscint on September 6, 1999 and until the submission of the claim, excluding the Company and certain other shareholders. The plaintiffs argued that a continued and systematic oppression of the minority shareholders of Elscint took place, causing the minority monetary damage. According to the plaintiffs, said oppression started with the oppressive agreements made by Elscint for the realization of its main assets, continued with the sale of of the control in the Company by Elron Ltd (and therefore indirectly also in Elscint) to companies held by former controlling shareholders("Harmful Sale"),continued further with the breach of a tender offer made by Company to purchase the minority shares in Elscint("Breach of Tender Offer")  and ended with an agreement between Elscint  and companies held by the former controlling shareholder  for the acquisition by Elscint of the hotels portfolio and the Arena commercial center in Israel in exchange to excessive payment from Elscint. ("Hotels and Marina Transactions"). It should be mentioned that the Harmful Sale allegation is directed first and foremost against Elron which was the controlling shareholder of the Company at that time.

Due to these acts the Plaintiffs allege that the value of Elscint’s shares dropped during the period between February 24, 1999 and the date at which the claim was instituted from $13.25 per share to $7.25. The main relief sought in the original claim was an order for the Company to consummate the purchase offer for $14 per share, and alternatively, to purchase Elscint's shares held by the Plaintiffs at a price to be set by the court. Further alternatively, the plaintiffs asked the court to grant injunction prohibiting the execution of Hotels and Marina Transactions and for the restitution of all money paid in connection with the above-mentioned transactions.
In January 2009, the district court dismissed the Plaintiffs' motion to certify the claim as a class action, which was appealed by them in March 2009.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

B.	Claims (Cont.):

(1)	The Company - application for 1999 class action (Cont.)

In May 2012, the Israeli Supreme Court upheld the plaintiff's motion to certify the claim as a class action with regard to the Hotels and Marina Transactions. In addition, the Supreme Court has upheld the Harmful Sale allegation that related to Elron and rejected certain other claims that were included in the original proceedings.

The Supreme Court noted that even though the claim was based on `countless` allegations and on `dozens` of legal grounds, the claim was certified as a class action based on only two causes of action: oppression of minority on the one hand and breach of fiduciary duties and recklessness on the other hand.

The Supreme Court remanded the case to the District Court with instructions.

On March 18 the plaintiffs filed an amended statement of claim in which they argued for oppression of the minority of Elscint, mainly by: (a) refraining from distributing dividends; (b) directing Elscint's profits to its control-holders in unfair transactions; (c) executing the Harmful Sale transaction; (d) executing the Hotels and Marina Transactions.; (e) refraining from executing a tender offer for the minority shares in Elscint.

On May 8, 2013, the Company filed the District Court a motion to order that parts of the amended statement of claim be struck out as they do not correspond with the Supreme Court's decision dated May 28, 2012. More specifically, the Company argued that the plaintiffs' allegation with regard to the alleged tender offer and with regard to the alleged failure to distribute dividends can no longer be trialed in this case. The Company consequently asked the District Court to decide that the Company will remain a defendant in this case only under its capacity as assignee of all rights and obligations of Elscint (as Elscint had merged into the Company and ceased to exist as a legal entity).

The District Court dismissed this motion on 30 June, 2013, stating, mainly, that the legal ground of "oppression of minority" could possibly contain claims regarding the alleged tender offer and the alleged failure to distribute dividends.

Mediation process which took place between the parties in the past has practically ended. However, some of the parties (including the Company) continue to negotiate towards a possible (but in no case probable) settlement agreement.

A first hearing session of the case (evidence stage) is scheduled to May 1, 2015. On May 31, 2015 the court will reconvene to decide how to proceed with the evidence stage.

Taking into account the significant change in the course of this proceeding after the Supreme Court's ruling (namely, the final dismissal of some parts of the motion to certify the claim as a class action, and the certification of other parts of the claim as a class action), the fact that the certified causes of actions and their scope with regard to each of the defendants are not yet fully clear, and the impracticability of assessing the monetary exposure in this case and the limited legal precedent with regard to certified class actions which were trialed on their merits, the Company, based on the legal advice received, cannot at this stage, estimate the prospects of this litigation.

As for a dispute with an insurer which insured this law suit, see C 7 below.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

B.	Claims (Cont.):

(2)	Settlement agreement with the Israeli Tax Authority

The Company and its subsidiaries received from the Israeli Tax Authority ("ITA") corporate tax assessments for the years 2004-2009 of NIS 175 (excluding interest and CPI linkage).

On August 1, 2013, the Company and its subsidiaries have entered into a settlement agreement with the ITA with regards to the said assessments (the "Settlement"). In accordance with the Settlement the Company and its subsidiaries paid taxes in the aggregate amount of NIS 8 million; In addition the Company’s capital and business losses carry forward for tax purposes as of December 31, 2009 will amount to approximately NIS 306 million; and the Company will capitalize expenses of NIS 450 million to investments in its subsidiaries.

(3)	VAT and Customs assessments

The Company and certain subsidiaries received from the respective VAT and Customs authorities assessments for the years 2006-2012 in the total amount of approximately NIS 35 million. Management, based on its tax advisor, recorded an appropriate provision in the financial statement for this exposure.

(4)	Appeal to the Supreme filed by a holder of Series B note

On January 26, 2014 a holder of the Company's Series B notes ("the Plaintiff") filed an appeal to the Supreme Court, against the ruling of the Tel-Aviv District Court, dated 1 January, 2014 approving the amended plan of arrangement (the "Appeal").( see also note 3)

In the Appeal the Plaintiff is seeking ,inter alia, to cancel the section on the said court ruling which grants release from potential liability and claims to the Company's officers and directors, and also the section which determines the class action that was filed by the Plaintiff  shall be strike; Alternatively, the Plaintiff has requested to cancel the section on the said court ruling which determines the class action shall be strike against Mr. Mordechay Zisser, who is not included in the release from potential liability and claims provided to the Company's other officers, or that the whole Arrangement shall be canceled.  The appellant was schedule to hearing on June 11, 2015. At this preliminary stage, in which the hearing of this matter has not yet commenced and not all parties have submitted their summaries, the Company's management believes based on its legal advisors that it is more likely than not that the Appeal will be denied.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

B.	Claims (Cont.):

(5)	Other legal proceedings in the ordinary course of business

As of December 31, 2014 the Company and its subsidiaries are involved in various legal proceeding relating to their ordinary course of business. Although the final outcome of these claims cannot be estimated at this time, the managements of these companies believe based on legal advice, that the claims, individually and in the aggregate, are not expected to materially impact the Company's financial statements.

C.	Other contingent liabilities:

(1)	Indemnification to directors and officers of the Company

The General Meeting of the Company's shareholders has approved the grant of prospective indemnification undertaking to the Company's directors (including the controlling shareholder) and officers (including for their service as officers at the Company's subsidiaries, where applicable). The total aggregate indemnification shall not exceed the lower of 25% of the shareholders' equity as recorded in the Company's most recent financial statements prior to such payment, or $40 million, and all in excess of an amount paid (if paid) by insurance companies under applicable insurance policy/ies. The Company’s Board of directors and Audit committee has also approved an exemption of officers from liability for any damage caused by breach of a duty of care towards the Company.

(2)	Indemnification to directors and officers of Elscint

Elscint's shareholders have approved, at their General Meeting (on October 2000), the grant of prospective indemnification undertaking to directors and officers of Elscint (including for their service as officers of Elscint's subsidiaries where applicable). The total indemnification shall not exceed the lower of 25% of the shareholders' equity as set forth in Elscint's most recent consolidated financial statements prior to such payment or $50million, in excess of any amounts paid (if paid) by insurance companies pursuant to the insurance policy maintained by the Company from time to time. Elscint’s shareholders have also approved an exemption of directors and officers from liability in respect of any damage caused to Elscint by breach of duty of care. On March 7, 2011 Elscint was merged into Elbit and ceased to exist. Upon and as a result from the merger, all Elscint's undertakings and liabilities were transferred to and assumed by Elbit.

(3)	Indemnification to directors and officers of Plaza Centers

On November 28, 2014 PC has entered into an indemnity agreement with all of PC’s newly appointed directors (including the Company's chairman of the board and 2 directors of the Company at their role as directors of PC) and on June 20, 2011 with part of PC's senior management. The maximum indemnification amount to be granted by PC to its directors shall not exceed 25% of the shareholders' equity of PC based on PC’s shareholders' equity set forth in PC last consolidated financial statements prior to such payment.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

C.	Other contingent liabilities (Cont.):

(4)	Indemnification to directors and officers of InSightec

InSightec (an associated company) is obliged to indemnify and to hold harmless its directors and officers (including one of the Company’s directors who serves as a director in InSightec), to the fullest extent permitted by the laws of any relevant jurisdiction, against any liability. The total indemnification for all InSightec's directors and officers, in accordance with the letter of indemnification (in addition to the amounts received from the insurers), shall not exceed the higher of $10 million or $2 million per office holder with the addition of the reimbursement of legal expenses totaling $1 million.

Furthermore, InSightec has granted its officers and directors an exemption from all responsibility and any damage that will be caused to InSightec by them, in case of breaching their duty of care towards InSightec, other than with respect to a breach of duty of care in connection with a Distribution, as defined in the Israeli Companies Law subject to the Israeli Companies Law. The grant of indemnification undertaking by InSightec to Elbit Medical's designated directors at InSightec's board of directors requires the approvals of Elbit Medical's Compensation Committee and shareholders. The grant of Indemnification undertaking by InSightec to Elbit Medical's designated directors at InSightec's board of directors requires the approvals of Elbit Medical's shareholders Committee.

(5)	Indemnification to directors and officers of Gamida

On May 2012, Gamida (associated company) has granted its directors, an indemnification undertaking letter for any monetary obligation with respect to a claim, including a compromise agreement or arbitration award, carried out in respect to actions taken by the director during the time of his/her service as Gamida's or Gamida's Subsidiary or Affiliate’s (as such terms defined therein) Director and in such capacity, as well as with respect to reasonable legal expenses including payments of legal fees paid by the Directors as a result of an investigation or proceeding initiated against the Director. The indemnification is limited to $ 5 million. The grant of Indemnification undertaking by Gamida to Elbit Medical's designated directors at Gamida's board of directors requires the approvals of Elbit Medical's shareholders Committee..

(6)	Indemnification to directors and officers of Elbit Medical Technologies

In November 2010, the shareholders' of Elbit Medical Technologies have approved the grant of an exemption and indemnification to directors and officers of Elbit Medical Technologies (including such that serve also as officers of the Company). In the framework of the exemption and indemnification undertaking letter (as amended pursuant to the approval Elbit Medical Technologies shareholders on July 2012), Elbit Medical Technologies exempted the recipients of the indemnification undertaking letters also from liability for actions performed while serving as officers of Elbit Medical Technologies or its subsidiaries or a company in which Elbit Medical Technologies is an interested party. The total indemnification that Elbit Medical Technologies shall pay to each of the indemnified parties (in addition to amount received from the insurance companies according to the insurance policy) shall not exceed USD 40 million. The maximum indemnification amount shall not be affected by payment according to any insurance policy or its existence unless the indemnification amount claimed was already covered by the insurance companies or by any third party. The grant of Indemnification undertaking by Elbit Medical Technologies to the Company's designated directors at Elbit Medical Technologies' board of directors requires the approvals of Elbit Medical Technologies' Compensation Committee and shareholders.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

C.	Other contingent liabilities (Cont.):

(7)
The Company received, in 2003, a letter from a certain insurer ("the Insurer") of EIL, Elscint and the Company (the "Insured Companies"), which insured against, inter alia, the lawsuit as described in item B(1) above, alleging against the Insured Companies, inter alia, that the Insured Companies have breached their disclosure duties under the Insurance Contract Law 1981, by failing to disclose to the Insurer material information prior to the issuance of additional cover to the policy purchased by EIL (the "Policy"), effective as of July 1999 (the "Additional Cover"), and prior to the replacement of the Policy and the Additional Cover by the issuance of a new policy effective as of August 1999 (the "Replacement Cover"). The letter states that the Policy, Additional Cover and Replacement Cover (the "Insurance Cover") issued by the Insurer will be cancelled unless the Insured Companies indicate that circumstances as at the issuance of the Insurance Cover differ from those stated in the letter. The Company's legal counsel replied on behalf of the Insured Companies in March 2003, rejecting all allegations. The parties conducted discussions between them pertaining to the matter referred to herein to negotiate a settlement. No notice of cancellation has been issued.

(8)	Indemnifications relating to sale of real estate assets

In the framework of the transactions for the sale of the Group's real estate as well other transactions, the Group has undertaken to indemnify the respective purchasers for any losses and costs incurred in connection with the sale transactions. The indemnifications usually include: (i) Indemnifications in respect of integrity of title on the assets and/or the shares sold (i.e: that the assets and/or the shares sold are owned by the Group and are free from any encumbrances and/or mortgage and the like). Such indemnifications generally survived indefinitely and are capped to the purchase price in each respective transaction. To the Company's management best knowledge as of the approval date of these financial statements, no claim of any kind was received at the Group with respect to these indemnifications; and (ii) Indemnifications in respect of other representation and warranties included in the sales agreements (such as: development of the project, responsibility to defects in the development project, tax matter, employees and others). Such indemnifications are limited in time and are generally caped to certain percentages of the purchase price.

(9)	Pending lease payments to a purchaser of a commercial center

A former subsidiary of PC incorporated in Prague, Czech Rep. ("Bestes"), which was sold in June 2006 is a party to an agreement with a third party ("Lessee"), for the lease of commercial areas in a center constructed on property owned thereby, for a period of 30 years, with an option to extend the lease period by additional 30 years, in consideration for Euro 6.9 million (NIS 33 million), which as of the balance sheet date has been fully paid. According to the lease agreement, the Lessee has the right to terminate the lease subject to fulfillment of certain conditions as stipulated in the agreement. Within the framework of the agreement for the sale of Bestes to Klepierre in June 2006, it was agreed that PC will remain liable to Klepierre in case the Lessee terminates its contract.  PC’s management is of the opinion that this commitment will not result in any material amount due to be paid by it.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

C.	Other contingent liabilities (Cont.):

(10)	Demands and/or claims of former officers

The Company has certain contingent liabilities with respect to demands and/or claims of former officers of the Company with respect to the termination of their employments, including, inter alia, allegedly unpaid salary, severance pay, accrued vacation, prior notice term, adjustment period, termination and/or adjustment leave, options/securities grant, bonuses, and others. Adequate provisions were included in the Company's financial statements for such contingent liabilities based, inter alia, on the legal advice received.

(11)	Waiver and reimbursement to Gamida and/or its officers

in November 2010, Elbit Medical Technologies irrevocably undertook towards Gamida and/or its officers, that they shall not be under liability, of any kind, directly or indirectly, towards it, its interested parties, its officers and towards any other person and/or third party, regarding the prospectus published by Elbit Medical Technologies with respect to the transaction according to which the Company acquired control over Elbit Medical Technologies (hereinafter, respectively the “Prospectus” and the “Transaction”) provided  that  Gamida's will provide the information in good faith and   that such information must be at all times complete and accurate.

Likewise Elbit Medical Technologies has irrevocably undertaken, towards Gamida, its officers, Gamida's jointly controlled subsidiary and Teva Pharmaceutical Industries Ltd that, subject to the conditions specified in the undertaking document, it shall indemnify  them, for any liability and/or damage and/or expense and/or loss that is caused to any of the aforementioned with respect  to the Transaction and the Prospectus, as well as any reports or other action of the Company with respect to the aforementioned information and/or to Gamida, its activities, its business etc.

D.	Liens, collateral and guarantees:

(1)	Loan from Bank Hapoalim (The "Bank")

As security for a loan the balance of which as of December 31, 2014 amounted to NIS 183 million granted to the Company by the Bank the Company has pledged:

(i)	86 million shares of PC, representing approximately 13% of PC's issued and outstanding shares,

(ii)
a first ranking pledge on the Company's residual shareholding and shareholders loans of its subsidiaries holding (indirectly) the hotels in Romania and Belgium subject to exceptions as specified below:

A first-ranking fixed charge on the entire share capital of BEA Hotels Eastern Europe B.V. (a Dutch company through which the Company indirectly holds approximately 77% of the rights in the Radisson Blu hotel in Bucharest, Romania) ("BHEE") and the rights associated therewith, as well as on the rights to proceeds under shareholders loans provided to BHEE; and

A first-ranking fixed charge on the entire share capital of Astrid Hotel Holdings B.V. (a Dutch company through which the Company indirectly holds all of the rights in two hotels in Antwerp: Radisson Blu Astrid and Park Inn) ("AHH") and the rights associated therewith, as well as on the rights to proceeds under shareholders loans provided to AHH.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

D.	Liens, collateral and guarantees (Cont.):

(1)	Loan from Bank Hapoalim (The "Bank") (Cont.)

Exceptions to the collaterals:

So long as the Company and its subsidiaries meet all of their debts and liabilities vis-à-vis the Bank the proceeds specified below that shall be received from the pledged assets shall be used by the Company for its on-going operations, at its discretion, and shall not be used to prepay the debt contemplated in the loan to the Bank:

i.	Net cash flow from the refinancing of the Radisson Blu hotel in Bucharest, Romania, up to EUR 24 million (over and above the debt which currently exists).

ii.	Net cash flow which derives from current operations of the pledged hotels.

iii.
In the event that the Company shall sell, as a willing seller (other than in the framework of mandatory disposition), all or any of its rights in the pledged assets, the Company will undertake to prepay the Bank the amounts as specified below:

1.
In the case of the sale of all of the rights or the sale of the control of the Bucharest hotel, the Company will undertake to prepay the Bank an amount of US$32 million; in the case of the sale of part of the rights in the Bucharest hotel, after which the Company retains control over the asset – a proportionate share of such amount. The balance of the net cash flow from the sale (if any) will be used by the Company for their on-going operations.

2.
In the case of the sale of all of the rights or the sale of the control of the hotels in Belgium, the Company will undertake to prepay the Bank an amount of US$5 million; in the case of the sale of part of the rights in the hotels in Belgium, after which the Company retains control of the assets – a proportionate share of such amount. The balance of the net cash flow from the sale (if any) will be used by the Company for their on-going operations.

3.
In the case of a sale of Plaza Centers' shares which are held by the Company – the Company will undertake that the full net cash flow attributed to the shares held by the Company and pledged to the Bank will be used to prepay the loan to the Bank.

(2)	The Company notes

The Company new notes are secured by (i) a first ranking floating charge on all the Company's property and assets and first ranking charges over the Company’s existing and future interest and rights in and to the Company's wholly owned subsidiaries, Elbit Ultrasound (Luxembourg) B.V./Sa.r.l (“EUL LUX”) and Elscint Holdings and Investments N.V. (“Elscint Holdings”), including rights to any amount owed to the Company by each of EUL LUX and Elscint Holdings, in favor of Series H notes and similar second ranking charges in favor of Series I notes, (ii) a corporate guarantee by each of EUL LUX and Elscint Holdings in favor of the new notes, and (iii) a negative pledge over its respective assets of EUL LUX and Elscint Holdings. The collaterals securing the new notes are subject to exceptions as set forth in the Arrangement. The Company holds through EUL LUX its shareholdings in PC and through Elscint Holdings its shareholdings in the hotels in Romania and Belgium.

In addition, at any time during the term of either series of the new notes, the Company may create a senior lien in order to refinance the Company's outstanding indebtedness to Bank Hapoalim.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

D.	Liens, collateral and guarantees (Cont.):

(3)	PC notes

The following provisions will apply to PC's notes following the closing of PC plan of Arrangement:

a.	Restrictions on issuance of additional notes - PC undertake not to issue any additional notes other than as expressly provided for in the Restructuring Plan.

b.
Restrictions on amendments to the terms of the notes- PC shall not be entitled to amend the terms of the notes, with the exception of purely technical changes, unless such amendment is approved under the terms of the relevant series and the applicable law and PC also obtains the approval of the notes holders of all other series of notes issued by it by ordinary majority

c.
Negative Pledge on Real Estate Asset ("REA") of the Company - PC undertakes that until the notes has been repaid in full, it shall not create any encumbrance on any of the REA, held, directly or indirectly, by PC except in the event that the encumbrance is created over PC's interests in a subsidiary as additional security for financial indebtedness (“FI”) incurred by such subsidiary which is secured by encumbrances on assets owned by that subsidiary.

d.
Negative Pledge on the REA of Subsidiaries – PC's subsidiaries shall undertake that until the notes has been repaid in full, none of them will create any encumbrance on any of REA except in the event that:

(i)
the subsidiary creates an encumbrance over a REA owned by such subsidiary exclusively as security for new FI incurred for the purpose of purchasing, investing in or developing such REA;  Notwithstanding the aforesaid, subsidiaries shall be entitled to create an encumbrance on land as security for FI incurred for the purpose of investing in and developing, but not for purchasing, an REA held by a different Group company (hereinafter: a “Cross Pledge”), provided the total value of the lands owned by the Group charged with Cross Pledges after the commencement date of the plan does not exceed EUR 35 million, calculated on the basis of book value (the “Sum of Cross Pledges“). When calculating the Sum of Cross Pledges, lands that were charged with Cross Pledges created prior to the commencement date of the plan or created solely for the purpose of refinancing an existing FI shall be excluded.

(ii)
The encumbrance is created over an asset as security for new FI that replaces existing FI and such asset was already encumbered prior to the refinancing. For the avoidance of doubt, any net cash flow generated from such refinancing, shall be subject to the mandatory early prepayment of 75%.

(iii)
The encumbrance is created over interests in a Subsidiary as additional security for FI incurred by such subsidiary which is secured by encumbrances on assets owned by that subsidiary as permitted by sub-section (i) above. The encumbrance is created as security for new FI that is incurred for purposes other than the purchase of and/or investment in and development of an REA, provided that at least 75% of the net cash flow generated from such new FI is used for mandatory early prepayment.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

D.	Liens, collateral and guarantees:

(3)	PC note (Cont.)

e.
Limitations on incurring new FI by PC and the subsidiaries - PC undertakes not to incur any new FI (including by way of refinancing an existing FI with new FI) until the outstanding notes debt (as of November 30, 2014) has been repaid in full, except in any of the following events:

(i)
the new FI is incurred for the purpose of investing in the development of a REA, provided that: (a) the Loan To Cost (“LTC”) Ratio of the investment is not less than 50% (or 40% in special cases); (b) the new FI is incurred by the subsidiary that owns the REA or, if the FI is incurred by a different subsidiary, any encumbrance created as security for such new FI is permitted under the negative pledge stipulation above; and (c) following such investment the consolidated cash is not less than the Minimum Cash Reserve Covenant ("MCRC").

(ii)	The new FI is incurred by a subsidiary for the purpose of purchasing a new REA by such Subsidiary, provided that following such purchase the cash reserve is not less than the MCRC.

(iii)
At least 75% of the net cash flow resulting from the incurrence of new FI is used to for a 75% early prepayment of the notes. It shall be clarified that, subject to the terms of the plan, the Group may also refinance existing FI if this does not generate net cash flow.

f.	Limitation on distribution dividend – see note 10 B (5).

g.	75% mandatory early repayment – see note 3 B and to other sections in this note.

h.
Permitted Disposals - provisions with respect to the four operational shopping centres – PC will be allowed to sell the four operational shopping centres (Torun, Suwalki, Kragujevac and Riga) or to perform refinancing for any of these (hereinafter: "Disposal Event"), subject to the cumulative net cash flow in the Disposal Event in respect of these four shopping centres being no less than EUR 70 million (NIS 331 million). In case no Disposal Event occurs for the four shopping centres together, PC will be allowed to perform a special purpose Disposal Event only if after execution of the special purpose Disposal Event, the surplus value of shopping centres not sold (according to the valuation deducting the specific debt to banks) is no less than EUR 70 million (NIS 331 million), deducting the net cash flows received from previous Disposal Events and deducting the net cash flows from the special purpose Disposal Event.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

D.	Liens, collateral and guarantees:

(4)	Credit facilities financing real estate projects

Certain Project Companies which engaged in the purchase, construction or operation of hotels and/or trading property ("Project Companies") have secured their respective credit facilities, in a total amount of NIS 1,100 million, by providing the first ranking (fixed or floating) charges on property owned thereby, including, mainly: rights in the real estate property as well as the financed projects revenues and profits derived from the projects; goodwill and other intangible assets; rights pertaining to certain contracts (including lease, operation and management agreements); and rights arising from insurance policies. Shares of Project Companies were also pledged in favor of the financing banks. Shareholders loans as well as any other rights and/or interests of shareholders in the Project Companies are subordinated to the respective credit facilities, and repayment of such shareholders loans is subject to fulfilling certain preconditions and/or the financing bank prior consent.

The Project Companies undertook not to make any disposition in and to the secured assets, not to sell, transfer or lease any substantial part of their assets without the prior consent of the financing bank. In certain events the Project Companies undertook not to allow, without the prior consent of the financing bank, mainly: (i) any changes in and to the holding structure of the Project Companies nor to allow for any change in their incorporation documents; (ii) execution of any significant activities, including issuance of shares, related party transactions and significant transactions not in the ordinary course of business; (iii) certain changes to the scope of the project; (iv) the assumption of certain liabilities by the Project Company in favor of third parties; (v) receipt of loans by the Project Company and/or the provision thereby of a guarantee to third parties.

The Company is a guarantor to certain Project Companies’ obligations under loan agreements up to an aggregate amount of NIS 419 million. In addition, PC is a guarantor to obligations under loan agreements in respect of its project companies up to an aggregate amount of NIS 169 million.

(5)	Secured bank deposits - As to bank deposits made to secure long term borrowings, short term credits and other liabilities of the Group - see note 24C.(6).

(6)
Within the framework of PC's derivative transactions (see note 15 ii), executed between PC and commercial banks (the "Banks"), PC agreed to provide the Banks with collaterals or cash deposits. Accordingly, as of December 31, 2014, and with respect to Torun IRS the project company established a bail mortgage up to EUR 5.4 million (NIS 25 million) encumbering the real estate project.

In addition, in respect of PC currency option strategy, PC deposited EUR 2.3 million (NIS 11 million) as a collateral to the transaction.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

E.	Financial covenants

1.
Within the framework of loan agreements executed by the Group's Project Companies (i.e., companies which engaged in the purchase, construction and operations of hotels and/or commercial centers), the Project Companies have undertaken to comply with certain financial and operational covenants. As of December 31, 2014, substantially all of the Group's borrowings from banks are subject to various financial and operational covenants, such as: complying with a "minimum debt service cover ratio," "loan to value"; complying with certain restrictions on interest rates; maintaining certain cash balances for current operations; maintaining an equity to project cost ratio and EBITDA to current bank's debt ratio; occupancy percentage; average room or rental fee rates; a minimum "ratio of total room revenue per available rooms", cross default with respect to  the parent company financial position and others. Should the Project Companies fail to comply with said financial covenants, or upon the occurrence of certain events of default, the bank is entitled to demand immediate repayment of the loans.

2.	As of December 31, 2014 the following loans were classified to short term, as result of non-compliance of the respective subsidiaries to comply with the financial covenants:

PC's subsidiaries, which have been granted with loans the balance of which as of December 31, 2014, amounted to Euro 52 million (NIS 246 million) for financing construction of trading property, are not in compliance with certain covenants included in the loans agreements. PC is negotiating with the financing banks in respect of settling the bank requirement and agreeing on new covenants and/or waivers. PC obtained waiver in place in respect of one of the secured bank facilities, and is in negotiations to secure waiver or agreement in respect of the remaining two facilities.

3.
Loans in the total amount of NIS 497 million are under non-recourse loan agreements. In the event of default of such a loan, the impact could be that the lender would have recourse only to that the specific property but not to any other assets (since the agreements do not contain cross-collateral provisions).

4.	As for December 31, 2014 the loans financial covenants that may materially impact the Company's operations and financial position are presented in the table below:

Segment	Financial covenants	Actual ratio	Comments	Balance as of December 31, 2014 (NIS million)
The Company	LTV (loan to value) < 0.85	0.45	value of the collaterals (Plaza Centers' shares that are pledged to the Bank and the net value of the Company's residual rights in the hotels in Belgium and in Romania)	182
Hotels	LTV (loan to value) < 0.65	0.44		293
	EBITDA to Debt ratio >10%	17.2
	DSCR (Debt Service Coverage Ratio) > 1.2	1.75
Torun project	LTV (loan to value*) < 0.7	0.49		220
	DSCR (Debt Service Coverage Ratio) > 1.25	1.56
Liberec project	LTV (loan to value*) < 0.8	1.3	PC has obtained a waiver for this loan as for December 31, 2014	96
	DSCR (Debt Service Coverage Ratio) > 1.15	1.07
Suwalki project	LTV (loan to value*) < 0.7	0.69		141
	DSCR (Debt Service Coverage Ratio) > 1.2	1.68
Zgorzelec project	LTV (loan to value*)	NA	The loan has expired, with no new ratios established, therefore no DSCR and LTV comparisons can be made	104
	DSCR (Debt Service Coverage Ratio)	NA

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17	-	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

E.	Financial covenants (Cont.)

5.	PC's notes financial covenants

a.
Coverage Ratio Covenant (“CRC”) – the CRC is a fraction calculated based on known Group valuations reports and consolidated financial information available at each reporting period. Minimum CRC deemed to be complied with by the Group is 118% in each reporting period. as of December 31, 2014 calculated CRC is 144 In the event that the CRC is lower than the Minimum CRC, then as from the first cut date on which a breach of the CRC has occurred  and for as long as the breach is continuing, PC shall not perform any of the following: (a) a sale, directly or indirectly, of a Real Estate Asset (“REA”) owned by PC or its subsidiaries, with the exception that it shall be permitted to transfer REA’s in performance of an obligation to do so that was entered into prior to the said breach date, (b) investments in new REA’s; or (c) an investments that regards an existing project of the Company or of a subsidiary, unless it does not exceed a level of 20% of the construction cost of such project (as approved by the lending bank of these projects) and the certain loan to cost ratio of the projects are met.

If a breach of the Minimum CRC has occurred and continued throughout a period comprising two consecutive quarterly reports  following the first quarterly/year end report on which such breach has been established, then such breach shall constitute an event of default under the trust deeds and Polish notes terms, and the group of (i) Series A Notes holders, (ii) Series B Notes holders, (iii) Polish Notes holders, and (iv) guarantee and other creditors shall, each as a separate group acting by majority vote, be entitled to declare by written notice to PC that all or a part of their respective (remaining) claims become immediately due and payable.

b.
MCRC - cash reserves of the Company has to be greater than the amount estimated by PC's management required to pay all administrative and general expenses and interest payments to the Notes holders falling due in the following six months, minus sums of proceeds from transactions that have already been signed (by PC or a subsidiary) and closed and that to the expectation of the PC's management have a high probability of being received during the following six months. As for December 31, 2014 the MCRC is kept.

c.
PC is allowed to execute actual investments only if its cash reserves contain an amount equal to general and administrative expenses and interest payments for the Unsecured Debt for a six-month period (for this purpose also receivables with a high probability of being collected in the subsequent six-month period will be taken in account for the required minimal cash reserve).

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 18 -     SHARE CAPITAL

Composition:

Ordinary shares of NIS no par value each
December 31
	2 0 1 4	2 0 1 3	2 0 1 2
	No nominal par value	NIS 1.00 par value	NIS 1.00 par value

Authorized share capital	35,000,000	50,000,000	50,000,000
Issued and outstanding	*27,572,426	**24,902,809	**24,885,833

*
On February 20, 2014 the Company issued 508,027,457 ordinary shares as part of the Company plan of arrangement as mention in note 3 A. The total number of shares following the closing of the Company Plan of arrangement was 551,449,521.   On August 14, 2014 the annual general meeting of the Company shareholders approved the reverse split of its ordinary shares such that each 20 ordinary shares will be replaced to one ordinary share of the Company. The reverse spilt occurred on August 21, 2014 and the total number of ordinary shares following the reverse split is 27,572,426.

**	December 31, 2013, 2012 excluding 3,388,910 treasury shares held by the Company. These shares were canceled following the closing of the Company's Plan of Arrangement.

The Ordinary Shares confer upon the holders thereof all rights accruing to a shareholder of the Company, inter alia, the right to receive notices of, and to attend meetings of shareholders; for each share held, the right to one vote at all meetings of shareholders; and to share equally, on a per share basis, in such dividend and other distributions to shareholders of the Company as may be declared by the Board of Directors in accordance with the Company's Articles and the Israeli Companies Law, and upon liquidation or dissolution of the Company, in the distribution of assets of the Company legally available for distribution to shareholders in accordance with the terms of applicable law and the Company's Articles. All Ordinary Shares rank pari passu in all respects with each other.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 -     OPTIONS PLANS

A.	Options plan adopted by the Company:

Over the years the Company adopted few option plans. The below summarized the significant terms of the Company's outstanding option plans as of December 31, 2014:

	Number of options exercisable	Max exercisable number of shares	average exercise price		Vested as of December 31, 2014	average contractual life
2006 option plan over the Company's shares	59,189	59,189	NIS	213	59,189	1 year
2014 option plan over the Company's shares (1)	285,190	285,190	NIS	17.2	-	4.8 years
2011 plan adopted by the Company over Elbit medical shares (2)	140,035,935	70,017,967	NIS	0.1265	117,228,919	3.6 years
2010 plan adopted by the Company over InSightec shares	430,000	430,000		$2	430,000	2.23 years

(1)	2014 option plan

On August 14, 2014, the Company's general meeting adopted option plan to the Company's executive chairmen of the board ("The Chairman"). According to the plan the Chairman was granted options with exercisable in to 5,703,793, ordinary shares (285,190 ordinary shares after the Company reverse split of its ordinary shares as mention in note18), no par value, of the Company, constituting approximately 1.0% of the Company's issued and outstanding share capital on a fully diluted basis. The exercise price of the options is equal to NIS 0.86 per share shares (NIS 17.2 per share after the company reverse split of its ordinary shares as mention in note18).

The options are vested over a period of three years, in three equal annual installments on March 21 of each year, where the first installment shall vest on March 21, 2015. The options have a term of five years from the date of grant. In event of and upon termination of the Chairman's position as an executive chairman or termination of his services to the Company, all unvested options shall immediately expire.

Year ended December 31
2014

Risk free interest rate (%)	1.828
Exercise coefficient	None
Contractual term	5
Expected volatility (%)	58.81
Expected dividend yield	None
Forfeited (%)	0
Total cost of benefit (NIS thousand)	1,560

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 -     OPTIONS PLANS (CONT.)

A.	Options plan adopted by the Company (Cont.):

(2)	Elbit Medical plan

	Year ended December 31
	2 0 1 4		2 0 1 3
	Number of options (*)	Weighted average exercise price	Number of options	Weighted average exercise price
		(NIS)		(NIS)

Balance at the beginning of the year	158,304,500	0.14	159,304,500	0.14
Granted	14,400,000	0.115	-	-
Forfeited	-	-	(1,000,000)	0.133
Exercised	(32,668,565)	0.133	-	-
Balance at the end of the year (*)	140,035,935	0.14	158,304,500	0.14

Options exercisable at the year end	117,228,919	0.14	54,015,533	0.145

The average estimated fair value of the options granted during 2014 was calculated based on the Binominal model based on a valuation of a third party expert, using the following assumptions:

Year ended December 31
2014

Risk free interest rate (%)	0.68
Exercise coefficient	None
Contractual term	3.13
Expected volatility (%)	63.98
Expected dividend yield	None
Forfeited (%)	0
Total cost of benefit (NIS thousand)	883

B.	Options plan adopted by subsidiaries:

Over the years the Company's subsidiaries adopted few option plans over shares of these companies. The below table summarized the significant terms in respect of the option plans as for December 31, 2014:

	Number of options	Max exercisable number of shares	average exercise price		Vested as of December 31, 2014	average contractual life
PC's plan	24,272,373	34,783,568	EUR	0.425	23,115,706	2 years
Plaza Center India ("PCI") plan	14,212	14,212	EUR	227	14,212	3.25
Elbit Plaza India( "EPI") plan	51,053	51,053	EUR	0.01	51,053	3.25

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 -     ADDITIONAL DETAILS CONCERNING INCOME STATEMENT
`
		Year ended December 31
		2 0 1 4	2 0 1 3	2 0 1 2
		(in thousand NIS)

A.	Income from commercial centers
	Sale of trading property	201,571	8,614	67,594
	Rental income and management fees	105,490	113,692	147,185
	Other	8,171	16,056	-
		315,232	138,362	214,779

	B.Revenues from hotel operations and management

	Rooms	122,360	123,799	126,472
	Food, beverage and other services	60,435	64,074	64,916
	Rental of commercial space	14,212	14,918	15,358
		197,007	202,791	206,746

C.	Cost of commercial centers

	Direct expenses:
	Cost of trading property sold	205,925	10,256	68,030
	Wages and fringe benefits	6,041	7,147	9,005
	Energy costs	9,524	14,661	15,943
	Taxes and insurance	7,728	8,793	8,860
	Maintenance of property and other expenses	12,426	14,585	26,920
		241,644	55,442	128,758
	Other operating expenses:
	Wages and fringe benefits	17,137	20,081	22,190
	Stock-based compensation expenses	-	59	7,755
	Professional services	10,453	21,245	23,196
	Advertising	9,571	15,804	17,224
	Other	11,614	9,640	10,988
		48,775	66,829	81,353
	Depreciation and amortization	1,445	2,466	3,256
		291,864	124,737	213,367

D.	Cost of hotel operations and management

	Direct expenses:
	Wages and fringe benefits	47,668	47,607	48,879
	Food and beverages	15,112	15,454	16,114
	Other	52,264	52,523	52,557
		115,044	115,584	117,550
	Other operating expenses:
	Management fees and reimbursement expenses	10,104	11,230	12,037
	Business taxes, insurance and lease payments	7,681	7,467	8,161
	Other	1,243	2,876	4,389
		19,028	21,573	24,587
	Depreciation and amortization	39,846	41,980	44,623
		173,918	179,137	186,760

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 -     ADDITIONAL DETAILS CONCERNING INCOME STATEMENT (CONT.)

		Year ended December 31
		2 0 1 4	2 0 1 3	2 0 1 2
		(in thousand NIS)
E.	General and administrative expenses

	Wages and fringe benefits	15,765	18,324	24,718
	Stock-based compensation expenses	2,909	7,662	11,853
	Depreciation and amortization	3,339	2,460	1,752
	Expenses relating to the Company's plan of arrangement	1,691	15,760	-
	Other	16,081	16,437	10,448
		39,785	60,643	48,771

		Year ended December 31
		2 0 1 4	2 0 1 3	2 0 1 2
		(in thousand NIS)
F.	Financial expense

	Interest and CPI linkage on borrowings	197,725	363,821	377,605
	Gain from buy back of notes	-	-	(112,861)
	Sub Total	197,725	363,821	264,744
	Loss (gain) from foreign currency translation differences (net of exchange results recorded in foreign currency translation reserve)	35,990	(9,923)	23,613
	Other financial expenses	3,906	11,335	7,517
	Total financial expenses	237,601	365,233	295,874
	Financial expenses capitalized to qualified assets (i)	-	(31,132)	(111,601)
		237,601	334,101	184,273

	(i) The rate applicable to non-specific credit	-	6.3%	7.3%

G.	Financial income

	Interest on deposits and receivables	2,316	7,441	28,104
	Gain (loss) from foreign currency translation differences	4,001	(3,511)	199
		6,317	3,930	28,303

H.	Change in fair value of financial instruments at FVTPL

	Change in fair value of financial instruments measured at FVTPL (mainly notes)	60,593	59,664	98,809
	Change in fair value of derivatives (mainly swap and forward transactions)	12,271	13,904	(57,899)
	Gain (loss) on marketable securities	(1,432)	(5,161)	9,319
		71,432	68,407	50,229

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 -	ADDITIONAL DETAILS CONCERNING INCOME STATEMENT (CONT.)

		Year ended December 31
		2 0 1 4	2 0 1 3	2 0 1 2
		(in thousand NIS)
I.	Write down, charges and other expenses, net

	Write down, other property and other receivables (i)	530,647	824,211	300,832
	Initiation expenses (ii)	12,637	8,486	13,140
	Other, net	(12,242)	7,337	(11,879)
		531,042	840,034	302,093

(i)	See note 6 regarding trading property write downs

(ii)	Includes mainly cost and expenses in respect of the Group's operations in India and in eastern Europe.

J.	Earnings per share (*)(**)(***)

	Basic and diluted earnings per share:
	The earnings and weighted average number of ordinary shares used in the calculation of the basic earning per share are as follows:
	Profit (Loss) from continuing operations	1,010,619	(1,160,429)	(410,021)
	Profit (Loss) from discontinued operation	(1,620)	4,785	94,275
	Weighted average number of shares used in computing basic earnings per share (thousands)	23,749	1,245	1,245

(*)	The earnings used in the calculation of all diluted earnings per share are same as those for the equivalent basic earnings per share measures.

(**)	See note 3 A for a description of the purported restructuring and its effect on the number of ordinary shares.

(***)	See note 18 for the description of the reverse split of the Company ordinary shares.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 21 -     RELATED PARTIES

A.	Transactions with related parties:

Transactions between the Company and its subsidiaries which are related parties of the Company, have been eliminated on consolidation and therefore are not disclosed in this note.

As disclosed in note 3 A, as a consequence of the closing of the Company's Plan of Arrangement in which 508,027,457 new shares were issued, Europe Israel (M.M.S.) Ltd. ("Europe Israel") has been diluted to approximately 2% of the issued and outstanding share capital of the Company and therefore ceased to be the controlling shareholder of the Company. In addition, on July 21, 2013 the Israeli District Court in Tel-Aviv Jaffa had appointed a receiver for Europe Israel and later on the receiver was appointed also as the liquidator of Europe Israel which had ceased to be a going concern

As of December 31, 2014 the Company does not have ultimate controlling party. The Company identifies the following entities as the Company's related parties: York Capital Management Global Advisors, LLC ("York") which holds approximate 19.7% of Company's share capital and Davidson Kempner Capital Management LLC ("DK") which holds approximate 14.5% of Company's share capital.

As for the investment agreement in InSightec by York and other investors see not 8 A.

As for undertaking agreement of the Company with DK to invest in PC's see note 3 B.

B.	Benefits to key management personnel:

(1)	a. Insurance policy for the Company's directors and officers

The directors and officers of the Company and its subsidiaries (excluding PC and its subsidiaries which are covered under a separate policy - see b below), are covered by directors' and officers' liability insurance policy of up to $40 million per occurrence and in the aggregate during the duration of the policy. in addition, the directors and officers  of the Company( excluding any subsidiary) are covered by additional directors' and officers' liability insurance policy of up to $20 million per occurrence and in the aggregate during the duration of the policy The shareholders of the Company have approved the renewal of such policy and the purchase of another directors and officers' liability insurance policy and the purchase of any other similar policy upon the expiration of such policies, provided that the coverage will not exceed certain premium and that the premium for the renewed policy(ies)  will not exceed an amount representing an increase of 20% as compared to the previous year. The insurance policy of the Company expired on February 20, 2015 and a new policy was purchased for additional 12 months term with the same terms. In addition to the ongoing police, on the closing of the Company's plan of Arrangement on February  20,2014 the Company's then exiting on-going policy has been converted into a Run Off policy which will expired following the elapse of seven years thereafter (i.e., February  20, 2021).

b.	Insurance policy for PC's directors and officers

PC maintains Directors’ and Officers’ liability insurance policy, presently at the maximum amount of $40 million which expire on April 2015. Pursuant to the terms of this policy, all PC's directors and officers are insured. The new policy does not exclude past public offering and covers the risk that may be incurred by the Directors through public offerings of equity up to USD 50,000,000.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 -     RELATED PARTIES (CONT.)

B.	Benefits to key management personnel (Cont.):

(1)	(Cont.)

c.	Insurance policy for InSightec's directors and officers

InSightec's directors and officers are covered by two insurance policies; (i) Run Off policy, which is valid for a period of 7 years commencing December 2012, covering damages that has occurred until December 2012, and (ii) a second policy covering damages that had occurred or might occur from December 2012 and on. Each policy is up to $20.0 million, including a component of special coverage for risk management (up to an amount of $100 thousands) with worldwide coverage. InSightec's directors and officers insurance includes a retroactive cover and contains a 7 year extended reporting period provision. The grant of insurance policy undertaking by InSightec to Elbit Medical's designated directors at InSightec's board of directors requires the approvals of Elbit Medical's shareholders Committee.

d.	Insurance policy for the Gamida's directors and officers

Gamida's directors and officers are covered by D&O liability Insurance Policy. The policy covers claim first made against the insured during the policy period and notified to the insurer during the policy period for any wrongful act in the insured’s capacity as a director or officer of the company – all in accordance with the policy terms and conditions. The policy limit of liability is $ 5 million. Total aggregate for all loss, arising out of all claims made against all insured is under all insurance covers combined. The grant of insurance policy undertaking by Gamida to Elbit Medical's designated directors at Gamida's board of directors requires the approvals of Elbit Medical's shareholders Committee.

(2)	As for directors' indemnification - see note 17C (1-6).

(3)	Shares and warrants issued to related parties - see note 19 A (1).

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 -     RELATED PARTIES (CONT.)

C.	The following table presents the components of the Group related party transactions and benefit (including bonus) granted to the Group's key management personnel:

		Year ended December 31
		2 0 1 4	2 0 1 3	2 0 1 2
		(in thousand NIS)

a.	Benefits to key management personnel

	Salaries, management fees, directors' fees and bonuses (*)	4,777	5,498	9,927
	Termination benefits of former key personnel	1,644	-	-
	Post-employment benefits	164	186	186
	Amortization of stock based compensation expenses	817	438	19,234
		7,402	6,122	29,347

	(*) Number of recipients (excluding directors)	3	2	2

	Out of which NIS 1.4 million is attributed to former key personnel.

b.	Project expenses (coordination, supervision and aviation services) - charged, mainly to cost of trading property and property plant and equipment (**)	-	1,569	8,211

(**)	The amounts indicated in this subsection were paid prior the expiration of the agreements with our former Controlling Shareholder, Europe Israel (see note A above), during 2013.

D.	Balances with related parties:

	December 31
	2 0 1 4	2 0 1 3
	(in thousand NIS)
Assets:
Receivables and other debit accounts	-	122
	-	122

Liabilities:
The Company's and PC's traded notes	387,170	-
Benefits payable to key management personnel	225	3,817
	387,395	3,817

E.	Liens and guarantees - see notes 17D.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 -     SEGMENTS REPORTING

A.	General:

The Group's Chief Operating Decision-Maker ("CODM") has been identified as the Acting CEO and Chairman of the board. The CODM reviews the Group’s internal reporting to assess the performance and to allocate resources. The CODM assesses the performance of the Group's segments based on Net Operating Income. Such Net Operating Income is excluding general and administrative expenses attributable to the Company's headquarter, financing income (expenses) and income taxes. In addition, the CODM is assessing separately the specific financial expenses of each segment based on the borrowings which are specifically attributable to the segment. All other financing expenses (income) (i.e.: financing expenses in respect of non-specific borrowing, interest income on investments and deposits and changes in fair value of financial instruments) were considered as unallocated financing expenses (income).

Majority of equity method investments are reviewed by the CODM in the same manner as subsidiary companies, i.e. each investment's income, expenses, assets and liabilities are reviewed on a separate basis. Accordingly, the amounts within each segment include these components of equity method investments, and are reconciled to the consolidated statements as adjustments.

The amounts considered for review purposes of these investments are as follows:

•	Investments in joint ventures – the amount are adjusted to reflect only the Group's share in the results and financial position, and thus only the Group's share (mostly 50%) is included and reviewed.

•	Investments in associates – the amounts included are not adjusted to reflect the Group's share and accordingly reviewed in its entirety (100%).

For purpose of these financial statements the following business segments were identified:

•
Commercial centers - Initiation, construction and sale of commercial centers and other mixed-use real property projects, predominantly in the retail sector. In certain circumstances and depending on market conditions, the Group operates and manages commercial centers prior to its sale.

•	Hotels - Hotels operation and management.

•
Medical Industries and devices - (a) research and development, production and marketing of magnetic resonance imaging guided focused ultrasound treatment equipment and (b) development of stem cell population expansion technologies and stem cell therapy products for transplantation and regenerative medicine;

•	Residential projects - initiation, construction and sale of residential units or plots designated for residential located primarily in India.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 -     SEGMENTS REPORTING (CONT.)

A.	General (Cont.):

The Group's reportable segments for each of the years ended December 31 2014, 2013 and 2012 are: Commercial Centers, Hotels, Medical Industries and devices and Residential Projects. All other operations identified by the CODM are included as "other activities". The assets of a reportable segment include mainly property plant and equipment (with respect to the Hotels) and trading property attributable to the Commercial Centers and the Residential Projects. Unallocated assets include mainly cash and cash equivalent as well as short and long term deposits and investments.

The liabilities of the reportable segments include mainly specific borrowings provided directly to the Project Companies (mainly companies which are engaged in the purchase, construction and initiations of commercial centers and hotels) and which are usually secured by a mortgage on the property owned by these Project Companies. Other borrowings which were raised by the Group with no identification to certain operations (mainly notes issued by the Company and PC) were considered as unallocated liabilities.

The accounting policies of all reportable segments are the same as those of the Group, as described in note 2.

In June 2012, the Company fully realized the U.S Real Property segment. Therefore this segment is no longer considered as a reportable segment, and accordingly was excluded from segmental disclosure for each of the years ended December 31, 2013 and 2012. (see note 23).

In January 2015, the Company fully realized the fashion apparel segment. Therefore this segment is no longer considered as a reportable segment, and accordingly was excluded from segmental disclosure for each of the years ended December 31, 2014 and 2013. (see note 23).

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 22 -     SEGMENTS REPORTING (CONT.)

B.	Data regarding business segments:

Year ended December 31, 2014

	Commercial Centers (i) (ii)	Hotels	Medical industries and devices	Residential	Other activities and allocations	Equity method adjustments	Total
	(in thousand NIS)
Revenues	341,937	197,007	92,026	-	-	(107,430)	523,540

Segment profit (loss)	(403,570)	36,418	(90,395)	(51,926)	(32,056)	68,245	(473,284)

Financial expenses	(42,857)	(29,871)	1,788	-	677	-	(70,263)
Share in losses of associates, net	-	-	(6,317)	-	-	(10,981)	(17,298)

Adjustments:
Unallocated general and administrative expenses							(39,785)
Unallocated financial expenses							(167,338)
Financial income							6,317
Financial gain from debt restructuring							1,616,628
Change in fair value of financial instruments measured at FVTPL							(71,432)

Profit before income taxes							783,545
Income taxes							2,287
Profit from continuing operations							785,832
Profit from discontinued operation							(1,475)
Loss for the year							784,357

Additions to segment assets	11,906	3,290	-	-	36	-	15,232
Unallocated							-
Total additions							15,232

Depreciation and amortization of segment assets	1,338	40,051	-	-	3,252	-	44,641
Unallocated							-
Total Depreciation and amortization							44,641

Impairment of segment assets	469,047	3,095	-	58,506	-	-	530,648
Unallocated							-
Total Impairment							530,648

Assets and Liabilities
December 31, 2014:
Segment assets	2,051,214	940,732	425,010	279,973	17,278	(796,730)	2,917,477
Equity basis investments	-	-	30,837	-	-	318,700	349,537
Unallocated							330,833
Total Assets related to continued operation							3,597,847
Assets related to discontinued operation							63,466
Total Assets							3,661,313

Liabilities
Segment liabilities	952,355	423,031	113,057	53,019	527	(253,752)	1,288,237
Unallocated liabilities							1,629,497
Total Liabilities related to continued operation							2,917,734
Liabilities related to discontinued operation							30,342
Total Liabilities							2,948,076

(i)	Includes mainly revenues from commercial centers under operation until their sale and consideration from sales of trading property.

(ii)	Includes trading property and payments on accounts of trading property.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 -     SEGMENTS REPORTING (CONT.)

B.	Data regarding business segments (Cont.):

Year ended December 31, 2013

	Commercial Centers (i) (ii)	Hotels	Medical industries and devices	Residential	Other activities and allocations	Equity method adjustments	Total
	(in thousand NIS)

Revenues	162,639	202,791	74,670	-	-	(98,948)	341,153

Segment profit (loss)	(582,342)	(32,306)	(39,607)	(432,465)	(42,801)	326,765	(802,756)

Financial expenses	(51,343)	(27,172)	(1,182)	-	(491)	-	(80,188)
Share in losses of associates, net	-		955			(339,985)	(339,030)

Adjustments:
Unallocated general and administrative expenses							(60,643)
Unallocated financial expenses							(253,912)
Financial income							3,930
Change in fair value of financial instruments measured at FVTPL							(68,407)

Profit before income taxes							(1,601,006)
Income taxes							30,937
Profit from continuing operations							(1,570,069)
Profit from discontinued operation							5,059
Loss for the year							(1,565,010)

Additions to segment assets	18,181	12,418	-	-	6,478	-	37,077
Unallocated							-
Total additions							37,077

Depreciation and amortization of segment assets	2,466	41,980	-	-	7,709	-	52,155
Unallocated							-
Total Depreciation and amortization							52,155

Impairment of segment assets	612,741	55,959	-	134,861	20,156	-	823,717
Unallocated							9,251
Total Impairment							832,968

Assets and Liabilities
December 31, 2013:
Segment assets	2,721,729	1,125,023	181,604	284,482	80,748	(525,789)	3,867,797
Equity basis investments			18,457			314,983	333,440
Unallocated							363,207
Total Assets							4,564,444

Liabilities
Segment liabilities	1,088,421	397,552	73,082	2,659	39,436	(219,023)	1,382,127
Unallocated liabilities							3,590,946
							4,973,073

(i)	Includes mainly revenues from commercial centers under operation until their sale and consideration from sales of trading property.

(ii)	Includes trading property and payments on accounts of trading property.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 -     SEGMENTS REPORTING (CONT.)
B.	Data regarding business segments (Cont.):

Year ended December 31, 2012

	Commercial Centers (i) (ii)	Hotels	Medical industries and devices	Residential	Other activities and Allocations	Equity method adjustments	Total
	(in thousand NIS)
Revenues	300,641	276,703	69,457	1,622	1,040	(174,063)	475,400
Gain from loss of control over a subsidiary	-	-	216,574	-	(216,574)		-
	300,641	276,703	286,031	1,622	(215,534)	(174,063)	475,400

Segment profit (loss)	(378,419)	81,396	174,793	(8,135)	(217,989)	123,083	(225,271)

Financial expenses	(46,923)	(32,754)	(1,077)	-	47	-	(80,707)
Share in losses of associates, net	(427)	-	(8,299)	-		(93,399)	(102,125)

Adjustments:
Unallocated general and administrative expenses							(48,771)
Unallocated financial expenses							(105,108)
Financial income							28,303
Change in fair value of financial instruments measured at FVTPL							(50,238)
Profit before income taxes							(583,916)
Income taxes							9,212
Profit from continuing operations							(574,705)
Profit from discontinued operation							90,721
Loss for the year							(483,984)

Additions to segment assets	102,710	13,503	73	-	6,222	-	122,508
Unallocated							-
Total additions							122,508

Depreciation and amortization of segment assets	3,275	47,018	-	-	6,317	-	56,610
Unallocated							1,752
Total Depreciation and amortization							58,362

Impairment of segment assets	293,517	(8,223)	-	-	(2,325)	-	282,969
Unallocated							5,987
Total Impairment							288,956

Assets and Liabilities
December 31, 2012:
Segment assets	3,492,054	1,267,412	106,928	856,590	377,747	(944,533)	5,156,198
Equity basis investments	-	-	18,852	-	-	874,212	893,064
Unallocated							693,385
Total Assets							6,742,647

Liabilities
Segment liabilities	1,295,139	434,510	81,368	3,612	59,887	(264,986)	1,609,530
Unallocated liabilities							3,744,010
Total Liabilities							5,353,540

(i)	Includes mainly revenues from commercial centers under operation until their sale and consideration from sales of trading property.

(ii)	Includes trading property and payments on accounts of trading property.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 -     SEGMENTS REPORTING (CONT.)

C.	Data regarding geographical areas:

(1)	Revenues by geographical areas

Revenues information above is based, mainly, on the locations of the assets.

	Year ended December 31
	2 0 1 4	2 0 1 3	2 0 1 2
	(In thousand NIS)

East and central Europe(i)	435,355	269,896	342,784
West Europe (ii)	72,537	90,470	169,211
Other and allocations	15,648	(19,213)	(36,595)
	523,540	341,153	475,400

(i)	The following table provides an additional information in respect of the revenues in east and central Europe per countries:

	Year ended December 31
	2 0 1 4	2 0 1 3	2 0 1 2
	(In thousand NIS)

Poland	75,917	79,532	97,331
Czech Republic	10,434	24,429	18,087
Romania	146,838	128,421	134,852
Serbia	197,270	25,650	21,122
Bulgaria	-	8,717	68,296
Other	4,896	3,147	3,096
	435,355	269,896	342,784

(ii)	The following table provides additional information in respect of the revenues in west Europe per countries:

	Year ended December 31
	2 0 1 4	2 0 1 3	2 0 1 2
	(In thousand NIS)

Italy	-	-	12,435
Netherland	-	-	69,849
Belgium	72,537	74,370	71,894
Other	-	16,100	15,033
	72,537	90,470	169,211

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 -     SEGMENTS REPORTING (CONT.)

C.	Data regarding geographical areas (Cont.):

(2)	Non-current assets by geographical areas

The Group's non-current assets provided in the following table include also trading property and payment on account of trading property.

	Segment assets
	December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

East and central Europe	2,357,224	3,114,647
West Europe	214,805	243,003
Israel	167,199	205,804
India	438,859	480,595
Other and allocations	(5,475)	18,913
	3,172,612	4,062,963

NOTE 23 -     DISCONTINUED OPERATIONS

The Group's discontinued operations include the shopping centres which were held by the Group in the US, the medical devices business which is operated by InSightec and the fashion apparel (franchisee of MANGO in Israel) Prior period's results and cash flows from these operations were presented in these financial statements as discontinued operations.

These operations were classified as discontinued operation as a result of the following transactions:

Sale of the shopping centres in the US

In January 2012  EPN Group(in which the Group held approximately 45%), entered into an agreement to sell 47 (out of total of 49) shopping centers to BRE DDR Retail Holdings LLC, a joint venture between Blackstone Real Estate Partners VII L.P. and DDR Corp, for a purchase price of $1.43 billion. The sale transaction was closed in June 2012.

As part of the transaction EPN Group posted an escrow of $14.2 million for the benefit of the buyer in the event any of the representations and warranties in the purchase and sale agreement is violated. The escrow balance has been released to EPN Group in March 2013. In July 2012, the remaining 2 shopping centers were sold for the total amount of $ 41 million. As a result of these transactions, the Group recognized net expenses relating to realization of investment property, fair value adjustment and realization of foreign currency translation reserve in the amount of NIS 76 million.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 -     DISCONTINUED OPERATIONS (CONT.)

Loss of control on InSightec

On December 6, 2012, InSightec completed issuance of Series C preferred shares for an aggregate amount of $30.9 million, which included $27.6 million invested by GE and $3.9 million invested by other investors. According to the terms of the transaction, GE and Elbit Medical converted all the existing shareholders loans that had been granted to InSightec into InSightec's series B-1 preferred shares in accordance with the terms of those loans. Following the closing of the transaction, Elbit Medical's holding in InSightec was reduced to approximately 48.2%. Following the completion of the transaction Elbit medical no longer have the right to appoint the majority of InSightec's board members and therefore ceased to consolidate InSightec's financial statements, and our investment in InSightec is presented based on the equity method. Accordingly, the medical industry and devices operations are considered discontinued operation at the year ended 2012.

Sale of Mango franchise

On September 29, 2014 Elbit Fashion received from PUNTO FA, S.L (“Punto”) written notice of its intention not to extend the term of the franchise rights of Elbit Fashion for operation of the "Mango" retail stores in Israel, as granted under the agreement entered between Elbit Fashion and Punto on May 3, 2005. On October 27, 2014 Elbit Fashion signed a sale agreement (the "Sale Agreement") with Fox-Wisel Ltd. ("Fox") with regards to the sale of the operation and business of "Mango" retail stores in Israel. Under the Sale Agreement, Elbit Fashion sold and assigned Fox all business activity, stores, investments in the leased properties, furniture and equipment, inventory and customer loyalty program and any and all rights relating thereto, free and clear of any third party rights, except as explicitly set in the Sale Agreement and net of certain liabilities related to the business activities of Mango. On January 5, 2015 Elbit Fashion have completed the sale of the operation and business of "Mango" retail stores in Israel from Elbit Fashion to Fox (the “Closing”), for consideration of approximately NIS 37.7 million, Following the Closing and consummation of the transaction, Elbit Fashion has ceased to operate the "Mango" retail stores activity, and accordingly the said activity was classified as discontinued operation.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 -	DISCONTINUED OPERATIONS (CONT.)

Results of discontinued operations:

	December 31
	2 0 1 4	2 0 1 3	2 0 1 2	2 0 1 4
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
	(Except for per-share data)
Revenues and gains
Revenues from fashion merchandise	164,957	149,192	144,141	42,416
Gain from changes of shareholding in investee or sale of investee	-	-	225,942	-
Investment property rental income	-	2,594	133,640	-
Sale of medical systems	-	-	69,901	-
	164,957	151,786	573,624	42,416
Expenses and losses
Cost of fashion merchandise	162,589	142,417	154,220	41,807
Investment property expenses	-	5,346	58,063	-
Expenses relating to realization of investment property and fair value adjustment	-	1,064	76,104	-
Cost and expenses of medical systems operation	-	-	67,742	-
Research and development expenses	-	-	44,192	-
Financial expenses	1,347	3,330	88,961	346
other expenses (income), net	1,496	2,558	(452)	385
	165,432	154,715	488,830	42,538

Profit (loss) from discontinued operations before income taxes	(475)	(2,929)	84,794	(122)

Income tax (income) expenses	1,000	(7,988)	(5,927)	257
Profit (loss) from discontinued operations	(1,475)	5,059	90,721	(379)
Basic earnings per share	(0.06)	3.84	75.75	(0.02)
Diluted earnings per share	(0.06)	3.84	75.75	(0.02)

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 -	DISCONTINUED OPERATIONS (CONT.)

Statement of Cash flows

The statement of cash flows includes the following amounts relating to discontinued operations, the majority of which as of December 2014 are attributable to the discontinued fashion apparel operations:

	December 31
	2 0 1 4	2 0 1 3	2 0 1 2	2 0 1 4
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
	Reconcile to CF statement

Operating activities	1,506	(4,846)	(150,391)	388
Proceeds from sale of joint venture company	-	-	964,761	-
Other investment activities	(7,913)	(7,337)	(104,161)	(2,035)
Repayment of investment property loans	-	-	(117,360)	-
Other financing activities	2,000	(8,006)	65,534	514
Net cash provided by (used in) discontinued operations	(4,407)	(20,189)	658,383	(1,133)

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 -     FINANCIAL INSTRUMENTS

A.	Principal accounting policies:

The principal accounting policies adopted by the Group in respect of financial instruments and equity components including recognition criteria, measurement and charges to the statement of income and other comprehensive income are included in note 2.

B.	Balances of financial instruments by categories:

(1)	Composition:

	December 31
	2 0 1 4	2 0 1 3
	(in thousand NIS)

Financial assets
Cash and cash equivalents	323,182	311,181
Loans and receivables	94,148	134,350
Financial assets held for trading	6,775	13,973
Available for sale financial instruments	4,702	34,375
Derivative financial assets at fair value through profit and loss	3,183	15,480
	431,990	509,359

Financial Liabilities
Derivative financial liabilities at fair value through profit and loss	6,205	13,668
Derivative financial liabilities at fair value as hedging	5,820	-
Financial liabilities designated at fair value through profit and loss	-	500,840
Financial liabilities at amortized cost	2,688,591	4,230,009
	2,700,616	4,744,517

(2)	Additional information:

a.	As for financing income and expenses resulting from the aforementioned financial instruments -see note 20H.

b.
Following PC arrangement plan as described in note 3 B, PC  present all its notes at amortized cost.  Therefore, as of December 31, 2014, there are no more notes measured at fair value through profit or loss

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 -     FINANCIAL INSTRUMENTS (CONT.)

C.	Management of financial risks:

The operations of the Group exposes it to risks that relate to various financial instruments, such as: market risks (including currency risk, fair value risk with respect to interest rates, cash flow risk with respect to interest rates and other price risk), credit risk and liquidity risk.

Market risk - is the risk that the fair value or future cash flow of financial instruments will fluctuate because of changes in market prices

Credit risk - is the risk of financial loss to the Group if counterparty to a financial instrument fails to meet its contractual obligations.

Liquidity risk - is the risk that the Group will not be able to meet its financial obligations as they fall due.

The comprehensive risk management program of the Group focuses on actions to minimize the possible negative effects on the financial performance of the Group. In certain cases the Group uses derivatives financial instruments in order to mitigate certain risk exposures.

The Company's board of directors has overall responsibility for the establishment and oversight of the Group’s risk management framework. The board is managing the risks faced by the Group, and confirms that any appropriate actions have been or are being taken to address any weaknesses.
The Group has exposure to the following risks which are related to financial instruments:

(1)	Foreign currency risk

The Group has international activities in many countries and therefore it is exposed to foreign currency risks as a result of fluctuations in the different exchange rates.

Foreign currency risks are derived from transactions executed and/or financial assets and liabilities held in currency which is different than the functional currency of the Group's entity which executed the transaction or hold these financial assets and liabilities. In order to minimize such exposure the Group policy is to hold financial assets and liabilities in a currency which is the functional currency or the Group's entity. The Company's functional currency is the NIS and its investees use different functional currencies (mainly the EURO, Indian Rupee and the RON).

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 -     FINANCIAL INSTRUMENTS (CONT.)

C.	Management of financial risks: (Cont.)

(1)	Foreign currency risk (Cont.)

Foreign Currency Mitigate using selling options

During 2014, 2013 and 2012, PC wrote call and put options in order to mitigate its foreign currency risk (EURO-NIS) inherent in its long term notes issued in NIS with an expiration date of March 2015, December 31 2013 and 2012 respectively. The options activity generated a net cash gain (loss) of NIS 1.4 million, NIS (11.3) million and NIS 57.8 million respectively.

The following tables present sensitivity analysis to a change of 10% in the Group's main foreign currencies against their relevant functional currency and their effect on the statements of income and the shareholders' equity (before tax and before capitalizing any exchange results to qualified assets):

As of December 31, 2014:

	Functional currency	Linkage currency	Change in the exchange rate (%)	Profit (loss)
				In thousand NIS
Assets
Cash and deposits	NIS	Euro	+10%	3,940
Cash and deposits	NIS	U.S. Dollar	+10%	1,014
Cash and deposits	EURO	PLN	+10%	1,354
Cash and deposits	EURO	RON	+10%	1,041
Cash and deposits	EURO	U.S. Dollar	+10%	729
				8,078
Financial liabilities
Loans at amortized cost	NIS	U.S. Dollar	+10%	(18,329)
Loans at amortized cost	EURO	PLN	+10%	(6,249)
Notes at amortized cost	EURO	NIS	+10%	(70,697)
Loans at amortized cost	RON	EURO	+10%	(29,499)
				(124,774)

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 -     FINANCIAL INSTRUMENTS (CONT.)

C.	Management of financial risks: (Cont.)

(1)	Foreign currency risk (Cont.)

As of December 31, 2013:

	Functional currency	Linkage currency	Change in the exchange rate (%)	Profit (loss)
				In thousand NIS
Assets
Cash and deposits	NIS	U.S. Dollar	+10%	1,570
Cash and deposits	EURO	PLN	+10%	1,622
Cash and deposits	EURO	NIS	+10%	1,614
Cash and deposits	U.S. Dollar	NIS	+10%	402
Cash and deposits	EURO	U.S. Dollar	+10%	1,574
				6,782
Financial liabilities
Loans at amortized cost	NIS	U.S. Dollar	+10%	(21,694)
Loans at amortized cost	EURO	PLN	+10%	(6,918)
Notes at amortized cost	NIS	U.S. Dollar	+10%	(1,429)
Notes at amortized cost (i)	EURO	NIS	+10%	(26,859)
Loans at amortized cost	EURO	U.S. Dollar	+10%	(1,209)
Loans at amortized cost	RON	EURO	+10%	(26,808)
				(84,917)

(i)	In respect of PC's series B notes and series A notes which are presented at amortized cost.

Regarding the foreign currency risk of PC's notes at FVTPL, see C (3) below.

As of December 31, 2012:

	Functional currency	Linkage currency	Change in the exchange rate (%)	Profit (loss)
				In thousand NIS
Assets
Cash and deposits	NIS	U.S. Dollar	+10%	24,306
Cash and deposits	EURO	PLN	+10%	1,966
Cash and deposits	NIS	EURO	+10%	1,002
Cash and deposits	EURO	NIS	+10%	2,312
Available for sale assets	EURO	U.S. Dollar	+10%	17,264
Loan to third party	EURO	GBP	+10%	4,606
				51,456
Financial liabilities
Loans at amortized cost	NIS	U.S. Dollar	+10%	(29,032)
Loans at amortized cost	EURO	NIS	+10%	(8,496)
Notes at amortized cost	NIS	U.S. Dollar	+10%	(1,537)
Notes at amortized cost (i)	EURO	NIS	+10%	(36,016)
Loans at amortized cost	EURO	U.S. Dollar	+10%	(1,368)
Loans at amortized cost	RON	EURO	+10%	(28,878)
				(105,327)

(i)	In respect of PC's series B notes and series A notes which are presented at amortized cost.

Regarding the foreign currency risk of PC's notes at FVTPL, see C (3) below.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 -     FINANCIAL INSTRUMENTS (CONT.)

C.	Management of financial risks (Cont.):

(2)	Credit risk

The Group holds cash and cash equivalents, short term investments and other long- term investments in financial instruments in various reputable banks and financial institutions. These banks and financial institutions are located in different geographical regions, and it is the Group’s policy to disperse its investments among different banks and financial institutions. The maximum credit risk exposure of the Group is approximate to the financial assets presented in the balance sheet.

Due to the nature of their activity, the Group companies, which operate at the hotels, are not materially exposed to credit risks stemming from dependence on a given customer. The Group companies examine on an ongoing basis the credit amounts extended to their customers and, accordingly, record a provision for doubtful debts based on those factors they consider having an effect on specific customers.

(3)	Interest rate risk

Fair value risk

A significant portion of the Group’s long term loans and notes bearing a fixed interest rate and are therefore exposed to change in their fair value as a result of changes in the market interest rate. The vast majority of these loans and notes are measured at amortized cost and therefore changes in the fair value will not have any effect on the statement of income.
For further information see note 15.

PC's notes at FVTPL and PC EURO/PLN notes and swap transaction

As of December 31 2013, PC has two series of notes which were presented at FVTPL: Series A in the total aggregate amount of NIS 305 million, Series B in the total aggregate amount of NIS 799 million. PC series A and Series B notes are linked to the Israeli CPI and bear a fixed interest rate 4.5%-5.4% per annum. Close to the date of their issuance PC entered into a cross currency EURO-NIS interest rate swap transactions in respect of the entire amount of Series A notes. Such swap transaction was settled in January 2009.The notes (other than those for which a swap transaction was not executed) were designated at fair value through profit and loss since it significantly reduced a measurement inconsistency with the said derivative. Until the date of the closing of PC's Plan of Arrangement in December 2014, (see Note 3B and 14) the notes were presented at FVTPL although the swap was settled. The notes were mainly exposed to changes in the EURO/NIS exchange rate, the Israeli consumer Price Index and the market interest rates. After the Closing of PC's Plan of Arrangement all PC's notes are presented at amortized cost. In respect of EURO-PLN cross currency interest rate swap related to PC PLN notes at amortized cost, this swap transaction was settled during March 2013 for a cash consideration of Euro 0.8 million (NIS 3.8 million).

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 -     FINANCIAL INSTRUMENTS (CONT.)

C.	Management of financial risks (CONT.):

(3)	Interest rate risk (Cont.)

Set forth is an analysis of the net change in the fair value of notes and the derivatives. This analysis assumes that in each case all other parameters affecting the derivatives and the notes fair value remain constant:

	Scope of	Profit (loss)
	price	Year ended December 31
	change	2 0 1 4 (iii)	2 0 1 3	2 0 1 2
	%	(in thousand NIS)
Devaluation of the NIS against the EURO	(i)	-	45,317	57,151
Change in the Israeli CPI	(ii)	-	(9,970)	(12,573)
Change in the market interest rate	+1%	-	5,432	8,036

(i)	December 31, 2013, 2012: +10%;

(ii)	December 31, 2013 and 2012: +2.2%

(iii)
Following the Closing of PC's Plan of Arrangement the effect of changes of the NIS against the Euro, changes in the Israeli CPI on PC's notes is included in note 24 C 1 and 5, since these notes are presented at amortized cost.

Cash flow risk

a.
Part of the Group’s long term borrowings are bearing variable interest rate (see note 14). Cash and cash equivalent, short term deposits and short term bank credits are mainly deposited in or obtained at variable interest rate. Change in the market interest rate will affect the Group's finance income and expenses and its cash flow. In certain cases the Group uses interest rate swap transaction in order to swap loans with a variable interest rate to fixed interest rate or alternatively entered into loans with a fixed interest rate.

The following table presents the effect of an increase of 2% in the Libor rate with respect to financial assets and liabilities which are exposed to cash flow risk (before tax and before capitalization to qualifying assets):

	Profit (loss)
	Year ended December 31
	2 0 1 4	2 0 1 3	2 0 1 2
	(in thousand NIS)

Deposits linked to the EURO	359	-	577
Loans, notes and convertible notes linked to the U.S. Dollar	(3,666)	(4,681)	(6,390)
Loans linked to the EURO	(13,584)	(21,259)	(22,897)
Loans linked to the NIS	-	-	(1,859)
Notes linked to the PLN	(1,250)	(1,384)	-
Loans linked to the INR	(2,085)	(2,076)	-
	(20,595)	(29,400)	(30,569)

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 24 -     FINANCIAL INSTRUMENTS (CONT.)

C.	Management of financial risks (Cont.):

(4)	Liquidity risk

The Group's capital resources include the following: (a) proceeds from sales of trading property and real estate assets subject to market condition (b) lines of credit obtained from banks, financial institutions and others; (c) available cash and cash equivalents. Such resources are used for the following activities:

(i)
Equity investments in the Group's commercial centers, hotels and residential projects, which are generally constructed by the Group's Project Companies. The Company and/or PC  generally finance approximately 35%-50% of such projects through equity investments in the Project Companies, while the remaining amounts are generally financed through a credit facility secured by a mortgage on the project constructed by the respective Project Company, registered in favor of the financial institution that provides such financing. The equity investments in the Project Companies are typically provided by the Company or PC through shareholders loans that are subordinated to the credit facilities provided to the Project Company;

(ii)	Interest and principal payments on the Group notes and loans;

(iii)	Payment of general and administrative expenses;

As for the Company's financial position - see note 1.

The following tables present the cash flow of financial liabilities and assets (principal and interest) in accordance with the contractual repayment dates:

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 -     FINANCIAL INSTRUMENTS (CONT.)

C.	Management of financial risks (Cont.):

(4)	Liquidity risk (Cont.)

As of December 31, 2014

	1st year (i)	2nd year	3rd year	4th year	5th year	6th year and thereafter	Total
	(in thousand NIS)
Financial liabilities
Borrowing with fixed interest rate
Loans linked to EURO	29,225	298,844	3,032	3,032	3,030	13,042	350,205
PC's notes linked to the Israeli CPI (i)	55,674	114,665	451,495	352,293	59,638	-	1,033,765
Notes linked to the Israeli CPI	26,791	26,791	26,791	457,681	281,376	-	819,430
	111,690	440,300	481,318	813,006	344,044	13,042	2,203,400
Borrowing with variable interest rate
Loans linked to the EURO	192,939	40,644	226,392	102,454	7,335	113,046	732,810
Notes linked to the PLN	4,944	5,654	67,492	-	-	-	78,090
Loans linked to the U.S. Dollar	7,560	7,560	195,212	-	-	-	210,332
loans linked to the INR	28,612	23,949	23,949	34,272	-	-	110,782
	234,055	127,807	513,045	136,726	7,335	113,046	1,132,014
Suppliers, payable and other credit balances	108,306	2,868	1,306	5,820	-	-	118,300
Total financial liabilities	454,051	570,975	995,669	955,552	351,379	126,088	3,453,714
Financial assets
Cash and cash equivalent	323,182	-	-	-	-	-	323,182
Short term deposits	47,967	-	-	-	-	-	47,967
Trade receivables and other receivables	45,746	-	-	-	-	-	45,746
Long term deposits, loans and investments	-	14,942	5,182	-	-	2,754	22,878
Total financial assets	416,895	14,942	5,182	-	-	2,754	439,773

(i)
If PC will succeed to prepay an aggregate amount of at least NIS 434 million of the principal of the notes, excluding linkage differentials before 1 December 2016 then all principal payment shall be deferred by one year. For details on the Company's and PC's plan of arrangement see Note 3 and note 14.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 -     FINANCIAL INSTRUMENTS (CONT.)

C.	Management of financial risks (Cont.):

(4)	Liquidity risk (Cont.)

As of December 31, 2013

	1st year (i)	2nd year	3rd year	4th year	5th year	6th year and thereafter	Total
	(in thousand NIS)
Financial liabilities
Borrowing with fixed interest rate
Loans linked to EURO (ii)	2,700	2,647	2,594	2,541	20,430	-	30,912
Convertible Notes	115,579	-	-	-	-	-	115,579
PC's notes linked to the Israeli CPI	840,476	-	-	-	-	-	840,476
Notes linked to the Israeli CPI	2,318,418	-	-	-	-	-	2,318,418
	3,277,173	2,647	2,594	2,541	20,430	-	3,305,385
Borrowing with variable interest rate
Loans linked to the EURO (ii)	877,649	32,472	262,166	61,031	-	-	1,233,318
Notes linked to the PLN	75,769	-	-	-	-	-	75,769
Loans linked to the U.S. Dollar	250,478	-	-	-	-	-	250,478
Notes linked to the U.S. Dollar	24,660	-	-	-	-	-	24,660
	1,228,556	32,472	262,166	61,031	-	-	1,584,225
Suppliers, payable and other credit balances	151,635	-	-	-	-	-	151,635
Total financial liabilities	4,657,364	35,119	264,760	63,572	20,430	-	5,041,245
Financial assets
Cash and cash equivalent	311,181	-	-	-	-	-	311,181
Short term deposits	82,157	-	-	-	-	-	82,157
Trade receivables and other receivables	85,828	-	-	-	-	-	85,828
Long term deposits, loans and investments	-	18,754	15,480	-	5,188	7,005	46,427
Total financial assets	479,166	18,754	15,480	-	5,188	7,005	525,593

(i)	For details on the Company's and PC's plan of arrangement see Note 3 and note 14.

(ii)
Since as of the date of approval of the Company's financial statements the Company's plan of arrangement was approved, the Group's bank loans which are no longer under cross default are presented according to their contractual repayment dates.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 -     FINANCIAL INSTRUMENTS (CONT.)

C.	Management of financial risks (Cont.):

(5)	Consumer Price Index ("CPI") risk

A significant part of the Group borrowings consist of notes raised by the Company and PC in the Tel Aviv Stock Exchange which are linked to the increase in the Israeli CPI above the base index  at the date of the notes issuance. An increase of 3% in the Israeli CPI will cause an increase in the Group finance expenses for the years ended December 31, 2014, 2013 and 2012 (before tax and capitalization of borrowings costs to qualified assets) in the amount of NIS 45.9 million, NIS 70.9 million and NIS 69.7 million, respectively.
The CPI risk was significantly reduced in 2014 due to the Company's plan of arrangement. (See note 3).

(6)	Collaterals

The following table presents the book value of financial assets which are used as collaterals for the Group's liabilities:

	December 31
	2 0 1 4	2 0 1 3
	(in thousand NIS)

Long term borrowings	23,094	31,867
Guarantees provided by the Group	14,964	17,353
Interest rate swap transactions and currency options	11,041	1,435
	49,099	50,655

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 -     FINANCIAL INSTRUMENTS (CONT.)

D.	Fair value of financial instruments:

The financial instruments of the Group include primarily, cash and cash equivalents, short and long-term deposits, marketable securities, trade receivables, short and long-term other receivables, short-term banks credit, other current liabilities and long- term monetary liabilities.

(1)	Fair value of financial instruments

The fair value of traded financial instruments (such as marketable securities and notes) is generally  calculated according to quoted closing prices as of the balance sheet date, multiplied by the issued quantity of the traded financial instrument as of that date. The fair value of financial instruments that are not traded is estimated by means of accepted pricing models, such as present value of future cash flows discounted at a rate that, in the Group’s assessment, reflects the level of risk that is incorporated in the financial instrument. The Group relies, in part, on market interest which is quoted in an active market, as well as on various techniques of approximation. Therefore, for most of the financial instruments, the estimation of fair value presented below is not necessarily an indication of the realization value of the financial instrument as of the balance sheet date. The estimation of fair value is carried out, as mentioned above, according to the discount rates in proximity to the date of the balance sheet date and does not take into account the variability of the interest rates from the date of the computation through the date of issuance of the financial statements.

Under an assumption of other discount rates, different fair value assessments would be received which could be materially different from those estimated by the Group, mainly with respect to financial instruments at fixed interest rate.

Moreover, in determining the assessments of fair value, the commissions that could be payable at the time of repayment of the instrument have not been taken into account and they also do not include any tax effect. The difference between the balances of the financial instruments as of the balance sheet date and their fair value as estimated by the Group may not necessarily be realizable, in particular in respect of a financial instrument which will be held until redemption date.

(2)	The principal methods and assumptions which served to compute the estimated fair value of the financial instruments

a.
Financial instruments included in current assets (cash and cash equivalents, deposits and marketable securities, trade receivables, other current assets and assets related to discontinued operation) - Due to their nature, their fair values approximate to those presented in the balance sheet.

b.	Financial instruments included in non-current assets - the fair value of loans and deposits which bear variable interest rate is an approximate to those presented in the balance sheet.

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 -     FINANCIAL INSTRUMENTS (CONT.)

D.	Fair value of financial instruments (Cont.):

(2)	The principal methods and assumptions which served to compute the estimated fair value of the financial instruments (Cont.)

c.
Financial instruments included in current liabilities - (short-term credit, suppliers, other current liabilities and liabilities related to discontinued operation)) - Due to their nature, their fair values approximate to those presented in the balance sheet.

The fair value of derivatives (mainly swap transactions) is done mainly by relying on third party professional expert, which takes into account the expected future cash flow based on the terms and maturity of each contract using market interest rates for a similar instrument prevailing at the measurement date.

d.
Financial instruments included in long-term liabilities - the fair value of the traded liabilities (notes) is determined according to closing prices as of the balance sheet date quoted on the Tel- Aviv and Warsaw Stock Exchanges, multiplied by the quantity of the marketable financial instrument issued as of that date. The fair value of non-traded liabilities at fixed interest rate is determined according to the present value of future cash flows, discounted at a rate which reflects, in the estimation of the Group, the level of risk embedded in the financial instrument. The fair value of liabilities which carried variable interest rate is approximate to those presented in the balance sheet.

(3)	The following table presents the book value and fair value of the Group's financial assets (liabilities), which are presented in the financial statements at other than their fair value:

		December 31
		2 0 1 4		2 0 1 3
		Book Value	Fair Value	Book Value	Fair Value
	Level	(In thousands NIS)
Long- term loans at fixed interest rate	Level 3	(322,675)	(322,675)	(295,764)	(295,764)
Notes	Level 1	(1,341,535)	(1,217,671)	(2,363,215)	(721,431)
		(1,664,210)	(1,540,346)	(2,658,979)	(1,017,195)

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 -     FINANCIAL INSTRUMENTS (CONT.)

D.	Fair value of financial instruments (Cont.):

(4)	Fair value levels

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable:

•	Level 1: fair value measurements derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

•
Level 2: fair value measurements derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

•	Level 3: fair value measurements derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial assets at fair value through profit or loss:

	December 31, 2013
	Level 1	Level 2	Level 3	Total
	(In thousands NIS)

Marketable securities	13,973	-	-	13,973
AFS financial assets	34,375	-	-	34,375
Option measured at FVTPL	-	-	15,480	15,480
	48,348	-	15,480	63,828

Financial liabilities at fair value through profit or loss

	December 31, 2013
	Level 1	Level 2	Level 3 (i)	Total
	(In thousands NIS)

PC's Notes	453,166	-	-	453,166
The Company's Notes	47,674	-	-	47,674
Swap transactions	-	13,668	-	13,668
	500,840	13,668	-	514,508

ELBIT IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 25 -     SUBSEQUENT EVENTS

A.	Koregaon park shopping center in Pune, India

As described in note 13(ii), a total amount of INR 300 million (NIS 18 million) were collected in respect of the selling of the shopping centre. Additional INR 100 million (NIS 6 million) of advances were collected in the first quarter of 2015.

In respect of one of the advances provided in 2013 and 2014 in the amount of INR 200 million (NIS 12 million), PC has reached a settlement in February 2015 with the potential buyer to settle the liability, in view of the cancellation of the signed pre-agreements, to refund the potential buyer with INR 150 (NIS 9 million) of advances received.  PC will record a gain of INR 50 million (NIS 3 million) as a result of this settlement.

PC has also signed preliminary non-binding agreements with another Indian based developer for the selling of the shopping centre, and collected an additional INR 200 million (NIS 12.2 million) of advances in 2014 and 2015.  The agreement is still subjected to several conditions to be met, and the PC cannot estimate, as of the date of signing on these reports, when it will be able to conclude the selling transaction.

B.	Call option strategy activity in 2015

In the course of the first quarter of 2015, PC wrote call option on an amount of EUR 15 million (NIS 71 million) and rolled over other call option on an amount of EUR 25 million (NIS 118 million), to a strike exchange rate range of between 4.30 and 4.38 NIS per EUR, and collected EUR 1.0 million in cash.

C.	Movements in NIS/Euro rate

Subsequent to Dec 31 2014 and through the approval date of these financial statements, the NIS appraised against the EUR by 9 % resulting in an increase of the NIS denominated notes liability and an increase in financial expenses in an amount of approximately NIS 65 million. Additionally the foreign currency translation reserve is expected to decrease by approximately NIS 51 million.

D.	A demand for immediate repayment from a financing bank in Poland

On March 5, 2015, PC and its subsidiary (“Zgorzelec”) received a demand for an immediate  repayment from the financing bank of the Zgorzelec active shopping centre , for an amount of EUR 22.4 million (NIS 106 million) (principal and interest in respect to a  non-recourse loan provided by the financing bank).  PC continues its negotiations with the bank.